AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2005
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     Aames Capital Corporation                                      Aames Capital Acceptance Corporation
------------------------------------------------------------------        ----------------------------------------------------------
       (Exact Name Of Registrant As Specified In Its Charter)              (Exact Name Of Registrant As Specified In Its Charter)
            California                   95-4438859                                Delaware                         95-4619902
--------------------------    ------------------------------------        ----------------------------------------------------------
 (State Of Incorporation)              (I.R.S. Employer                     (State Of Incorporation)              (I.R.S. Employer
                                      Identification No.)                                                       Identification No.)
                                                           -----------------

                       350 South Grand Avenue                                              350 South Grand Avenue
                   Los Angeles, California 90071                                        Los Angeles, California 90071
                            323/210-5000                                                        323/210-5270
        (Address, Including Zip Code, And Telephone Number,                  (Address, Including Zip Code, And Telephone Number,
           Including Area Code, Of Registrant's Principal                      Including Area Code, Of Registrant's Principal
                         Executive Offices)                                                  Executive Offices)

                John F. Madden, Jr., Esq.                                               John F. Madden, Jr., Esq.
                Aames Capital Corporation                                         Aames Capital Acceptance Corporation
           350 South Grand Avenue, 43rd Floor                                      350 South Grand Avenue, 43rd Floor
             Los Angeles, California 90071                                           Los Angeles,California 90071
                    323/210-5000                                                            323/210-5000
 (Name, Address, Including Zip Code, And Telephone                            (Name, Address, Including Zip Code, And Telephone
 Number, Including Area Code, Of Agent For Service)                           Number, Including Area Code, Of Agent For Service)

                                                           -----------------
                                                                Copy to:
                                                          Evan M. Drutman, Esq.
                                                          Greenberg Traurig, LLP
                                                             MetLife Building
                                                              200 Park Avenue
                                                          New York, New York 10166

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



                                                              PROPOSED MAXIMUM
        TITLE OF SECURITIES TO BE         AMOUNT TO BE        AGGREGATE OFFERING         PROPOSED MAXIMUM            AMOUNT OF
               REGISTERED                  REGISTERED         PRICE PER UNIT (1)    AGGREGATE OFFERING PRICE   REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Asset-Backed Certificates and Asset-       $1,000,000                  100%                   $1,000,000                $117.70
Backed Notes
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee

(2) Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of a series of Mortgage Pass-Through Certificates and Mortgage Backed Notes by various Aames Mortgage Investment Trusts created from time to time by Aames Capital Corporation or Aames Capital Acceptance Corporation and
(ii) two forms of Prospectus Supplement relating to the offering by an Aames Mortgage Investment Trust of the particular series of Mortgage Pass-Through Certificates or of Mortgage Backed Notes described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which, among others, may be used by Aames Capital Corporation or Aames Capital Acceptance Corporation to offer Mortgage Pass-Through Certificates and/or Mortgage Backed Notes under this Registration Statement.



                                                         SUBJECT TO COMPLETION
                                                       DATED SEPTEMBER 30, 2005

PROSPECTUS SUPPLEMENT
(To Prospectus dated [Month] [Day], 20___)

                                                   $[________________] (APPROXIMATE)

                                             [Aames Investment Corporation--Logo Omitted]

                                               AAMES MORTGAGE INVESTMENT TRUST 20___-__
                                                         Mortgage Backed Notes
                                                     Aames Investment Corporation
                                                                SELLER
                                                           [Master Servicer]
                                                            MASTER SERVICER
                                                 Aames Capital Acceptance Corporation
                                                               DEPOSITOR
                                             --------------------------------------------

 -----------------------------------------       The issuer is offering the
|CONSIDER CAREFULLY THE RISK FACTORS      |      following classes of notes
|BEGINNING ON PAGE S-__ OF THIS           |      pursuant to this prospectus
|PROSPECTUS SUPPLEMENT AND ON PAGE __ IN  |      supplement and the accompanying
|THE PROSPECTUS.                          |      prospectus:
|                                         |  -------------------------------------------------------------------------------------
|The notes represent obligations of the   | |                    CLASS                                    CLASS                   |
|trust only and do not represent an       | |                  PRINCIPAL    INTEREST                    PRINCIPAL      INTEREST   |
|interest in or obligation of Aames       | |     CLASS        AMOUNT(1)  RATE(2)(3)(4)     CLASS       AMOUNT(1)    RATE(2)(3)(4)|
|Capital Acceptance Corp., Aames Invest-  | |-------------- ------------- ------------- -------------- ------------- -------------|
|ment Corporation,[_________________],    | |   Class 1A1    $[_________]   Variable      Class M6      $[_________]   Variable   |
|or any of their affiliates.              | |-------------- ------------- ------------- -------------- ------------- -------------|
|                                         | |   Class 1A2    $[_________]   Variable      Class M7      $[_________]   Variable   |
|This prospectus supplement may be used   | |-------------- ------------- ------------- -------------- ------------- -------------|
|to offer and sell the notes only if      | |   Class 1A3    $[_________]   Variable      Class M8      $[_________]   Variable   |
|accompanied by the prospectus            | |-------------- ------------- ------------- -------------- ------------- -------------|
 -----------------------------------------  |   Class 2A1    $[_________]   Variable      Class M9      $[_________]   Variable   |
                                            |-------------- ------------- ------------- -------------- ------------- -------------|
                                            |   Class M1     $[_________]   Variable      Class B1      $[_________]   Variable   |
                                            |-------------- ------------- ------------- -------------- ------------- -------------|
                                            |   Class M2     $[_________]   Variable      Class B2      $[_________]   Variable   |
                                            |-------------- ------------- ------------- -------------- ------------- -------------|
                                            |   Class M3     $[_________]   Variable      Class B3      $[_________]   Variable   |
                                            |-------------- ------------- ------------- -------------- ------------- -------------|
                                            |   Class M4     $[_________]   Variable      Class B4      $[_________]   Variable   |
                                            |-------------- ------------- ------------- -------------- ------------- -------------|
                                            |   Class M5     $[_________]   Variable                                              |
                                             -------------------------------------------------------------------------------------

                                        (1)  These amounts are approximate, as described in this prospectus supplement.

                                        (2)  The interest rates on these classes of notes are variable, as described under "Summary of Terms -- The Offered Notes -- Payments on the Notes --
                                             Interest Payments" in this prospectus supplement.

                                        (3)  Subject to the applicable net funds cap and a fixed rate cap, as described in this prospectus supplement.

                                        (4)  Subject to a stepped up interest rate if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation, as described in this prospectus supplement.

THE TRUST -

     o The assets of the trust will primarily consist of two pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

CREDIT ENHANCEMENT-

     o   excess interest and overcollateralization

     o   limited cross-collateralization

     o subordination of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER] and [UNDERWRITER] as underwriters, will offer the notes listed above at varying prices to be determined at the time of sale.

The underwriters will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about [Month] [Day], 20___.

                                  Underwriters:
[UNDERWRITER]                                                 [UNDERWRITER]
(CO-LEAD MANAGER)                                           (CO-LEAD MANAGER)
                                  Co-Managers:

[UNDERWRITER]                                              [UNDERWRITER]
   [UNDERWRITER]                                              [UNDERWRITER]
      [UNDERWRITER]                                               [UNDERWRITER]

         The date of this prospectus supplement is [Month] [Day], 20___

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

      IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                ---------------

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                ---------------

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT


Summary of Terms...........................S-1                  Collection of Taxes, Assessments and
    Parties................................S-1                           Similar Items.....................S-56
The Offered Notes..........................S-2                      Insurance Coverage.....................S-56
    The Mortgage Loans.....................S-5                      Evidence as to Compliance..............S-56
    Financing..............................S-6                  Master Servicer Default; Servicer Default..S-57
    Tax Status.............................S-6                      Master Servicer Resignation;
    ERISA Considerations...................S-7                          Servicer Resignation...............S-57
    Legal Investment Considerations........S-7                      Pledge of Servicing Rights.............S-58
    Ratings of the Notes...................S-7                  The Mortgage Loan Purchase Agreement
Risk Factors...............................S-8                           and the Transfer and Servicing
Description of the Notes...................S-21                          Agreement.........................S-58
    General................................S-21                     General................................S-58
    Book-Entry Registration................S-22                     Assignment of Mortgage Loans...........S-58
    Payments of Interest...................S-26                     Representations and Warranties.........S-58
    Determination of LIBOR.................S-33                     Administration.........................S-59
    Payments of Principal..................S-33                     Amendment..............................S-59
    Credit Enhancement.....................S-39                     Voting Rights..........................S-60
    Maturity Date..........................S-41                 The Trust Agreement and the Indenture......S-60
    Optional Purchase of the Mortgage LoansS-42                     General................................S-60
    The Ownership Certificate..............S-42                     The Trust..............................S-60
    Trust Administrator....................S-42                     The Owner Trustee......................S-60
Description of the Mortgage Pools..........S-42                     The Indenture Trustee..................S-61
    General................................S-43                     Certain Matters Under The Agreements...S-61
    Adjustable Rate Mortgage Loans.........S-44                     Amendment..............................S-62
    The Index..............................S-45                 Yield, Prepayment and Weighted Average
    The Mortgage Loans.....................S-45                          Life..............................S-62
    Pool 1 Mortgage Loans..................S-45                     General................................S-63
    Pool 2 Mortgage Loans..................S-46                     Overcollateralization..................S-65
Additional Information.....................S-47                     Subordination of the Subordinate Notes.S-65
The Seller and the Underwriting Guidelines.S-47                     Weighted Average Life..................S-65
    The Seller.............................S-47                 Material Federal Income Tax Considerations.S-79
    Underwriting Guidelines................S-47                     Tax Classification of the Trust and of
    Events Related to Prior SecuritizationsS-50                         the Notes..........................S-79
The Master Servicer........................S-50                     Tax Consequences to Holders of
The Servicer...............................S-51                          the Notes.........................S-79
    The Servicer...........................S-51                     State and Local Income Tax
    Collections, Delinquencies                                           Considerations....................S-80
         and Foreclosure ....... ..........S-51                 Legal Investment Considerations............S-80
    Mortgage Loan Delinquency and                               ERISA Considerations.......................S-81
         Foreclosure Experience............S-52                     General................................S-81
Servicing of the Mortgage Loans............S-53                     Purchases of the Notes.................S-81
    General................................S-53                 Use of Proceeds............................S-82
    Servicing Compensation and Payment                          Underwriting...............................S-83
         of Expenses.......................S-54                 Legal Matters..............................S-84
    Prepayment Interest Shortfalls.........S-55                 Ratings....................................S-84
    Advances...............................S-55                 Index of Principal Terms...................S-86
    Collection Procedures..................S-56
    Optional Purchase of Defaulted Loans...S-56                 Annex A -- Global Clearance, Settlement
                                                                        and Tax Documentation Procedures ..S-A-1
                                                                Annex B -- Certain Characteristics of
                                                                         the Mortgage Loans ...............S-B-1

                                   PROSPECTUS

                                                                                                               PAGE
Incorporation of Certain Documents by Reference ..................................................................
Risk Factors......................................................................................................
Use Of Proceeds...................................................................................................
Aames Capital Acceptance Corporation..............................................................................
Aames Capital Corporation.........................................................................................
The Originators...................................................................................................
Description of the Securities.....................................................................................
Reports to Securityholders........................................................................................
Credit Enhancement................................................................................................
The Agreements....................................................................................................
Certain Legal Aspects Of the Mortgage Loansand Related Matters....................................................
Use Of Proceeds...................................................................................................
Federal Income Tax Consequences...................................................................................
State and Local Tax Considerations................................................................................
ERISA Considerations..............................................................................................
Legal Investment Matters..........................................................................................
Plan of Distribution..............................................................................................
Legal Matters.....................................................................................................

                                SUMMARY OF TERMS

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [CUT-OFF DATE] unless we specify otherwise. We explain in this prospectus supplement under "Description of the Notes--Payments of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this summary of terms or in the risk factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.



PARTIES                                           TRUST ADMINISTRATOR
SELLER AND ORIGINATOR                             [TRUST ADMINISTRATOR] will perform
                                                  certain administrative functions on
Aames Investment Corporation originated,          behalf of the owner trustee and the
through its subsidiaries, the mortgage            trust under the trust agreement,
loans and will sell the mortgage loans            indenture and the transfer and servicing
to the depositor.                                 agreement.

DEPOSITOR                                         MASTER SERVICER

Aames Capital Acceptance Corp., will              [MASTER SERVICER] will oversee the
sell the mortgage loans to the trust.             servicing of the mortgage loans by the
                                                  servicer.
ISSUER
                                                  SERVICER
Aames Mortgage Investment Trust
20___-__, a Delaware statutory trust.             Aames Capital Corporation will service
                                                  the mortgage loans included in the
OWNER TRUSTEE                                     trust.

[OWNER TRUSTEE] will act as owner                 CAP COUNTERPARTY
trustee of the trust.
                                                  The trust will enter into [three]
INDENTURE TRUSTEE                                 interest rate cap agreements with [YIELD
                                                  MAINTENANCE PROVIDER] to protect against
[INDENTURE TRUSTEE]. The notes will be            certain interest rate risk on the senior
issued, and the mortgage loans will be            notes and on the subordinate notes,
pledged to the indenture trustee as               respectively.
collateral for the notes, under an
indenture.

                                THE OFFERED NOTES

CLASSES OF NOTES

The Aames Mortgage Investment Trust 20___-__ Mortgage Backed Notes consist of the classes of notes listed in the table below.


                                          SUMMARY INTEREST RATE       SUMMARY INTEREST RATE
                 CLASS       INITIAL      FORMULA (UNTIL INITIAL      FORMULA (AFTER INITIAL
               PRINCIPAL     INTEREST      OPTIONAL TERMINATION        OPTIONAL TERMINATION
  CLASS        AMOUNT(1)      RATE(2)            DATE)(3)                    DATE)(5)             CUSIP NUMBER
----------- ------------     --------      --------------------       ----------------------    --------------
1A1........ $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
1A2........ $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
1A3........ $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
2A1........ $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M1......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M2......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M3......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M4......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M5......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M6......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M7......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M8......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
M9......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
B1......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
B2......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
B3......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]
B4......... $[_________]     [___]%        LIBOR plus [___]%(4)        LIBOR plus [___]%(4)     126673     [__]

-----------

(1) These amounts are approximate, as described in this prospectus supplement.

(2) Reflects the interest rate as of the closing date.

(3) Reflects the interest rate formula up to and including the earliest possible payment date on which Aames Investment Acceptance Corporation has the option to purchase the mortgage loans as described under "Description of the Notes--Optional Purchase of the Mortgage Loans."

(4) The interest rates of each class of notes is subject to a cap equal to the lesser of (a) one-month LIBOR plus the specified margin, (b) the applicable net funds cap and (c) a fixed rate cap of [___]% per annum, as described under "--The Offered Notes--Payments on the Notes--Interest Payments."

(5) Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation at the earliest possible payment date as described under "Description of the Notes--Optional Purchase of the Mortgage Loans."


      The notes offered by this                 of the trust have been paid on the
prospectus supplement will be issued in         related payment date.
book-entry form.
                                                      The ownership certificate is not
      See "Description of the                   offered by this prospectus supplement.
Notes--General" in this prospectus              The notes will have an approximate total
supplement for the minimum denominations        initial principal amount of
and the incremental denominations of            $[___________]. Any difference between
each class of notes.                            the total principal amount of the notes
                                                on the date they are issued and the
      The notes represent obligations of        approximate total principal amount of
the trust and will be secured by                the notes as reflected in this
collateral consisting primarily of              prospectus supplement will not exceed
conventional, first lien, adjustable            5%.
rate, fully amortizing residential
mortgage loans having a total principal         PAYMENTS ON THE NOTES
balance as of the cut-off date, which is
[Month] [Day], 20___, of approximately                Principal and interest on the
$[___________]. The mortgage loans to be        notes will be paid on the 25th day of
included in the trust will be divided           each month, beginning in [Month] [Day],
into two mortgage pools: "pool 1" and           20___, . However, if the 25th day is not
"pool 2." Pool 1 will consist of                a business day, payments will be made on
mortgage loans with original principal          the next business day after the 25th day
balances which may be less than, equal          of the month.
to, or in excess of the applicable
Freddie Mac maximum original loan amount        Interest Payments
limitations for one- to four-family
residential mortgaged properties. Pool 2              Interest will accrue on each class
will consist of those mortgage loans in         of notes at an annual rate equal to the
the trust with original principal               lesser of (1) the applicable annual rate
balances which do not exceed those loan         as described in the table on page
amount limitations.                             S-[___] (2) the applicable net funds cap
                                                and (3) a fixed rate cap of [___]%
      Payments of principal and interest        annually.
on the Class 1A1, 1A2 and 1A3 Notes will
be based primarily on collections from                If the option to purchase the
the pool 1 mortgage loans. Payments of          mortgage loans is not exercised by Aames
principal and interest on the Class 2A1         Investment Acceptance Corporation on the
Notes will be based primarily on                initial optional termination date as
collections from the pool 2 mortgage            described under "--The Mortgage
loans. Payments of principal and                Loans--Optional Purchase of Mortgage
interest on the Class M1, M2, M3, M4,           Loans" below, then with respect to the
M5, M6, M7, M8, M9, B1, B2, B3 and B4           next payment date and each payment date
Notes will be based on collections from         thereafter, the annual rate described in
both mortgage pools as described in this        clause (1) of the interest rate formula
prospectus supplement.                          set forth above will be increased for
                                                each class of notes to the applicable
      The rights of holders of the Class        annual rate as described in the table on
M1, M2, M3, M4, M5, M6, M7, M8, M9, B1,         page S-[___], subject in each case to
B2, B3 and B4 Notes to receive payments         the lesser of the applicable net funds
of principal and interest will be               cap and the fixed rate cap of [___]%
subordinate to the rights of the holders        annually.
of notes having a senior priority of
payment, as described in this Summary of              See "--The Mortgage
Terms under "--Enhancement of Likelihood        Loans--Optional Purchase of Mortgage
of Payment on the Notes--Subordination          Loans" below.
of Payments" below. We refer to the
Class M1, M2, M3, M4, M5, M6, M7, M8,                 The net funds cap for the Class
M9, B1, B2, B3 and B4 Notes collectively        1A1, Class 1A2 and Class 1A3 Notes is a
as "subordinate" notes, and we refer to         limitation generally based on the net
the Class 1A1, 1A2, 1A3 and 2A1 Notes as        mortgage rates on the mortgage loans in
"senior" notes.                                 pool 1, adjusted to reflect the accrual
                                                of interest on an actual/360 basis. The
      The trust will also issue an              net funds cap for the Class 2A1 Notes is
ownership certificate which will not be         a limitation generally based on the net
entitled to monthly payments of                 mortgage rates on the mortgage loans in
principal or interest, but rather solely        pool 2, adjusted to reflect the accrual
to any monthly excess cashflow remaining        of interest on an actual/360 basis. The
after all payments on the notes have            net funds cap for the subordinate notes
been made and certain fees and expenses         is a limitation generally based on the
                                                net mortgage rates of the mortgage loans
                                                in pool


                                      S-3

1 and pool 2, weighted on the basis of          shortfalls experienced by the
the excess of the principal balance of          subordinate notes during the 28-month
the mortgage loans in pool 1 and pool 2         period it is in effect.
over the principal balances of the group
1 and the group 2 notes, respectively,                See "Description of the
and adjusted to reflect the accrual of          Notes--Payments of Interest--The Cap
interest on an actual/360 basis.                Agreements" in this prospectus
                                                supplement.
      For a complete description of the
net funds caps and the priority of              Principal Payments
payment of interest, see "Description of
the Notes--Payments of Interest" in this              The amount of principal payable on
prospectus supplement.                          the notes will be determined by (1)
                                                formulas that allocate portions of
The Interest Rate Cap Agreements                principal payments received on the
                                                mortgage loans among the different note
      The trust will enter into [three]         classes, (2) principal collections on
interest rate cap agreements with               the mortgage loans that are available to
[_________________] as cap counterparty.        make principal payments on the notes and
Under the group 1 cap agreement, the cap        (3) the application of excess interest
counterparty will be required to make           from the mortgage loans to pay principal
monthly payments to the trust in respect        on the notes. Funds received on the
of the Class 1A1, Class 1A2 and Class           mortgage loans may consist of (1)
1A3 Notes from [Month] 20___, through           expected monthly scheduled payments or
[Month] 20___, if one-month LIBOR for           (2) unexpected payments resulting from
the related payment date moves above a          prepayments or defaults by borrowers,
specified rate, subject to a maximum            liquidation of defaulted mortgage loans,
rate of payment. The group 1 cap                or repurchases of mortgage loans under
agreement will provide only temporary,          the circumstances described in this
limited protection against upward               prospectus supplement.
movements in one-month LIBOR, and, to
the extent described in this prospectus               The manner of allocating payments
supplement, any proceeds received under         of principal on the mortgage loans on
the group 1 cap agreement will be               any payment date will differ, as
available to cover any basis risk               described in this prospectus supplement,
shortfalls experienced by the Class 1A1,        depending upon whether that payment date
Class 1A2 and Class 1A3 Notes during the        occurs before the payment date in
29-month period it is in effect. Under          [Month] 20___, or on or after that date,
the group 2 cap agreement, the cap              and depending upon whether the
counterparty will be required to make           delinquency and loss experience of the
monthly payments to the trust in respect        mortgage loans is worse than certain
of the Class 2A1 Notes from [Month]             levels set by the rating agencies.
20___, through [Month] 20___, if
one-month LIBOR for the related payment               See "Description of the
date moves above a specified rate,              Notes--Payments of Principal" in this
subject to a maximum rate of payment.           prospectus supplement.
The group 2 cap agreement will provide
only temporary, limited protection              LIMITED RECOURSE
against upward movements in one-month
LIBOR, and, to the extent described in                The only source of cash available
this prospectus supplement, any proceeds        to make interest and principal payments
received under the group 2 cap agreement        on the notes will be the assets of the
will be available to cover any basis            trust pledged to secure the notes. The
risk shortfalls experienced by the Class        trust will have no source of cash other
2A1 Notes during the 29-month period it         than collections and recoveries of the
is in effect. Under the subordinate cap         mortgage loans through insurance or
agreement, the cap counterparty will be         otherwise and payments received under
required to make monthly payments to the        the interest rate cap agreements
trust in respect of the subordinate             described below. No other entity will be
notes from [Month] 20___, through               required or expected to make any
[Month] 20___, if one-month LIBOR for           payments on the notes.
the related payment date moves above a
specified rate, subject to a maximum
rate of payment. The subordinate cap
agreement will provide only temporary,
limited protection against upward
movements in one-month LIBOR, and, to
the extent described in this prospectus
supplement, any proceeds received under
the subordinate cap agreement will be
available to cover any basis risk


                                      S-4


ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON               See "Risk Factors--Potential
THE NOTES                                       Inadequacy of Credit Enhancement" and
                                                "Description of the Notes--Credit
      The payment structure of this             Enhancement--Excess Interest" in this
securitization includes excess interest,        prospectus supplement.
overcollateralization, subordination and
limited cross-collateralization features        Overcollateralization
to enhance the likelihood that holders
of more senior classes of notes will                  On the closing date, the total
receive regular payments of interest and        principal balance of the mortgage loans
principal. Each class of notes with a B         is expected to exceed the total
in its class designation is more likely         principal amount of the notes by
to experience losses than (1) the other         approximately $[___________], which
classes of notes with a B in their              represents approximately [___]% of the
designations, if any, that have a lower         total principal balance of the mortgage
number in their designations, (2) the           loans as of the cut-off date. This
classes of notes with an M in their             condition is referred to in this
designations and (3) the senior notes.          prospectus supplement as
Each class of notes with an M in its            "overcollateralization." Thereafter, to
class designation is more likely to             the extent described in this prospectus
experience losses than (1) the other            supplement, a portion of excess interest
classes of notes with a M in their              may be applied to pay principal on the
designations, if any, that have a lower         notes to the extent needed to increase
number in their designations and (2) the        and maintain the required level of
senior notes.                                   overcollateralization. We cannot,
                                                however, assure you that sufficient
      See "Risk Factors--Potential              interest will be generated by the
Inadequacy of Credit Enhancement" and           mortgage loans to increase or maintain
"Description of the Notes--Credit               any particular level of
Enhancement" in this prospectus                 overcollateralization.
supplement for a more detailed
description of the excess interest,                   See "Risk Factors--Potential
overcollateralization and subordination         Inadequacy of Credit Enhancement" and
features.                                       "Description of the Notes--Credit
                                                Enhancement--Overcollateralization" in
Subordination of Payments                       this prospectus supplement.

      The senior notes will have a              Limited Cross-Collateralization
payment priority as a group over other
notes. Each class of notes with an M in               Under certain limited
its designation will have a payment             circumstances, principal payments on the
priority over (1) the other classes of          mortgage loans in one pool may be paid
notes with an M in their designations,          as principal to holders of the senior
if any, that have a higher number in            notes corresponding to the other pool.
their designations and (2) the classes
of notes with a B in their designations.              If the senior notes relating to
Each class of notes with a B in its             one pool have been retired, then
designation will have a payment priority        principal payments on the mortgage loans
over the other classes of notes with an         relating to the retired senior notes
B in their designations, if any, that           will be paid to the remaining senior
have a higher number in their                   notes of the other pool, if any, before
designations.                                   being paid to the Class M1, M2, M3, M4,
                                                M5, M6, M7, M8, M9, B1, B2, B3 and B4
      See "Description of the                   Notes.
Notes--Credit
Enhancement--Subordination" in this                   See "Description of the
prospectus supplement.                          Notes--Payments of Principal" in this
                                                prospectus supplement.
Excess Interest
                                                THE MORTGAGE LOANS
      The mortgage loans will bear
interest each month that, in the                GENERAL
aggregate, is expected to exceed the
amount needed to pay monthly interest on              On the closing date, which is
the notes and certain fees and expenses         expected to be on or about [Month]
of the trust. This "excess interest"            [Day], 20___, the assets of the trust
received from the mortgage loans each           will consist primarily of two pools of
month will be available to absorb               approximately
realized losses on the mortgage loans
and to maintain overcollateralization at
required levels.


                                      S-5


[_______] conventional, first lien,             balance of the mortgage loans (plus
adjustable rate, fully amortizing               accrued interest thereon to the date of
residential mortgage loans with a total         purchase), plus certain expenses of the
principal balance as of the cut-off date        trust.
of approximately $[___________]. The
mortgage loans will be secured by                     If the mortgage loans are
mortgages, deeds of trust, or other             purchased, the trust administrator will
security instruments, all of which are          apply the net proceeds to the mandatory
referred to in this prospectus                  redemption of the notes.
supplement as mortgages.
                                                      If Aames Investment Acceptance
      Substantially all of the mortgage         Corporation's option to purchase the
loans have original terms to maturity of        mortgage loans is not exercised on the
[___] years.                                    earliest possible payment date as
                                                described above, then, beginning with
      The mortgage loans were generally         the accrual period relating to the next
originated or acquired pursuant to              succeeding payment date and thereafter,
underwriting guidelines that are less           the interest rates of the notes will be
strict than Fannie Mae or Freddie Mac           increased as described in this
guidelines. As a result, the mortgage           prospectus supplement.
loans are likely to experience higher
rates of delinquency, foreclosure and                 See "Description of the
bankruptcy than mortgage loans                  Notes--Optional Purchase of the Mortgage
underwritten in accordance with higher          Loans" in this prospectus supplement for
standards.                                      a description of the purchase price to
                                                be paid for the mortgage loans upon an
      The mortgage loans will not be            optional purchase. See "--The Offered
insured or guaranteed by any government         Notes--Payments on the Notes--Interest
agency.                                         Payments" in this prospectus supplement
                                                for a description of the increased
      None of the mortgage loans will be        interest rates to be paid on the notes
"high cost" loans under applicable              after the initial optional termination
federal, state or local anti-predatory          date.
or anti-abusive lending laws.
                                                FINANCING
      Servicing of the Mortgage Loans
                                                      Affiliates of certain of the
      The mortgage loans will be master         underwriters have provided financing for
serviced by [MASTER SERVICER]. The              some of the mortgage loans. The seller
master servicer will oversee the                will use a portion of the proceeds of
servicing of the mortgage loans by Aames        the sale of the mortgage loans to the
Capital Corporation, the servicer.              depositor to repay the financing.

      See "The Master Servicer," "The           TAX STATUS
Servicer" and "Servicing of the Mortgage
Loans" in this prospectus supplement.                 For federal income tax purposes
                                                the notes will be characterized as debt
OPTIONAL PURCHASE OF THE MORTGAGE LOANS         to the extent they are issued to parties
                                                unrelated to the owner of the ownership
      Aames Investment Acceptance               certificate. Each noteholder that is
Corporation, an affiliate of the seller         unrelated to the owner of the ownership
and the servicer, may purchase the              certificate, by its acceptance of a
mortgage loans on any payment date              note, will agree to treat the notes as
following the month in which the total          debt.
principal balance of the mortgage loans
declines to less than 20% of their                    The trust will be classified as a
initial total principal balance. If             taxable mortgage pool. The trust will
Aames Investment Acceptance Corporation         not, however, be subject to federal
does not exercise its option to purchase        income tax as a corporation as long as
the notes, then the servicer may                the ownership certificate is owned
purchase the mortgage loans on any              exclusively by a "real estate investment
payment date following the month in             trust" or by a "qualified REIT
which the total principal balance of the        subsidiary." The seller represents that
mortgage loans declines to less than 10%        it qualifies as a "real estate
of their initial total principal                investment trust" and that it will own
balance.                                        the ownership certificate directly, or
                                                indirectly through a "qualified REIT
      The purchase price paid for the           subsidiary." Moreover, the trust
mortgage loans will be equal to the             agreement sets forth restrictions on the
total outstanding principal                     transferability of the ownership
                                                certificate to ensure that it will only


                                       S-6


be held by a "real estate investment                                                            STANDARD
trust" or a "qualified REIT subsidiary."                                             MOODY'S    & POOR'S
                                                CLASS                                RATING      RATING
                                                -----                                -------    --------
      See "Risk Factors--Trust Could            1A1............................         Aaa        AAA
Become a Taxable Entity" in this                1A2............................         Aaa        AAA
prospectus supplement and "Material             1A3............................         Aaa        AAA
Federal Income Tax Considerations" in           2A1............................         Aaa        AAA
this prospectus supplement and in the           M1.............................         Aa1        AA+
accompanying prospectus for additional          M2.............................         Aa2        AA+
information concerning the application          M3.............................         Aa3         AA
of federal income tax laws to the notes.        M4.............................         A1          AA
                                                M5.............................         A2          AA
ERISA CONSIDERATIONS                            M6.............................         N/R        AA-
                                                M7.............................        Baa1         A+
      Under current law, in general, the        M8.............................        Baa2         A
notes will be eligible for purchase by          M9.............................        Baa3         A-
an employee benefit plan or other               B1.............................         Ba1        BBB+
retirement arrangement subject to the           B2.............................         N/R        BBB+
Employee Retirement Income Security Act         B3.............................         N/R        BBB
of 1974, as amended and/or the Internal         B4.............................         N/R        BBB-
Revenue Code of 1986, as amended. You
should consult with your counsel with           o    These ratings are not
respect to the legal consequences of            recommendations to buy, sell or hold
such plan's or arrangement's acquisition        these notes. A rating may be changed or
and ownership of the notes.                     withdrawn at any time by the assigning
                                                rating agency.
      See "ERISA Considerations" in this
prospectus supplement and in the                o    The ratings do not address the
accompanying prospectus for a more              possibility that, as a result of
complete discussion of these issues.            principal prepayments, the yield on your
                                                notes may be lower than anticipated.
LEGAL INVESTMENT CONSIDERATIONS
                                                o    The ratings do not address the
      Generally, the notes offered by           payment of any basis risk shortfalls
this prospectus supplement (other than          with respect to the notes.
the Class M7, M8, M9, B1, B2, B3 and B4
Notes) will constitute "mortgage related        See "Ratings" in this prospectus
securities" for purposes of the                 supplement for a more complete
Secondary Mortgage Market Enhancement           discussion of the note ratings.
Act of 1984.

      There are other restrictions on
the ability of certain types of
investors to purchase the notes that
prospective investors should also
consider.

      See "Legal Investment
Considerations" in this prospectus
supplement.

RATINGS OF THE NOTES

      The notes offered by this
prospectus supplement will initially
have the following ratings from Moody's
Investors Service, Inc. and Standard and
Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc. The
designation "N/R" means that a rating
agency will not publicly rate the notes
of that class:

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.


MORTGAGE LOANS ORIGINATED ACCORDING              The mortgage loans, in general, were originated according to
   TO NON-AGENCY UNDERWRITING GUIDELINES MAY     underwriting guidelines that do not comply with Fannie Mae or
   HAVE HIGHER EXPECTED                          Freddie Mac guidelines. These types of mortgage loans are
   DELINQUENCIES...........................      sometimes referred to as "subprime," "non-prime,"
                                                 "non-conforming" or "Alt-A" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

                                                 Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the
                                                 propensity of these borrowers to extract equity during
                                                 refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency and bankruptcy more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.

                                                 A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

                                                 Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United
                                                 States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable rate mortgage loans.  See
                                                 "--Changes in U.S. Economic Conditions May Adversely Affect the
                                                 Performance of Mortgage Loans, Particularly Adjustable Rate Loans
                                                 of Various Types" for a discussion of risks related to economic conditions generally and adjustable rate mortgage loans.

                                                 See "Description of the Mortgage Pool--General" in this
                                                 prospectus supplement for a description of the characteristics of


                                      S-8


                                                 the mortgage loans in the mortgage pool and "The Seller and the
                                                 Underwriting Guidelines" for a general description of the
                                                 underwriting guidelines applied in originating the mortgage loans.

CHANGES IN U.S. ECONOMIC CONDITIONS              Approximately [_____]% of all of the mortgage loans and
   MAY ADVERSELY AFFECT THE PERFORMANCE          approximately [_____]% and [_____]% of the pool 1 and pool 2
   OF MORTGAGE LOANS, PARTICULARLY               mortgage loans, respectively, are adjustable rate mortgage loans,
   ADJUSTABLE RATE LOANS OF                      which present special default and prepayment risks. In addition,
   VARIOUS TYPES...........................      approximately [_____]% of the mortgage loans in the trust fund and approximately [_____]% and [_____]% of the pool 1 and pool 2 mortgage loans, respectively, are "interest-only" mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate.

                                                 Because the initial monthly mortgage loan payments on these types of loans can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan, many borrowers may have been able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they had used a level-pay, fixed rate mortgage loan.

                                                 These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the interest-only period.

                                                 The borrowers will likely be exposed to increased monthly
                                                 payments, subject to any periodic caps on rate adjustments, (1)
                                                 when the mortgage rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly or (3) in the case of interest-only mortgage loans, from the large
                                                 increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term.

                                                 When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, the originators may have determined the amount of loan that borrower can afford based on the borrower's initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage rate reset date, rather than based on the adjusted


                                      S-9


                                                 monthly payments as of future mortgage rate reset dates or the principal amortization date (in the case of interest-only
                                                 mortgage loans). The mortgage loan characteristics set forth in this prospectus supplement reflect the scheduled mortgage loan payments due or being made as of the cut-off date, and do not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and
                                                 defaults to changes in U.S. economic conditions.

                                                 In recent years, mortgage rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.
                                                 If mortgage rates rise, the borrowers will experience increased monthly payments on their loans and may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

                                                 In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only features will increase substantially when the interest-only period ends.

                                                 Any of these factors, or a combination of these factors, could cause defaults on the mortgage loans to increase substantially.

                                                 Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave the
                                                 borrowers with insufficient equity in their homes to permit them to refinance.

                                                 Interest-only mortgage loans have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how interest-only mortgage loans will perform in a declining housing market or under other negative macroeconomic conditions.

                                                 See "-- Mortgage Loans with Interest-Only Payments" for further discussion of mortgage loans with interest-only features.


MORTGAGE LOAN INTEREST RATES MAY LIMIT
   INTEREST RATES ON THE NOTES.............      The notes will accrue interest at interest rates based on the one-month LIBOR index plus a specified margin.  The applicable net funds cap, which for any class of notes is a limitation generally based on the net mortgage rates of the related mortgage loans, will limit the interest rates on the notes

                                                 All of the mortgage loans to be included in each pool will have interest rates that adjust based on a six-month LIBOR index, as

                                      S-10


                                                 described in "Description of the Mortgage Pools--The Index." The
                                                 mortgage loans in each pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and substantially all of the mortgage loans will have the first adjustment to their interest rates two, three or five years after their first payment dates.  If as a result of those factors, or due to delinquencies in payment, the interest rates are limited by the applicable net funds cap, the notes may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

                                                 The interest rates on the notes are also subject to a fixed rate cap.  The fixed rate cap limits the interest rate on those notes to a maximum per annum rate of [_____]%.  If the interest rate for a class of notes for a payment date is limited to the fixed rate cap, the market value of those notes may be temporarily or permanently reduced.

                                                 A variety of factors could limit the interest rates and adversely affect the yields to maturity on the notes.  Some of these factors are described below.

                                                  o    The interest rates on the notes adjust monthly based on
                                                       one-month LIBOR, while the interest rates on the mortgage
                                                       loans to be included in each pool adjust less frequently,
                                                       adjust based on a different index and do not adjust at all for a period of time.  Consequently, the limits on the
                                                       interest rates on the notes may prevent increases in these interest rates for extended periods in a rising interest
                                                       rate environment.

                                                  o    The interest rates on the adjustable rate mortgage loans
                                                       may respond to economic and market factors that differ from those that affect one-month LIBOR.  It is possible that the interest rates on the adjustable rate mortgage loans may
                                                       decline while the interest rates on the notes are stable or rising.  It is also possible that the interest rates on the mortgage loans and the interest rates on the notes may both decline or increase during the same period, but that the
                                                       interest rate on the notes may decline or increase more
                                                       slowly or rapidly.

                                                  o    To the extent that mortgage loans are delinquent in payment or subject to default or prepayment, the interest rates on the notes may be reduced as a result of the applicable net funds cap limitation described in this prospectus
                                                       supplement.

                                                  If the interest rates on the notes are limited for any payment date, the resulting basis risk shortfalls may be recovered by the holders of those notes on future payment dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund these shortfalls or payments are received under the applicable interest rate cap agreement to cover these shortfalls.

                                      S-11


                                                 See "Summary of Terms--The Offered Notes--Payments on the
                                                 Notes--Interest Payments," "Description of the Notes--Payments of
                                                 Interest" and "--Credit Enhancement--Overcollateralization" in this prospectus supplement.  For a general description of the interest rates of the mortgage loans, see "Description of the Mortgage
                                                 Pools" in this prospectus supplement..


POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT.
                                                 The notes are not insured by any financial guaranty insurance policy.  The excess interest, overcollateralization,
                                                 subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

                                            EXCESS INTEREST AND OVERCOLLATERALIZATION. In order to maintain overcollateralization, it will be necessary that the mortgage loans in each pool generate more interest than is needed to pay interest on the related notes as well as that pool's allocable portion of fees and expenses of the trust. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the net interest rates on the mortgage loans in each pool is expected to be higher than the weighted average of the interest rates on the related notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans and maintain overcollateralization.

                                            On the closing date, the total principal balance of the mortgage loans in the trust as of the cut-off date will exceed the total principal amount of the notes.
                                            This excess is referred to herein as "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                            o      Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                      S-12

                                            o      Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders.  Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

                                            o      Increases in LIBOR.  All of the mortgage loans have interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the notes.  As a result of an increase in one-month LIBOR, the interest rates on these notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on these notes, which will accordingly reduce the amount of excess interest.

                                            See "Description of the Notes--Credit Enhancement-- Overcollateralization" in this prospectus supplement.

                                            SUBORDINATION.  If applicable subordination is insufficient to absorb realized losses on the mortgage loans, then noteholders will likely incur losses and may never receive all of their principal or interest payments.  You should consider the following:

                                            o      if you buy a note with a B in its class designation and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the other classes of notes with a B in their designation, if any, that have a higher number in their designation than your note, your note will incur a principal deficiency; although the principal deficiency will not reduce the principal amount of your note, interest accrued on the amount of the principal deficiency and the portion of the note principal amount represented by the principal deficiency will not be repaid unless future amounts of excess interest are available to pay it; and

                                            o      if you buy a note with an M in its class designation and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the notes with a B in their class designation and the total principal amount of the notes with an M in their class designation, if any, that have a higher number in their designation than your note, your note will incur a principal deficiency; although the principal deficiency will not reduce the principal amount of your note, interest accrued on the amount of the principal deficiency and the portion of the note principal amount represented by the principal deficiency will not be repaid unless future amounts of excess interest are available to pay it; and

                                      S-13


                                            o      if you buy a senior note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the subordinate notes, holders of those senior notes may not recover their full investment.

                                            The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and this deferral will be allocated to the classes of subordinate notes in reverse order of priority. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization and to pay basis risk shortfalls to the notes. Investors should consider the risks associated with an investment in the subordinate notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

                                            See "Description of the Notes--Credit Enhancement--Subordination" in this prospectus supplement.

                                            LIMITED CROSS-COLLATERALIZATION. If you buy a senior note, your principal payments will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of notes. However, your notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from the other pool. That means that even if the rate of losses on mortgage loans in the pool that relates to your class of notes is low, losses in the other pool may reduce the loss protection for your notes.

MORTGAGE LOANS WITH INTEREST-ONLY
 PAYMENTS. .............................          Approximately [_____]% of all of the mortgage loans and
                                                 approximately [_____]% and [____]% of the mortgage loans to be included in pool 1 and pool 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the first five years following the origination of the mortgage loan.  Following this interest-only period, the monthly payment with respect  to each of these mortgage loans will be increased to an amount sufficient to amortize the
                                                 principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.  The presence of these mortgage loans in pool 1 and pool 2 will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the trust.  If you purchase such a note at a discount, you should consider that the extension of weighted average life could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date.  In addition, a borrower may view the absence of any obligation to make payment of principal during the initial period as a disincentive to prepayment.  If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

                                      S-14


SPECIAL DEFAULT RISK OF SECOND LIEN MORTGAGE     Approximately [_____]% of all of the mortgage loans, and
    LOANS..................................      approximately [_____]% and [_____]% of the pool 1 and pool 2 mortgage loans, respectively, are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the related first lien mortgage loans and may present special risks upon default.

UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS. .............................      The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If
                                                 prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                                 Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [_____]% of all of the mortgage loans, and approximately [_____]% and [_____]% of the mortgage loans to be included in pool 1 and pool 2, respectively, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from one year to three years after origination.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the
                                                 applicable period.

                                                 The mortgage loans are adjustable-rate mortgage loans,
                                                 substantially all of which have a fixed interest rate for the first two, three or five years after origination, which then convert to an adjustable interest rate.  This type of
                                                 adjustable-rate mortgage loan is commonly referred to as a hybrid
                                                 ARM mortgage loan.  The prepayment experience on adjustable-rate mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions for conversion to an adjustable mortgage interest rate, periodic rate caps and a minimum and maximum mortgage interest rate.  In particular, hybrid ARM mortgage loans may be subject to higher prepayment rates as the date on which they are scheduled to start accruing interest at an adjustable rate approaches.  As a hybrid ARM mortgage loan approaches its initial adjustment date, the
                                                 borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly higher than the mortgage interest rate before adjustment.

                                                 The timing of payments of principal on the notes may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, Aames Investment Corporation, as the seller of the mortgage loans to the depositor, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured.  These purchases will have the


                                      S-15


                                                 same effect on noteholders as prepayments in full of the affected mortgage loans.

                                                 A prepayment of a mortgage loan will usually result in a payment of principal on the notes:

                                                 If you purchase your notes at a discount and principal
                                                 is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                                 If you purchase your notes at a premium and principal is
                                                 repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                                 The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in the servicer's portfolios.

                                                 See "Yield, Prepayment and Weighted Average Life" in this
                                                 prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS;
    LIQUIDATION PROCEEDS MAY BE LESS THAN
    MORTGAGE LOAN BALANCE..................      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the amount of liquidation proceeds payable to noteholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is
                                                 insufficient to cover the loss.

MORTGAGE LOANS WITH HIGH ORIGINAL                Approximately [_____]% of all of the mortgage loans, and
   COMBINED LOAN-TO-VALUE RATIOS MAY             approximately [_____]% and [_____]% of the pool 1 and pool 2
    PRESENT A GREATER RISK OF LOSS........       mortgage loans, respectively, have original combined
                                                 loan-to-value ratios of greater than 80%. Mortgage loans with high combined loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original combined loan-to-value ratios.

GEOGRAPHIC CONCENTRATION OF MORTGAGE
 LOANS. ...................................      Approximately [_____]% and [_____]% of all of the mortgage loans are secured by properties located in California and Florida, respectively.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage

                                      S-16

                                                 loans were concentrated in those  states because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                            o        Weak economic conditions in California or Florida, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                            o        Declines in the residential real estate market in California or Florida may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

                                            o        Properties in California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as hurricanes, floods, wildfires, mudslides and other natural disasters.

                                            Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.  Properties in
                                            California may have been damaged by recent mudslides.

                                            Properties located in certain parts of the United States, particularly certain parts of Alabama, Louisiana and Mississippi, may have been damaged by Hurricane
                                            Katrina, which caused extensive damage in affected areas. Approximately [_____]%
                                            and [_____]% of the pool 1 and pool 2 mortgage loans, respectively, are secured by properties located in these states. Additionally, approximately [_____]% and
                                            [_____]% of the pool 1 and pool 2 mortgage loans, respectively, are secured by properties located in the Florida counties of Broward, Miami-Dade and Monroe, which have been designated as disaster areas by the Federal Emergency Management
                                            Agency. We do not know how many mortgaged properties have been affected by
                                            Hurricane Katrina, and no assurance can be given as to the effect of this storm on the rate of delinquencies and losses on any mortgage loans secured by mortgaged properties which were damaged by Hurricane Katrina. The seller will be obligated to repurchase any mortgage loan if the related property incurred material damage prior to the closing date and this damage had a material adverse affect on the interest of noteholders in the mortgage loan

                                            For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution table in Annex B of this prospectus supplement.

VIOLATION OF PREDATORY LENDING LAWS MAY
    RESULT IN LOSSES.......................      Various federal and state laws are designed to discourage
                                                 predatory lending practices.  The federal Home Ownership and
                                                 Equity Protection Act of 1994, commonly known as HOEPA,

                                      S-17

                                                 prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of these mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Under the anti-predatory lending laws of some states, the origination of a mortgage loan must satisfy a net tangible benefits test with respect to the related borrower. The test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied.

                                                 Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding these mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market including some securitization trusts.

                                            Aames Investment Corporation, as seller, will represent in the mortgage loan purchase agreement described in this prospectus supplement that the mortgage loans are not "high cost" loans within the meaning of HOEPA or any other applicable local, state or federal anti-predatory or anti-abusive lending laws.  However, if the trust should include high cost loans, it will have repurchase remedies against the seller.

                                            See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing
                                            Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

AAMES FINANCIAL CORPORATION IS SUBJECT TO
    CLASS ACTION LITIGATION AND INVESTIGATIONS
    BY GOVERNMENTAL AGENCIES, THE UNFAVORABLE
    OUTCOME OF WHICH COULD ADVERSELY AFFECT
    THE SELLER'S OR THE SERVICER'S BUSINESS .... On April 27, 2004, Aames Financial Corporation, a wholly-owned subsidiary of Aames Investment Corporation, and Aames Capital
                                                 Corporation's parent, received a civil investigative demand, or
                                                 CID, from the Federal Trade Commission, or FTC, that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices.
                                                 The CID was issued pursuant to an April 8, 2004 resolution of the
                                                 FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of certain consumer protection laws.  Aames
                                                 Financial Corporation has advised the Depositor that it has cooperated and intends to continue to cooperate fully with the
                                                 FTC in this investigation.  Because the investigation is at an early stage, the outcome of the investigation

                                      S-18

                                                 and its effect, if any, on Aames Investment Corporation, Aames Financial
                                                 Corporation and Aames Capital Corporation cannot be predicted.

                                            On September 7, 2004, Aames Financial Corporation received a Civil Investigative
                                            Demand and Notice to Proceed from the Office of the Attorney General of Iowa that, although not alleging any wrongdoing, sought documents and data relating to
                                            Aames Financial Corporation's business and lending practices in Iowa. Aames
                                            Financial Corporation has advised the Depositor that it has cooperated and intends to continue to cooperate fully with the Office of the Attorney General of
                                            Iowa in this investigation. Because the investigation is at an early stage, Aames
                                            Investment Corporation cannot predict the outcome of the investigation and its effect, if any on Aames Financial Corporation's business in Iowa or on Aames
                                            Investment Corporation or Aames Capital Corporation. Approximately [ ]% of the
                                            initial mortgage loans, by aggregate principal balance, are secured by mortgaged properties located in Iowa.

                                            In the ordinary course of business, Aames Investment Corporation and its subsidiaries are defendants in or parties to a variety of legal actions. Certain of such actions involve claims relating to their origination and collection efforts, alleged violations of employment laws, unfair trade practices, and other federal and state laws. In the opinion of Aames Investment Corporation, the resolution of any of these pending incidental matters is not expected to have a material adverse effect on Aames
                                            Investment Corporation's operations.

MILITARY ACTION AND TERRORIST ATTACKS......      The effects that military action by U.S.  forces in Iraq,
                                                 Afghanistan or other regions, terrorist attacks in the United
                                                 States or other incidents and related military action may have on the performance of the mortgage loans or on the values of
                                                 mortgaged properties cannot be determined at this time.
                                                 Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S.  military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws.  The amount of interest available for payment to the holders of the notes will be reduced by any reductions in the amount of collectible as a result of
                                                 application of the Servicemembers Civil Relief Act or similar state or local laws and none of the servicer, the master servicer or any other party will be required to fund any interest
                                                 shortfall caused by any reduction.

MORTGAGE LOANS ORIGINATED PURSUANT TO STATED
    INCOME DOCUMENTATION PROGRAMS MAY HAVE A
    GREATER RISK OF DEFAULT................      Approximately [_____]% of the mortgage loans in the trust, and


                                      S-19

                                                 approximately [_____]% and [_____]% of the pool 1 and pool 2 mortgage loans, respectively, were originated pursuant to stated
                                                 income documentation programs.  Unlike full documentation
                                                 programs, borrowers' income is not subject to verification under stated income programs.  Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

LIMITED ABILITY TO RESELL NOTES............      The underwriters are not required to assist in resales of the notes, although any of them may do so.  A secondary market for any class of notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

TRUST COULD BECOME A TAXABLE ENTITY........      For U.S.  federal income tax purposes, the trust will be a taxable mortgage pool.  As long as the sole class of equity interest in a taxable mortgage pool is held, directly or
                                                 indirectly, through one or more wholly owned "qualified REIT subsidiaries" or by an entity that qualifies as a "real estate investment trust" under the rules set out in the Internal Revenue
                                                 Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax.  The seller will hold through
                                                 Aames Investment Acceptance Corporation, its direct wholly owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate.  The seller will represent that it
                                                 qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax.  Under the terms of the trust agreement, the ownership certificate may be transferred only to an entity that qualifies as either a "real estate investment trust" or a
                                                 "qualified REIT subsidiary."  The provisions of the Internal
                                                 Revenue Code pertaining to real estate investment trusts are, however, highly technical and complex.  If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation.  Any tax imposed on the trust would reduce cash flow that would be used to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes.
                                                 The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary would constitute an event of default under the indenture.

                                            See "Material Federal Income Tax Considerations" and "Description of the
                                            Notes--Optional Purchase of the Mortgage Loans" in this prospectus supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

      Aames Mortgage Investment Trust 20___-__ (the "Trust") Mortgage Backed Notes will consist of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes (the "Notes"). The Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes are referred to herein as the "Senior Notes". The Class 1A1, Class 1A2 and Class 1A3 Notes are referred to herein as the "Group 1 Notes." The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes are collectively referred to herein as the "Subordinate Notes."

      The Notes represent obligations of the Trust, the assets of which consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a "Mortgage Pool") of conventional, adjustable rate, fully amortizing, first lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in an account maintained by the Servicer (the "Custodial Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5) the rights of Aames Capital Acceptance Corp. as depositor (the "Depositor") under the Mortgage Loan Purchase Agreement, as described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Assignment of Mortgage Loans," (6) the Group 1 Cap Agreement, as described under "--Payments of Interest--The Cap Agreements--The Group 1 Cap Agreement," (7) the Group 2 Cap Agreement, as described under "--Payments of Interest--The Cap Agreements--The Group 2 Cap Agreement," (8) the Subordinate Cap Agreement, as described under "--Payments of Interest--The Cap Agreements--The Subordinate Cap Agreement" and
(9) all proceeds of the foregoing.

      The Mortgage Loans to be included in the Trust will bear interest at rates that adjust in accordance with the Six-Month LIBOR Index (as defined herein), as described under "Description of the Mortgage Pools--The Index." Pool 1 will consist of Mortgage Loans with original principal balances which may be less than, equal to, or in excess of the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential Mortgaged Properties. Pool 2 will consist only of those Mortgage Loans with original principal balances which do not exceed those loan amount limitations.

      Each class of Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-[_] of this prospectus supplement. The initial aggregate Class Principal Amount (as defined herein) of the Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pools" herein.

      For purposes of allocating payments of principal and interest on the Senior Notes, (a) the Class 1A1, Class 1A2 and Class 1A3 Notes will relate to, and generally will be limited to collections from, the Mortgage Loans in Pool 1 and (b) the Class 2A1 Notes will relate to, and generally be limited to collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of Monthly Excess Cashflow (as defined herein) generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of Subordinate Notes will be entitled to receive payments of principal and interest based upon collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the Senior Notes to the extent described herein.

      The equity ownership in the Trust will be evidenced by an ownership certificate issued pursuant to the Trust Agreement (the "Ownership Certificate"). The holder of the Ownership Certificate (the "Ownership Certificateholder") will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums (as defined herein) on the Mortgage Loans and (2) any remaining excess cash flow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made.

      Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in [Month] 20___ (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes and each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Maryland, Minnesota, California or Delaware are closed.

      Payments on the Notes will be made to each registered holder entitled thereto by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office (as defined herein) of the Trust Administrator. See "--Reports to Noteholders" herein.

      The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Senior Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Subordinate Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

      Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest (a "Definitive Note"), except as set forth below under "--Book-Entry Registration--Definitive Notes." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

      GENERAL. Persons acquiring beneficial ownership interests in the Book-Entry Notes (each, a "Beneficial Owner") will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. [DEPOSITARY] generally, but not exclusively, will act as depositary for Clearstream Luxembourg and [DEPOSITARY] generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial

Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator (as defined herein) through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Considerations--Taxation of Debt Securities" and "--Tax Treatment of Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--Taxation of Debt Securities", "--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes" in the Prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

      DTC has advised the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Notes.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Seller, the Master Servicer, the Servicer, the Owner Trustee, the Trust Administrator or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      Definitive Notes. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, (1) if DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Depositor is unable to locate a qualified successor or
(2) after the occurrence of an Indenture Default (as defined herein) as specified in the Indenture, Beneficial Owners of Book-Entry Notes representing not less than 50% in principal amount of the outstanding Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such Book-Entry Notes.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trust Administrator will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee and the Trust Administrator will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

PAYMENTS OF INTEREST

      CALCULATION OF INTEREST. The amount of interest payable on each Payment Date in respect of each class of Notes will equal the Current Interest (as defined herein) for such class on such date. Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period (as defined herein).

         o "Current Interest" with respect to any class of Notes and any Payment Date will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Subordinate Notes and any Payment Date, Current Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such class and Payment Date.

         o The "Accrual Period" applicable to each class of Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

      The "Interest Rate" for each class of Notes will be the applicable annual rate described under "Summary of Terms--The Offered Notes--Payments on the Notes--Interest Payments."

     DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

         o The "Class Principal Amount" of any Class of Notes as of any Payment Date will be its initial Class Principal Amount as of [Month] [Day], 20___ (the "Closing Date"), as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

         o The "Net Funds Cap" with respect to each Payment Date will be an annual rate equal to:

              1. in the case of each class of Group 1 Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis,

              2. in the case of the Class 2A1 Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis, and

              3. in the case of each class of Subordinate Notes, the weighted average of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the related Collection Period and (b) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period, weighted on the basis of the excess of
              (x) in the case of clause (a), the excess of the Pool Balance for Pool 1 as of the first day of the related Collection Period over the aggregate of the Class Principal Amounts of the Group 1 Notes immediately prior to that Payment Date and (y) in the case of clause (b), the excess of the Pool Balance for Pool 2 as of the first day of the related Collection Period over the Class Principal Amount of the Class 2A1 Notes immediately prior to that Payment Date, and adjusted to reflect the accrual of interest on an actual/360 basis.

         o The "Fixed Rate Cap" with respect to each Payment Date is [_____]% per annum.

         o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate (each as defined herein).

         o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act or similar state laws (the "Relief Act").

         o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined herein) of the Mortgage Loans in such Mortgage Pool as of such date of determination.

         o The "Pool Percentage" for any Mortgage Pool and any Payment Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date of determination.

         o The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date of determination.

      BASIS RISK SHORTFALLS. With respect to each Payment Date and any class of Notes, to the extent that (a) the amount calculated under clause (1) of the definition of "Interest Rate" for such class exceeds (b) the amount calculated under the applicable Net Funds Cap (such excess, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined herein). Such classes of Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from both (1) Monthly Excess Cashflow (as described below) and (2)(i) in the case of the Group 1 Notes, any amounts received under the Group 1 Cap Agreement for the related Payment Date, (ii) in the case of the Class 2A1 Notes, any amounts received under the Group 2 Cap Agreement for the related Payment Date or (iii) in the case of the Subordinate Notes, any amounts received under the Subordinate Cap Agreement for the related Payment Date. See "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below.

         o The "Unpaid Basis Risk Shortfall" for any class of Notes on any Payment Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap.

     THE CAP AGREEMENTS.

      The Group 1 Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Group 1 Notes (the "Group 1 Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

      Under the Group 1 Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in [Month] 20___ and ending with the Payment Date in [Month] 20___, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR (as defined herein) and (ii) the maximum rate under the Group 1 Cap Agreement as set forth in the table below for the related Payment Date (the "Group 1 Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the "Group 1 Strike Rate") on a calculated notional amount as set forth in the table for the related Payment Date:

                                                           GROUP 1               GROUP 1               GROUP 1
PAYMENT DATE                                          NOTIONAL BALANCE         STRIKE RATE           MAXIMUM RATE
------------                                          ----------------         -----------           ------------
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%

      However, to the extent that the notional amount of the Group 1 Cap Agreement for any Payment Date exceeds the aggregate of the Class Principal Amounts of the Group 1 Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Group 1 Notes.

      The Group 1 Cap Agreement will terminate after the Payment Date in [Month] 20___.

      It is intended that payments under the Group 1 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Group 1 Notes associated with the Trust's investment in hybrid Mortgage Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Group 1 Cap Agreement will be sufficient to cover such shortfalls. On each Payment Date, the Trust Administrator will pay holders of the Group 1 Notes from any amounts received from Group 1 Cap Agreement in accordance with priority (3)(a)(i) set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below. If such payments from the Group 1 Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

      The Group 2 Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Class 2A1 Notes (the "Group 2 Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

      Under the Group 2 Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in [Month] 20___ and ending with the Payment Date in [Month] 20___, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR (as defined herein) and (ii) the maximum rate under the Group 2 Cap Agreement as set forth in the table below for the related Payment Date (the "Group 2 Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the "Group 2 Strike Rate") on a calculated notional amount as set forth in the table for the related Payment Date:

                                                           GROUP 2               GROUP 2               GROUP 2
PAYMENT DATE                                          NOTIONAL BALANCE         STRIKE RATE           MAXIMUM RATE
------------                                          ----------------         -----------           ------------
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%

      However, to the extent that the notional amount of the Group 2 Cap Agreement for any Payment Date exceeds the Class Principal Amount of the Class 2A1 Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Class 2A1 Notes.

      The Group 2 Cap Agreement will terminate after the Payment Date in [Month] 20___.

      It is intended that payments under the Group 2 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Class 2A1 Notes associated with the Trust's investment in hybrid Mortgage Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Group 2 Cap Agreement will be sufficient to cover such shortfalls. On each Payment Date, the Trust Administrator will pay holders of the Class 2A1 Notes from any amounts received from Group 2 Cap Agreement in accordance with priority (3)(a)(ii) set forth under "--Credit

Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below. If such payments from the Group 2 Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

      The Subordinate Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Subordinate Notes (the "Subordinate Cap Agreement" ) with the Cap Counterparty, which will be assigned to the Indenture Trustee.

      Under the Subordinate Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in [Month] 20___ and ending with the Payment Date in [Month] 20___, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR and (ii) the maximum rate under the Subordinate Cap Agreement as set forth in the table below for the related Payment Date (the "Subordinate Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the "Subordinate Strike Rate") on a calculated notional amount as set forth in the table for the related Payment Date:

                                                         SUBORDINATE           SUBORDINATE           SUBORDINATE
PAYMENT DATE                                          NOTIONAL BALANCE         STRIKE RATE           MAXIMUM RATE
------------                                          ----------------         -----------           ------------
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%
[Month] 20___..................................        $[___________]           [_______]%            [_______]%

      However, to the extent that the notional amount of the Subordinate Cap Agreement for any Payment Date exceeds the aggregate of the Class Principal Amounts of the Subordinate Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Subordinate Notes.

      The Subordinate Cap Agreement will terminate after the Payment Date in [Month] 20___.

      It is intended that payments under the Subordinate Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Subordinate Notes associated with the Trust's investment in hybrid Mortgage Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Subordinate Cap Agreement will be sufficient to cover such shortfalls. On each Payment Date, the Trust Administrator will pay holders of the Subordinate Notes from any amounts received from Subordinate Cap Agreement in accordance with priority (3)(a)(iii) set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below. If such payments from the Subordinate Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

      Termination. The Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement will each be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Counterparty or the Trust, the failure by the Cap Counterparty (within three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the relevant interest rate cap agreement, the failure by the Cap Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the relevant interest rate cap agreement, and the relevant interest rate cap agreement becoming illegal or subject to certain kinds of taxation.

      If the Group 1 Cap Agreement, the Group 2 Cap Agreement or the Subordinate Cap Agreement is terminated early, the Cap Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be held by the Trust Administrator and applied on subsequent Payment Dates to pay any Basis Risk Shortfall Amounts and Unpaid Basis Risk Shortfall Amounts on the related classes of Notes as described above. Any termination payment remaining on deposit with the Trust Administrator on the Payment Date on which the relevant interest rate cap agreement would have otherwise terminated had it not been subject to early termination (after all other payments on that Payment Date) will be payable to the Ownership Certificate.

      General. The Notes do not represent an obligation of the Cap Counterparty. The holders of the Notes are not parties to or beneficiaries under the Group 1 Cap Agreement, the Group 2 Cap Agreement or the Subordinate Cap Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligations under any interest rate cap agreement.

      The Cap Counterparty [YIELD MAINTENANCE PROVIDER] ("[_____]")is a bankruptcy-remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of [________________] [_____] has a ratings classification of "AAA" from S&P and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of [_____]. Requests for information should be directed to the [_____] Manager of [_____] at ([_____] ) [_____] or in writing at [_________________] . [_____] is an affiliate of [________________].

[_____] has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus, except with respect to the information set forth in the immediately preceding paragraph.

      Interest Payment Priorities. The Interest Remittance Amount (as defined herein) for each Mortgage Pool will be paid on each Payment Date concurrently as follows:

      (A) On each Payment Date, the Interest Remittance Amount for Pool 1 for such date will be paid in the following order of priority:

      (i) pro rata, to the Class 1A1, Class 1A2 and Class 1A3 Notes, Current Interest for each such class for such Payment Date;

      (ii) to the Class 2A1 Notes, Current Interest for such class for such Payment Date, to the extent not paid as described in clause (B)(i) below;

      (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, sequentially, in that order (the "Subordinate Priority"), Current Interest for each such class for such Payment Date;

      (iv) to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

      (v) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below, any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) above (such amount, "Pool 1 Monthly Excess Interest" for such Payment Date).

      (B) On each Payment Date, the Interest Remittance Amount for Pool 2 for such date will be paid in the following order of priority:

      (i) to the Class 2A1 Notes, Current Interest for such class for such Payment Date;

      (ii) pro rata, to the Class 1A1, Class 1A2 and Class 1A3 Notes, Current Interest for each such class for such Payment Date, to the extent not paid as described in clause (A)(i) above;

      (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, Current Interest for each such class for such Payment Date;

      (iv) to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

      (v) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below, any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (iv) above (such amount, "Pool 2 Monthly Excess Interest" for such Payment Date).

      The "Interest Remittance Amount" with respect to any Payment Date and any Mortgage Pool will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related Collection Period (as defined herein) by the Master Servicer, the Servicer or the Indenture Trustee, minus (x) the related Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined herein) and previously unreimbursed servicing advances and other amounts due to the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the Mortgage Loans, to the extent allocable to interest and (z) any Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period (as defined herein), (2) all Compensating Interest (as defined herein) paid by the Master Servicer or the Servicer with respect to such Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related

Prepayment Period, to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee.

         o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

         o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances and servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust associated with violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

DETERMINATION OF LIBOR

      On the second LIBOR Business Day (as defined herein) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trust Administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trust Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trust Administrator will designate an alternative index that has performed, or that the Trust Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

      The establishment of LIBOR on each LIBOR Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

      LIBOR for the first Accrual Period will be [____]%.

PAYMENTS OF PRINCIPAL

      GENERAL DEFINITIONS. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool, secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, and from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below. Payments of principal on the Subordinate Notes will be made from the aggregate of the Principal Payment Amounts from each Mortgage Pool in each case after payments of principal have been made on the related Senior Notes.

         o The "Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Aggregate Overcollateralization Release Amount (as defined herein), if any, attributable to such Mortgage Pool for such Payment Date.

         o The "Principal Remittance Amount" for each Mortgage Pool for any Payment Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, or the Servicer with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the related Prepayment Period from such Mortgage Pool, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal, (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal and (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period, as reduced by (b) the Pool Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee from interest collections as described in clause (b) of the definition of Interest Remittance Amount and not reimbursed therefrom or otherwise.

         o The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

         o "Insurance Proceeds" means any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

         o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed related expenses and (2) unreimbursed related Advances and related servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a periodic basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

         o The "Prepayment Period" with respect to each Payment Date (other than the initial Payment Date) is the period from 16th day of the calendar month immediately preceding the month in which such Payment Date occurs up to and including the 15th day of the month in which such Payment Date occurs; provided, however, that with respect to the initial Payment Date, the Prepayment Period will be from and excluding the Cut-off Date up to and including the 15th day of [Month] 20___.

         o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

         o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to

         Scheduled Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

     PRINCIPAL PAYMENT PRIORITIES. The Principal Payment Amount for each Mortgage Pool will be paid on each Payment Date as follows:

(I) On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently:

(A) For Pool 1: The Principal Payment Amount for Pool 1 will be paid in the following order of priority:

         (i) sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

         (ii) to the Class 2A1 Notes, after giving effect to payments made pursuant to clause (I)(B)(i) below, until the Class Principal Amount of such class has been reduced to zero;

         (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

         (iv) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such Principal Payment Amount for Pool 1 remaining after application pursuant to clauses (i) through (iii) above.

(B) For Pool 2: The Principal Payment Amount for Pool 2 will be paid in the following order of priority:

         (i) to the Class 2A1 Notes, until the Class Principal Amount of such class has been reduced to zero;

         (ii) sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Notes, in that order, after giving effect to payments made pursuant to clause
         (I)(A)(i) above, until the Class Principal Amount of each such class has been reduced to zero;

         (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

         (iv) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such Principal Payment Amount for Pool 2 remaining after application pursuant to clauses (i) through (iii) above.

      The priority of payments on the Class 1A1, Class 1A2 and Class 1A3 Notes described in clause (I)(A)(i) above is referred to in this prospectus supplement as the "Pool 1 Senior Priority" for the related Mortgage Pool.

      (II) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Pool for such date will be paid in the following order of priority:

         (i) (a) so long as any of the Subordinate Notes are outstanding, to the Class 1A1, Class 1A2 and Class 1A3 Notes in accordance with the Pool 1 Senior Priority (from amounts in Pool 1 except as provided below) and to the Class 2A1 Notes (from amounts in Pool 2 except as provided below), an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Pool for such Payment Date and (y) the Related Senior Principal Payment Amount for the related Mortgage Pool for such Payment Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, that to the extent that the Principal Payment Amount for a Mortgage Pool exceeds the Related Senior Principal Payment Amount for such Mortgage Pool, such excess shall be paid to the Senior Notes of the other Mortgage Pool (in the case of the Class 1A1, Class 1A2 and Class 1A3 Notes, in accordance with the Pool 1 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (i)(a) on such Payment Date), or (b) otherwise to the Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1 Senior Priority) and the Class 2A1 Notes, the Principal Payment Amount for the related Mortgage Pool for such Payment Date;

         (ii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, in each case in an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amount for Pool 1 and Pool 2 for such Payment Date over (b) the aggregate of the amount paid to the Senior Notes on such Payment Date pursuant to clause (i) above and any amounts paid to any class or classes of Subordinate Notes that have a higher priority of payment than the subject class on such Payment Date pursuant to this clause (ii), and (y) the Subordinate Class Principal Payment Amount for the subject class for such Payment Date, until the Class Principal Amount of such class has been reduced to zero; and

         (iii) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

Notwithstanding the foregoing, on any Payment Date on which the Class Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount of a Mortgage Pool will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

     DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

         o The "Related Senior Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the lesser of (x) the aggregate Class Principal Amount of the Class 1A1, Class 1A2 and Class 1A3 Notes (with respect to Pool 1) or the Class Principal Amount of the Class 2A1 Notes (with respect to Pool 2) immediately prior to that Payment Date and (y) the product of (a) the Senior Principal Payment Amount and (b) the related Senior Proportionate Percentage in each case for such date.

         o The "Target Amount" for any Payment Date will be equal to the Aggregate Loan Balance as of such Payment Date minus the Targeted Overcollateralization Amount for such Payment Date.

         o A "Trigger Event" will be in effect with respect to any Payment Date if (i) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [_____]% of the Senior Enhancement Percentage for such Payment Date, (ii) a Cumulative Loss Trigger Event shall have occurred or (iii) a Principal Deficiency Amount exists for such Payment Date.

         o A "Cumulative Loss Trigger Event" will have occurred if, with respect to any Payment Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment
         Date:

PAYMENT DATE                                                              CUMULATIVE LOSS PERCENTAGE
------------                                                              --------------------------
[Month] 20___ through [Month] 20___...................      [____]% for the first month, plus an additional
                                                            1/12th of [____]% for each month thereafter

[Month] 20___ through [Month] 20___...................      [____]% for the first month, plus an additional
                                                            1/12th of [____]% for each month thereafter

[Month] 20___ through [Month] 20___...................      [____]% for the first month, plus an additional
                                                            1/12th of [____]% for each month thereafter

[Month] 20___ and thereafter..........................      [____]%

         o The "Rolling Three Month Delinquency Rate" with respect to any Payment Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

         o The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

         o The "Stepdown Date" will be the later to occur of (x) the Payment Date in [Month] 20___ and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to [_____]%.

         o The "Senior Principal Payment Amount" for any Payment Date and the Senior Notes will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date, 100% of the aggregate Principal Payment Amount for both Mortgage Pools and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (x) the aggregate Principal Payment Amount for both Mortgage Pools and (y) the amount, if any, by which (A) the aggregate Class Principal Amount of the Senior Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount (as defined herein).

         o The "Subordinate Class Principal Payment Amount" for any class of Subordinate Notes and any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes after giving effect to payments to such classes on such Payment Date,
         (ii) the aggregate Class Principal Amount of the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class of Subordinate Notes, after giving effect to payments to such classes on such Payment Date and (iii) the Class Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date exceeds (y) the Subordinate Class Target Amount for the subject class of Subordinate Notes for such Payment Date.

         o The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Notes, after giving effect to payments on such Payment Date.

         o The "Aggregate Overcollateralization Release Amount" with respect to any Payment Date will be equal to the lesser of (x) the aggregate Principal Remittance Amount for both Mortgage Pools for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate Class Principal Amount of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such date.

         o The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Loan Balance for such Payment Date.

         o The "Senior Proportionate Percentage" with respect to any Payment Date, (1) for Pool 1 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Payment Date and the denominator of which is the aggregate Principal Remittance Amount for Pool 1 and Pool 2 for such date, and
         (2) for Pool 2 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Payment Date and the denominator of which is the aggregate Principal Remittance Amount for Pool 1 and Pool 2 for such Payment Date.

         o The "Targeted Overcollateralization Amount" with respect to any Payment Date (a) prior to the Stepdown Date, will be equal to [____]% of the Cut-off Date Balance, (b) on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to [____]% of the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period, but in no event less than [____]% of the Cut-off Date Balance, and (c) on or after the Stepdown Date and with respect to which a Trigger Event is in effect, will be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

         o The "Senior Target Amount" for each Mortgage Pool and any Payment Date will be equal to the lesser of (a) the product of (1) [_____]% and
         (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds
         (ii) 0.50% of the Cut-off Date Balance.

         o The "Subordinate Class Target Amount" for any class of Subordinate Notes and any Payment Date will be equal to the lesser of (a) the product of (1) the target percentage set forth for such Class in the following table and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and
         (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

                                 CLASS                      TARGET PERCENTAGE
                                 -----                      -----------------
                                  M1                             [_____]%
                                  M2                             [_____]%
                                  M3                             [_____]%
                                  M4                             [_____]%
                                  M5                             [_____]%
                                  M6                             [_____]%
                                  M7                             [_____]%
                                  M8                             [_____]%
                                  M9                             [_____]%
                                  B1                             [_____]%
                                  B2                             [_____]%

                                  B3                             [_____]%
                                  B4                             [_____]%


CREDIT ENHANCEMENT

      Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Subordinate Notes, excess interest and overcollateralization, in each case as described herein.

      Subordination. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments of Interest" and "--Payments of Principal" above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

      The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

      REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, the Class B4 Notes; third, the Class B3 Notes; fourth, the Class B2 Notes; fifth, the Class B1 Notes; sixth, the Class M9 Notes; seventh, the Class M8 Notes; eighth, the Class M7 Notes; ninth, the Class M6 Notes; tenth, the Class M5 Notes; eleventh, the Class M4 Notes; twelfth, the Class M3 Notes; thirteenth, the Class M2 Notes; and fourteenth, the Class M1 Notes, before reducing amounts payable in respect of the Senior Notes. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

      Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

      To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

      Excess Interest. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes and the fees and expenses of the Servicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

      OVERCOLLATERALIZATION. On the Closing date, the Cut-off Date Balance will exceed the initial aggregate Class Principal Amount of the Notes by approximately $[__________], which represents approximately [____]% of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

      As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

      APPLICATION OF MONTHLY EXCESS CASHFLOW AND CAP AGREEMENT PROCEEDS. The sum of the Pool 1 Monthly Excess Interest and the Pool 2 Monthly Excess Interest for any Payment Date, the Aggregate Overcollateralization Release Amount and any remaining Principal Payment Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date. The Monthly Excess Cashflow for each Payment Date and the proceeds, if any, from the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement for each Payment Date will be paid as follows:

(1) for each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, any Monthly Excess Cashflow will be paid until the aggregate Class Principal Amount of the Notes equals the Target Amount for such Payment Date, in the following order of priority:

         (a) concurrently, pro rata based on the respective Senior Proportionate Percentages for Pool 1 and Pool 2 for such Distribution Date, to the Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1 Senior Priority) and to the Class 2A1 Notes, until the Class Principal Amount of each such class has been reduced to zero; and

         (b) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

(2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, any Monthly Excess Cashflow will be paid in the following order of priority:

         (a) concurrently, in proportion to the aggregate Class Principal Amount of the Senior Notes related to each Mortgage Pool, after giving effect to principal payments on such Payment Date as described under "--Payments of Principal--Principal Payment Priorities" above, to the Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1 Senior Priority) and to the Class 2A1 Notes, until the aggregate Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount; and

         (b) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, in reduction of their respective Class Principal Amounts, in each case until the aggregate Class Principal Amount of the Senior Notes and the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class, after giving effect to payments on such Payment Date, equals the Target Amount for the subject class for such Payment Date;

(3) for each Payment Date, after giving effect to payments described above on such Payment Date, amounts received by the Trust Administrator under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement will be paid to the following classes of Notes and in the following order of priority:

         (a) concurrently, (i) in the case of amounts received under the Group 1 Cap Agreement, concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Group 1 Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such class for such Payment Date, (ii) in the case of amounts received under the Group 2 Cap Agreement, to the Class 2A1 Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for such class for such Payment Date and (iii) in the case of amounts received under the

         Subordinate Cap Agreement, concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Subordinate Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such class for such Payment Date; and

         (b) for addition to amounts distributable pursuant to priority (6) below, to the Ownership Certificate, any amounts remaining from payments under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement in excess of amounts required to be paid under priority (3)(a)(i), (3)(a)(ii) and (3)(a)(iii), respectively, for such Payment Date;

(4) for each Payment Date, from Monthly Excess Cashflow remaining after payments have been made pursuant to priority (1) or (2) above, as the case may be, and after giving effect to payments described in priority (3) above, in the following order of priority:

         (a) concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for such Payment Date remaining unpaid after giving effect to payments described in priority
         (3) above, to the Senior Notes, any such Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts remaining unpaid for each such class; and

         (b) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such class for such Payment Date remaining unpaid after giving effect to payments described in priority (3) above;

(5) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes, in accordance with the Subordinate Priority, any Deferred Interest for each such class and such Payment Date; and

(6) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

     DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

      The "Deferred Interest" for each class of Subordinate Notes for any Payment Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class.

      The "Total Principal Deficiency Amount" with respect to any Payment Date will be the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Aggregate Loan Balance as of the last day of the related Collection Period.

      The "Principal Deficiency Amount" with respect to any class of Subordinate Notes and any Payment Date will be the lesser of (a) the excess of (1) the Total Principal Deficiency Amount for such Payment Date over (2) the aggregate Principal Deficiency Amount for the classes of Subordinate Notes, if any, that have a lower priority of payment than the subject class and (b) the Class Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date.

MATURITY DATE

      The Maturity Date for the Notes has been determined to be the Payment Date in July 2035 based upon the second Payment Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. As to each class of Notes, the actual final Payment Date may be earlier and could be substantially earlier than such class's Maturity Date.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

      On any Payment Date following the end of the first Collection Period in which the Aggregate Loan Balance is less than 20% of the Cut-off Date Balance (the first such date, the "Initial Optional Termination Date"), Aames Investment Acceptance Corporation will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate,
(b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of REO Property and all other property being purchased and (d) any Basis Risk Shortfalls (the "Termination Price"). The Master Servicer and the Servicer will be reimbursed from the Termination Price for any outstanding Advances, servicing advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If Aames Investment Acceptance Corporation fails to exercise such option, then on or after any Payment Date following the end of the first Collection Period in which the Aggregate Loan Balance is less than 10% of the Cut-off Date Balance, the Servicer will have the option to purchase the Mortgage Loans for the Termination Price. If either such option is exercised the Trust will be terminated, resulting in a mandatory redemption of the Notes. The margin on each of the Notes will be increased as described under "Summary of Terms--The Offered Certificates--Payments on the Notes--Interest Payments" herein beginning on the first Payment Date following the Initial Optional Termination Date.

THE OWNERSHIP CERTIFICATE

      The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums, (2) any payments under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement remaining on such Payment Date after payment of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pursuant to priority (3)(a)(i), (3)(a)(ii) and (3)(a)(iii), respectively, set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds," and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

TRUST ADMINISTRATOR

      [TRUST ADMINISTRATOR], will serve as the Trust Administrator (the "Trust Administrator") under the Transfer and Servicing Agreement for so long as it is the Master Servicer and, as such, will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders, providing all customary tax reports to Noteholders related to their investment and preparing and filing the Trust's tax information returns. The Trust Administrator shall prepare the payment date statement and tax returns based solely on information provided to the Trust Administrator by the Master Servicer (which it received from the Servicer). The Trust Administrator shall not be required to confirm, verify, or recompute any such information, but shall be entitled to rely conclusively on such information. The Trust Administrator will make the payment date statement available each month to Noteholders. The Trust Administrator also will act as note registrar and paying agent. The Trust Administrator will be paid for its trust administration services by the Master Servicer out of its Master Servicing Fee. The Trust Administrator will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

      Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans (or the specified Pool of Mortgage Loans) as of the Cut-off Date (the "Cut-off Date Balance").

      The Trust will primarily consist of approximately [_____] conventional, adjustable, fully amortizing, first lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[_____________].

      The Mortgage Loans were originated or acquired by Aames Investment Corporation (the "Seller") in the ordinary course of its business and were underwritten or re-underwritten by the Seller or its affiliates, in accordance with the Seller's "Super Aim" underwriting standards as described under "The Seller and the Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae and Freddie Mac's underwriting guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

      The Depositor will purchase the Mortgage Loans from the Seller on the Closing Date pursuant to a Mortgage Loan Purchase and Assignment Agreement dated as of the Cut-off Date (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor. Pursuant to an Amended and Restated Trust Agreement dated as of the Cut-off Date (the "Trust Agreement"), among the Depositor, the Owner Trustee, and the Trust Administrator, the Depositor will assign its rights, title and interest in the Mortgage Loans and the Mortgage Loan Purchase and Assignment Agreement to the Indenture Trustee for the benefit of Noteholders. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Assignment of the Mortgage Loans" below.

      All of the Mortgage Loans are secured by first mortgages or deeds of trust or similar security instruments on residential properties consisting of one- to four-family dwelling units and individual condominium units.

      All of the Mortgage Loans in the Trust are adjustable rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Approximately [_____]% and [____]% of the Mortgage Loans in Pool 1 and Pool 2, respectively, provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

      Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "The Agreements----Hazard Insurance" in the Prospectus.

      Approximately [_____]% of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

      Approximately [_____]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Notes, but rather will be distributed to the holder of the Ownership Certificate. A Servicer may waive a Prepayment Premium (without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (a) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (b) the collection of the Prepayment Premium would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Premium in any instance when a Mortgage Loan is in foreclosure. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

      As of the Cut-off Date, [___] of the Mortgage Loans, representing [____]% of the Cut-off Date Balance, was 30 days or more delinquent in payment.

      None of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

      As described under "Description of the Notes--General," the Mortgage Loans in the Trust have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating interest and principal payments among the Senior Notes. Pool 1 will consist of Mortgage Loans in the Trust with original principal balances which may be less than, equal to, or in excess of, the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. On the Closing Date, Pool 1 will consist of approximately [_____] Mortgage Loans having an aggregate Cut-off Date Balance of approximately $[___________]. On the Closing Date, Pool 2 will consist only of Mortgage Loans in the Trust with original principal balances which do not exceed such original loan amount limitations. Pool 2 will consist of approximately [_____] Mortgage Loans having an aggregate Cut-off Date Balance of approximately $[___________]. Other important statistical characteristics of each Mortgage Pool are described at "--Pool 1 Mortgage Loans" and "--Pool 2 Mortgage Loans" below.

ADJUSTABLE RATE MORTGAGE LOANS

      All of the Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index as described under "--The Index" below. For each Mortgage Loan there will be corresponding adjustments to the monthly payment amount on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately [_____]% of the Mortgage Loans, approximately two years following origination; in the case of approximately [____]% of the Mortgage Loans, approximately three years following origination; and in the case of approximately [____]% of the Mortgage Loans, approximately five years following origination. On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than a fixed percentage (approximately [_____]%) specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"). The Initial Caps range from [_____]% to [_____]% for all of the Adjustable Rate Loans and the weighted average of the Initial Caps of the Mortgage

Loans are approximately [_____]% for Pool 1 and [_____]% for Pool 2. Effective with the first monthly payment due on each Adjustable Rate Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "The Index" below.

      The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

      As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

THE MORTGAGE LOANS

      The Mortgage Loans in the aggregate are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 or Pool 2, as applicable, as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

 Number of Mortgage Loans................................  [_____]
 Total Scheduled Principal Balance.......................  $[_____________]
 Mortgage Rates:
      Weighted Average...................................  [_____]%
      Range..............................................  [_____]% to [______]%
 Weighted Average Remaining Term to Maturity (months)....  [___]

     The Scheduled Principal Balances of the Mortgage Loans range from approximately $[______] to $[_______]. The Mortgage Loans have an average Scheduled Principal Balance of approximately $[_______].

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [_____]%, and approximately [_____]% of the Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately [____]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The Mortgage Loans in the aggregate are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 1 MORTGAGE LOANS

      The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans................................   [_____]
Total Scheduled Principal Balance.......................   $[_____________]
Mortgage Rates:
     Weighted Average...................................   [_____]%
     Range..............................................   [_____]% to [______]%
Weighted Average Remaining Term to Maturity (months)....   [___]

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $[_______] to $[_______]. The Pool 1 Mortgage Loans have an average Scheduled Principal Balance of approximately $[_______].

      The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately [_____]%, and approximately [_____]% of the Pool 1 Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately [____]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 2 MORTGAGE LOANS

      The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans................................   [_____]
Total Scheduled Principal Balance.......................   $[_____________]
Mortgage Rates:
     Weighted Average...................................   [_____]%
     Range..............................................   [_____]% to [______]%
Weighted Average Remaining Term to Maturity (months)....   [___]

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $[_______] to $[_______]. The Pool 2 Mortgage Loans have an average Scheduled Principal Balance of approximately $[_______].

      The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately [_____]%, and approximately [_____]% of the Pool 2 Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately [____]% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

                             ADDITIONAL INFORMATION

      The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, Indenture and Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

      Pursuant to the Transfer and Servicing Agreement, the Trust Administrator will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Mortgage Pools. The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator's website. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (###) ###-####. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Trust Administrator at [TRUST ADMINISTRATOR], [STREET ADDRESS], [CITY], [STATE] [ZIP CODE], Attention: Trust Administrator, Aames Mortgage Investment Trust [___-_]. The Trust Administrator will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

                   THE SELLER AND THE UNDERWRITING GUIDELINES

      The information in this section has been provided by the Seller and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner Trustee, the Underwriters, the Servicer, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

THE SELLER

      The Seller, Aames Investment Corporation ("Aames Investment"), is a real estate investment trust incorporated in the State of Maryland. The principal executive office of the Seller is located at 350 South Grand Avenue, Los Angeles, California 90071, and its telephone number is (323) 210-5000.

UNDERWRITING GUIDELINES

      The mortgage loans were acquired by Aames Investment from an indirect, wholly-owned subsidiary, Aames Capital Corporation ("ACC"). ACC is a California corporation and a national mortgage-banking company, which together with its parent Aames Financial Corporation and its sister corporation Aames Funding Corporation are focused primarily on originating subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000. Aames Investment has elected to be taxed as a real estate investment trust (a "REIT"). ACC, Aames Financial Corporation and Aames Funding Corporation are each taxable REIT subsidiaries of Aames Investment.

      The mortgage loans were underwritten generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by Aames Investment, and none of the Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee, the Underwriters, the Owner Trustee or any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

      ACC acquires mortgage loans originated by an affiliate of ACC, which together with its sister company, Aames Funding Corporation, are called affiliated originators or originators in this prospectus supplement. The following is a general summary of the underwriting guidelines of ACC. This summary does not purport to be a complete description of the underwriting standards of ACC. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by ACC and the affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans.

      ACC's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower's monthly debt payments divided by the borrower's monthly income before taxes and other payroll deductions, an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

      ACC's underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower's history of payments on his prior mortgage, credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. A critical function of ACC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. ACC has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. ACC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet ACC's formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. ACC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

      Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

      An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, ACC makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. ACC's underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

      The underwriting of a mortgage loan to be originated or purchased by ACC generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to ACC for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

      ACC requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

      Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by ACC and is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans.

      "Super Aim" Underwriting Guidelines. The Super Aim guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio ("DTI") of 50% and require that the borrower not be more than 149 days delinquent on the existing mortgage. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the "A+", "A" and "A-" credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%. The following chart generally outlines the parameters of the credit grades of ACC's Super Aim underwriting guidelines.

                                                                    CREDIT GRADE
                                  ----------------------------------------------------------------------------
                                     "A+"          "A"           "A-"          "B"           "C"          "C-"
                                  -----------  ------------  ------------  ------------  ------------  --------
12 Month Mortgage History         0 x 30       1 x 30        3 x 30        1 x 60        1 x 90        1 x 120
Minimum Credit Score              500 (580     500 (580      500           500           500           500
                                  for          for
                                  interest-onlyinterest-only
                                  loans)       loans)
BK/FC(1) Seasoning                24 months    24 months     24 months     18 months     12 months     No current
                                                                                                       BK
Full Documentation Plus, Owner    80%; 100%    80%; 95%      80%; 95%      80%; 90%      75%; 85%      70%
    Occupied Max LTV              for credit   for credit    for credit    for credit    for credit
                                  score of     score of      score of      score of      score of
                                  620 or       550 or above  550 or above  550 or above  550 or above
                                  above
Full Documentation, Owner         80%; 95%     80%; 95%      80%; 95%      80%; 90%      75%; 85%      70%
    Occupied Max LTV              for credit   for credit    for credit    for credit    for credit
                                  score of     score of      score of      score of      score of
                                  550 or       550 or above  550 or above  550 or above  550 or above
                                  above
Limited Documentation, Owner      80%; 90%     80%; 90%      80%; 85%      80%; 85%      75%; 80%      70%
    Occupied Max LTV              for credit   for credit    for credit    for credit    for credit
                                  score of     score of      score of      score of      score of
                                  550 and      550 and       550 and       550 and       550 and
                                  above        above         above         above         above
Stated Income, Owner Occupied     80%; 90%     80%; 90%      75%; 80%      75%; 80%      70%; 75%      Not
    Max LTV                       for credit   for credit    for credit    for credit    for credit    available
                                  score of     score of      score of      score of      score of
                                  580 or       620 and       525 and       550 and       550 or above
                                  above        above         above         above

---------
(1) Bankruptcy, notice of default and foreclosure

      ACC's mortgage programs include several levels of documentation used to verify the borrower's income:

      Full Documentation Plus: The highest level of income documentation based upon S&P's full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower's most recent two-years IRS Form 1040's and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year.

      Full Documentation: Generally a stable, one-year history of the income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

      Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two-years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

      Stated Income: The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of 2 years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

EVENTS RELATED TO PRIOR SECURITIZATIONS

      In the past, and most recently in [______] 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities) issued by trusts containing mortgage loans that were originated or purchased by ACC or its affiliates have been downgraded by the rating agencies that issued ratings on the mortgage-pass through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

      See the discussion below under "The Servicer--Mortgage Loan Delinquency and Foreclosure Experience" regarding loss triggers related to securitizations for which ACC acts as servicer and which include mortgage loans originated or purchased by ACC.

                               THE MASTER SERVICER

      The information in this section has been provided by [MASTER SERVICER] (or the "Master Servicer"), and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner Trustee, the Seller, the Underwriters, the Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

      [MASTER SERVICER] is a national banking association, with its master servicing offices located at [STREET ADDRESS] [CITY], [STATE] [ZIP CODE]. [MASTER SERVICER] is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the

District of Columbia. [MASTER SERVICER] is one of the banking subsidiaries of [MASTER SERVICER PARENT ENTITY].

                                  THE SERVICER

      The information in this section has been provided by the Servicer and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner Trustee, the Underwriters, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

THE SERVICER

      ACC (also, the "Servicer"), is a California corporation and, through Aames Funding Corporation, a national mortgage-banking company focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000.

      As of March 31, 2005, ACC's total servicing portfolio was $3.7 billion, all of which was serviced in-house. ACC's servicing portfolio consists mainly of loans held for investment and loans serviced on an interim basis, including loans held for sale and loans sold to others and subserviced on an interim basis. To a lesser extent, ACC's servicing portfolio includes mortgage loans securitized prior to 2000 for which ACC retained servicing, and loans sold to others and subserviced on a long-term basis. ACC's servicing portfolio included mortgage loans held for investment of $2.9 billion at March 31, 2005. ACC subserviced $119.9 million of mortgage loans for others at March 31, 2005. ACC's portfolio of mortgage loans in securitization trusts was $106.5 million at March 31, 2005. The servicing portfolio at March 31, 2005 also included $625.2 million of loans serviced on an interim basis. Loans serviced on an interim basis include loans held for sale and loans sold where servicing has not yet been transferred. ACC currently has in place an experienced subprime mortgage loan servicing team and a highly scalable servicing platform. ACC has approximately 91 servicing employees.

COLLECTIONS, DELINQUENCIES AND FORECLOSURE

      Servicing by ACC includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults and liquidating foreclosed properties.

      ACC sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the "grace period"), if a borrower fails to pay the monthly payment within this grace period, ACC commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers in the "C" through "D" credit grades or with a poor payment history with ACC, collection efforts begin immediately after the due date. ACC continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

      As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment (five days after the initial due date for "C" through "D" credit grades), providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and ACC evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin. Generally, ACC will have commenced foreclosure proceedings when a loan is 60 to 100 days delinquent, depending upon credit grade, other credit considerations or borrower bankruptcy status.

      Servicing and collection practices change over time in accordance with, among other things, ACC's business judgment, changes in portfolio performance and applicable laws and regulations.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

      The following table sets forth delinquency, foreclosure and loss information of ACC's servicing portfolio included in ACC's servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of ACC, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of ACC or purchased by the Seller or affiliates of Seller and, in each case, serviced by or on behalf of Seller as of the end of the period indicated.

                                                                    AT OR DURING
                                                                     SIX MONTHS
                                              THREE MONTHS             ENDED
                                             ENDED MARCH 31,        DECEMBER 31,          FISCAL YEAR ENDED JUNE 30,
                                         ----------------------     ------------  -----------------------------------
                                            2005         2004           2004         2004          2003        2002
                                         ---------    ---------     ------------  ---------     ---------    --------
                                                                    (DOLLARS IN THOUSANDS)
Percentage of dollar amount of
    delinquent loans to loans
    serviced (period end)(1)(2)
    One month..................           0.5%        0.4%           0.3%          0.3%           0.7%           0.7%
    Two months.................           0.3         0.2            0.2           0.2            0.3            0.5
    Three or more months:
       Not foreclosed(3) ......           1.4         2.5            1.8           2.4            7.2            7.4
       Foreclosed(4)...........           0.2         0.3            0.2           0.3            0.8            1.0
                                          ---------   ---------     ------------  ---------    ----------     -------
Total..........................           2.4%        3.4%           2.5%          3.2%           9.0%           9.6%
                                          =========   =========     ============  =========    ==========     =======
Percentage of total dollar amount
    of delinquent loans in:
    Loans held for investment..           1.1%        --%            0.2%          --%            --%            --%
    Loans serviced on an interim
    basis......................           4.2         0.7            1.5           0.6            1.3            1.5
    Loans subserviced for
    others.....................           5.5         1.7            4.8           2.7            --             --
    Loans in securitization
    trusts.....................           23.2        20.3           22.5          20.7           17.4           15.7
Percentage of dollar amount of
    loans foreclosed during the
    period to servicing
    portfolio(2)(5)............           0.1%        0.2%           0.1%          0.5%           1.3%           2.2%
Number of loans foreclosed during
    the period.................           42          61             68            180            417            780
Principal amount of foreclosed
    loans during the period....           $2,351      $4,659         $3,585        $11,667        $27,703        $56,419
Number of loans liquidated during
    the period.................           69          125            163           503            1,033          1,624
Net losses on liquidations during
    the period(6)..............           $2,104      $4,518         $6,778        $18,371        $35,669        $67,444
Percentage of annualized losses to
    servicing portfolio(2)(5)..           0.3%        0.6%           0.5%          0.8%           1.6%           2.6%
Servicing portfolio at period end         $3,709,833  $2,395,072     $2,843,887    $2,341,028     $1,739,632     $2,308,170

----
(1) Delinquent loans are loans for which more than one payment is due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by ACC including loans serviced on an interim basis.

(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(4) Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(5) The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.

(6) Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

      ACC has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans by principal balance of the total servicing portfolio at March 31, 2005 were $89.7 million compared to $71.0 million at December 31, 2004 and $80.7 million at March 31, 2004. At March 31, 2005, total delinquent loans in the portfolio of mortgage loans held for investment were $32.4 million. Total delinquent loans in ACC's portfolio of loans serviced on an interim basis were $26.0 million and $11.5 million at March 31, 2005 and December 31, 2004, respectively, and were $12.6 million at March 31, 2004. Total delinquent loans in ACC's portfolio of loans subserviced for others were $6.6 million and $6.2 million at March 31, 2005 and December 31, 2004, respectively and were $3.2 million at March 31, 2004.

      The delinquency rate at March 31, 2005 was 2.4% compared to 2.5% at December 31, 2004 and 3.4% at March 31, 2004. The delinquency rate at March 31, 2005 declined from the delinquency rate at December 31, 2004 due to the fact that loans in ACC's portfolio of mortgage loans in securitization trusts, which contains the majority of delinquent loans, became a smaller part of its total servicing portfolio, primarily as a consequence of calls of securitization trusts in August 2003, November 2003 and February 2005.

      During the three months ended March 31, 2005, losses on loan liquidations decreased to $2.1 million from $4.5 million during the comparable three-month period a year ago primarily due to the decrease in the number of loans liquidated. Substantially all of the foreclosures and liquidations handled by ACC occur in connection with its portfolio of mortgage loans in securitization trusts.

      Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

      There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because Aames is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      Notwithstanding anything to the contrary in the accompanying Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under "--Servicing Compensation and Payment of Expenses," "--Prepayment Interest Shortfalls" and "--Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master

Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

      The Servicer may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Indenture and the Transfer and Servicing Agreement, with the prior consent of the Master Servicer and the requirement that the Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

      In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action as it deems appropriate to maximize recoveries to the Noteholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to a monthly fee (the "Master Servicing Fee") calculated at a rate of 0.0125% per annum for each Mortgage Loan (the "Master Servicing Fee Rate") and to a portion of the investment earnings on amounts on deposit in the account established by the Trust Administrator (the "Collection Account") into which the Servicer is generally required to deposit or cause to be deposited all amounts from the Custodial Account.

      The Servicer will be paid a monthly fee out of interest collections received from the related Mortgage Loan (the "Servicing Fee") calculated at a rate of 0.50% per annum for each Mortgage Loan (the "Servicing Fee Rate"). If the Servicer is terminated and replaced by a successor servicer, the fee payable to such successor servicer will in all cases not exceed the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower (ii) any Prepayment Interest Excess (as defined below) and (iii) any interest or other income earned on funds held in the Custodial Account and any escrow accounts and other similar items described under the Transfer and Servicing Agreement.

      The Servicing Fee is subject to reduction as described below under "Prepayment Interest Shortfalls" below. The Servicer will pay certain expenses incurred in connection with the servicing of the loans, including defaulted loans. Certain of these expenses are reimbursable pursuant to the terms of the Transfer and Servicing Agreement from Liquidation Proceeds and Insurance Proceeds. In addition, the Servicer and the Master Servicer will each be entitled to reimbursement of its expenses in connection with the restoration of REO Property. This right of reimbursement is prior to the rights of the Noteholders to receive any related Insurance Proceeds or Liquidation Proceeds. See "The Agreements--Payments on Loans; Deposits to the Security Accounts," "--Hazard Insurance" and "--Servicing and Other Compensation and Expenses" in the Prospectus.

      The Servicer is required to indemnify the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, and the Trust Administrator from the liabilities specified in the Transfer and Servicing Agreement and in certain circumstances is entitled to receive indemnification.

      The standard for exculpation and indemnification with respect to the Master Servicer under the Transfer and Servicing Agreement is in all material respects similar to that described in the Prospectus under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor," except that the standard of care is negligence rather than gross negligence and that losses related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Transfer and Servicing Agreement) are not excluded from the Trustee's right to indemnification.

PREPAYMENT INTEREST SHORTFALLS

      Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. "Prepayment Interest Shortfall" means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month's interest at the Mortgage Rate less the Servicing Fee Rate, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Servicer will be required to pay the amount of any Prepayment Interest Shortfall into the Collection Account in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date (such amount, the "Compensating Interest"); provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer fails to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute "Prepayment Interest Excess," which will be retained by the Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date. Any Prepayment Interest Shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for payment on the related Payment Date.

ADVANCES

      The Servicer will be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The Master Servicer and the Servicer will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

      The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws.

      The Transfer and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Transfer and Servicing Agreement may be amended by the parties thereto without the consent of the Noteholders as necessary or appropriate to effect the terms of such a facility.

COLLECTION PROCEDURES

      Until the date each Mortgage Loan ceases to be subject to the Transfer and Servicing Agreement, the Servicer is required to proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.

      The Servicer is required to use its best efforts, consistent with the servicing standard specified in the Transfer and Servicing Agreement, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Transfer and Servicing Agreement. The Servicer is required to use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property has suffered damage, the Servicer is not required to expend its own funds toward the restoration of such property unless it determines in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property.

      Although the Servicer may waive, modify or vary any term of any Mortgage Loan, including (i) waiving any late payment charge and (ii) extending the due dates for payments due on a Mortgage Note for a period not greater than 120 days, the Transfer and Servicing Agreement contains certain restrictions on the Servicer's ability to grant such waivers, modifications or variances.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option but subject to certain conditions specified in the Transfer and Servicing Agreement, purchase such Mortgage Loan at a price equal to (i) 100% of the outstanding principal balance thereof, (ii) accrued interest thereon and (iii) any costs or damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, minus (iv) any unreimbursed Advances with respect to that Mortgage Loan.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

      The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

      As specified in the Transfer and Servicing Agreement, the Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

      The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obligated to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

      The Master Servicer will deliver to the Indenture Trustee an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Transfer and Servicing Agreement throughout the preceding calendar year. The Servicer will deliver to the Master Servicer an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement throughout the preceding calendar year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

      If the Master Servicer is in default on certain of its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default on its obligation to make an Advance as provided in the Transfer and Servicing Agreement, the Indenture Trustee will be obligated to terminate promptly the Master Servicer. The events that constitute a Master Servicer event of default that would enable the Indenture Trustee or the Noteholders to so terminate the Master Servicer are specified in the Transfer and Servicing Agreement. If the Master Servicer is terminated, the Indenture Trustee will either assume the duties of the Master Servicer, as successor Master Servicer, or appoint, or petition a court of competent jurisdiction to appoint, a successor Master Servicer.

     If the Servicer is in default on its obligations under the Transfer and Servicing Agreement, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. The events that constitute a Servicer event of default that would enable the Master Servicer to so terminate the Servicer are specified in the Transfer and Servicing Agreement. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

      Notwithstanding anything to the contrary to contained in the Prospectus, neither the Master Servicer nor the Servicer will be required to purchase any Mortgage Loan in connection with any breach of its respective obligations under the Transfer and Servicing Agreement.

MASTER SERVICER RESIGNATION; SERVICER RESIGNATION

      Except as otherwise provided in the Transfer and Servicing Agreement, the Master Servicer may not resign unless it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. No such resignation will become effective until the Indenture Trustee has assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor has assumed, the Master Servicer's responsibilities and obligations under the Transfer and Servicing Agreement. The Master Servicer will have the right to assign its obligations under the Transfer and Servicing Agreement as specified in the Transfer and Servicing Agreement.

      In general, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Transfer and Servicing Agreement, provided, that that person (or an affiliate) is qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac and will have a net worth of not less than $15,000,000.

      Except as otherwise provided in the Transfer and Servicing Agreement, the Servicer may not resign except by mutual consent of the Servicer and the Master Servicer, or upon the determination that its duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. If the Servicer resigns, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

PLEDGE OF SERVICING RIGHTS

      The Transfer and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer is acceptable to the Master Servicer and meets the requirements for appointment of a successor servicer under the Transfer and Servicing Agreement. See "--General" above.

                  THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE
                        TRANSFER AND SERVICING AGREEMENT

GENERAL

      On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement (the "Transfer and Servicing Agreement"), the Depositor will, in turn, sell the Mortgage Loans to the Trust.

ASSIGNMENT OF MORTGAGE LOANS

      On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to an indenture (the "Indenture"), the Trust will pledge all of its interest in such assets and any other property comprising the assets of the Trust (the "Trust Estate") to the Indenture Trustee as security for the Notes.

      Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the custodian of the mortgage file, and applicable prepayment premium provisions, if any.

      As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. The Depositor generally does not expect to cause the assignments of mortgage to be recorded and may instead receive an opinion of counsel acceptable to the Rating Agencies, to the effect that recording is not required to protect the Indenture Trustee's interest in the related Mortgage Loan. The Indenture Trustee or the Custodian on behalf of the Indenture Trustee, will, for the benefit of Noteholders, review the mortgage loan documents as specified in the Transfer and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

      Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller will make to the Depositor certain representations and warranties concerning the Mortgage Loans; including representations that (i) each

Mortgage Loan is covered by a title insurance policy and each Mortgaged Property was covered by a standard hazard insurance; (ii) immediately prior to the transfer and assignment of each Mortgage Loan, the Seller had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage; (iv) each Mortgage Loan was current as to all required payments; (v) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, usury, equal credit opportunity, and truth-in-lending or similar disclosure laws and all applicable anti-predatory and anti-abusive lending laws;
(vi) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (vii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; and (viii) no Mortgage Loan imposes a prepayment premium for a term in excess of three years. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Trust pursuant to the Transfer and Servicing Agreement. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan). Rather than repurchase the Mortgage Loan as provided above, within the two year period following the Closing Date, the Seller may remove the Mortgage Loan from the Trust and substitute in its place another Mortgage Loan of like kind; provided that the substituted Mortgage Loan meets the required characteristics specified in the Transfer and Servicing Agreement.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or a replacement Mortgage Loan is not substituted by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Subordinate Notes, may incur a loss.

ADMINISTRATION

      The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. [MASTER SERVICER] will not receive additional compensation for such services as Trust Administrator.

AMENDMENT

      The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer and the Indenture Trustee, without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the rating agencies confirm that such action would not adversely affect the then-current ratings on the Notes.

      The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Indenture Trustee, the holders of each class of Notes affected thereby evidencing voting rights aggregating not less than 66?% of each such class and the Ownership Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

VOTING RIGHTS

      At all times 99% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holder of the Ownership Certificate will be allocated 1% of the voting rights for so long as the class remains outstanding. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding principal amount of such Notes.

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

      The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to [TRUST ADMINISTRATOR], [STREET ADDRESS] [CITY], [STATE] [ZIP CODE], Attention: Aames Investment Trust 20___-__.

      The following summary describes the Trust, the Owner Trustee, the Indenture Trustee, and certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

THE TRUST

      Aames Mortgage Investment Trust 20___-__ will be a statutory trust formed under the laws of the State of [STATE] pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement, issuing the Notes, making payments on the Notes, and related activities.

      On the Closing Date, the Trust will pledge the Mortgage Loans, the Group 1 Cap Agreement, the Group 2 Cap Agreement, the Subordinate Cap Agreement and other Trust assets to the Indenture Trustee as security for the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any assets available for payment of the Notes.

      The Trust's principal offices are located in [CITY], [STATE], in care of [OWNER TRUSTEE], as Owner Trustee, at the address set forth below under "--The Owner Trustee."

THE OWNER TRUSTEE

      [OWNER TRUSTEE] will act, not in its individual capacity but solely as the Owner Trustee, under the Trust Agreement. [OWNER TRUSTEE] is a [STATE] banking corporation and its principal offices are located at [STREET ADDRESS], [CITY], [STATE] [ZIP CODE]. The Owner Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer.

      The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

THE INDENTURE TRUSTEE

      [INDENTURE TRUSTEE] will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at [STREET ADDRESS], [CITY], [STATE] [ZIP CODE], Attention: Trust Administration, Aames Mortgage Investment Trust 20___-__, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

CERTAIN MATTERS UNDER THE AGREEMENTS

      Events of Default Under the Indenture. An "Indenture Default" is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

      If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The "Priority Class" is the class or classes of Notes then outstanding having the highest priority of payment of interest.

      If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Trust Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66?% of the aggregate outstanding amount of the Notes.

      If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

      If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the

Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

      Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      None of the Indenture Trustee, the Master Servicer, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificateholder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

      Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of the Mortgage Loans."

      The Indenture will be discharged upon the delivery to the Trust Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Trust Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificateholder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

AMENDMENT

      Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Amendment," except that in the case of the Trust Agreement, references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificateholder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

      The yields to maturity (or to early termination) of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

      Yields on the Senior Notes will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal prepayments on the Mortgage Loans in the other Mortgage Pool. Yields on the Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans in both Mortgage Pools.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

      Substantially all of the Mortgage Loans in Pool 1 and Pool 2 have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Rate, and each Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

      Approximately [_____]% of all of the Mortgage Loans and approximately [_____]% and [_____]% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from one year to three years after origination, as described under "Description of the Mortgage Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investors' expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying Prospectus under "Description of the Securities"), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      The yields on the Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Notes will be affected by the level of LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time and by delinquencies in payment, defaults and prepayments of the Mortgage Loans, as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes." The yields on the Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state laws.

      As described herein, excess interest will be applied, to the extent available, as an additional payments of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

         o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the Notes;

         o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

         o The value of One-Month LIBOR and Six-Month LIBOR; and

         o The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the Interest Rates of the Notes.

      No assurances can be given as to the amount or timing of excess interest payable on the Notes.

      The yields of the Notes will be affected by the exercise by Aames Investment Acceptance Corporation or the Servicer, as applicable, of its respective right to purchase the Mortgage Loans, as described under "Description of the Notes--Optional Purchase of the Mortgage Loans" herein.

      If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the seller due to breaches of representations and warranties.

      The Interest Rates applicable to the Notes will be affected by the level of One-Month LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

OVERCOLLATERALIZATION

      The yields of the Notes will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein. In addition, because of the cross collateralization features as described under "Description of the Notes--Payments of Principal," payments of principal on the Senior Notes may be accelerated before principal payments are applied to the Subordinate Notes.

SUBORDINATION OF THE SUBORDINATE NOTES

      As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Payment Amount. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under the Cap Contract) applied in reduction of the Class Principal Amounts of the Notes.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% of the Prepayment Assumption assumes a constant prepayment rate ("CPR") of [_]% in month 1, an additional 1/11th of [__]% CPR for each month thereafter, increasing to [__]% CPR in month 12 and remaining constant at [__]% CPR until month 24, increasing to and remaining constant at [__]% CPR from month 25 until month 28 decreasing 1/6th of [__]% CPR for each month thereafter and remaining constant at [__]% CPR from month 34 and thereafter; provided, however, the prepayment rate will not exceed [__]% CPR in any period for any given percentage of the Prepayment Assumption. As used in the tables below, a [_]% Prepayment Assumption assumes prepayment rates equal to [_]% of the Prepayment Assumption, i.e. no prepayments; a [__]% Prepayment Assumption assumes prepayment rates equal to [__]% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

      The tables beginning on page S-[__] were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-[__] of this prospectus supplement and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in [Month] 20___; (3) principal prepayments are received in full on the last day of each month commencing in [Month] 20___ and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the 25th day of each month, irrespective of whether such day is a Business Day, commencing in [Month] 20___; (6) there are no purchases or substitutions of Mortgage Loans;
(7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap or Subsequent Periodic Cap and Maximum or Minimum Interest Rate; (8) the value of six-month LIBOR is equal to [_____]% and the value of one-month LIBOR is equal to _________%; (9) the applicable index for the Notes is One-Month LIBOR; (10) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method; (11) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination); (12) the Notes are issued on [Month] [Day], 20___; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                              ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                           REMAINING   REMAINING   ORIGINAL
                                      GROSS      NET       TERM TO     AMORT.      TERM TO    MONTHS TO
    MORTGAGE LOAN        PRINCIPAL    MORTGAGE   MORTGAGE  MATURITY    TERM        MATURITY   NEXT RATE
      TYPE (1)          BALANCE ($)   RATE (%)   RATE (%)   (MONTHS)    (MONTHS)   (MONTHS)  ADJUSTMENT
------------------      -----------   --------   --------   --------    --------   --------  ----------
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]


                                                                                              ORIGINAL
                                                          INITIAL    SUBSEQUENT     RATE      INTEREST
                        GROSS                             PERIODIC   PERIODIC    ADJUSTMENT   ONLY
    MORTGAGE LOAN       MARGIN      MAXIMUM    MINIMUM    RATE CAP   RATE CAP     FREQUENCY   TERM
      TYPE (1)            (%)      RATE (%)    RATE (%)      (%)        (%)       (MONTHS)    (MONTHS)
------------------      -----------   --------   --------   --------    --------   --------  ----------
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
3/27 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....      [______]  [________]   [______]   [______]   [________]      [_]        [__]

-----------
(1) "6ML" indicates that the assumed Mortgage Loan bears interest based on six-month LIBOR.
                                      S-67

                              ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2


                                                            REMAINING  REMAINING   ORIGINAL
                                      GROSS      NET        TERM TO    AMORT.      TERM TO    MONTHS TO
    MORTGAGE LOAN        PRINCIPAL    MORTGAGE   MORTGAGE   MATURITY   TERM        MATURITY   NEXT RATE
      TYPE (1)          BALANCE ($)   RATE (%)   RATE (%)   (MONTHS)    (MONTHS)   (MONTHS)  ADJUSTMENT
------------------      -----------   --------   --------   --------    --------   --------  ----------
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
2/28 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
3/27 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]
5/25 ARM (6ML)....     [___________]  [______]   [______]    [___]       [___]      [___]       [__]


                                                                                             ORIGINAL
                                                         INITIAL    SUBSEQUENT     RATE      INTEREST
                       GROSS                             PERIODIC   PERIODIC    ADJUSTMENT   ONLY
    MORTGAGE LOAN      MARGIN      MAXIMUM    MINIMUM    RATE CAP   RATE CAP     FREQUENCY   TERM
      TYPE (1)           (%)      RATE (%)    RATE (%)      (%)        (%)       (MONTHS)    (MONTHS)
------------------      -----------   --------   --------   --------    --------   --------  ----------
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
2/28 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
3/27 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        N/A
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]
5/25 ARM (6ML)....     [______]  [________]   [______]   [______]   [________]      [_]        [__]

(1) "6ML" indicates that the assumed Mortgage Loan bears interest based on six-month LIBOR.

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

      The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                 PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A1 AND CLASS 1A2 NOTES
                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 1A1 NOTES                           CLASS 1A2 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

* Indicates a value greater than 0.0% and less than 0.5%.

                                      S-70

                 PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A3 AND CLASS 2A1 NOTES
                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 1A3 NOTES                           CLASS 2A1 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

* Indicates a value greater than 0.0% and less than 0.5%.

                                      S-71

                  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M1 AND CLASS M2 NOTES
                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M1 NOTES                            CLASS M2 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]


                                      S-72

                  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M3 AND CLASS M4 NOTES
                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M3 NOTES                            CLASS M4 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

                                      S-73

                  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M5 AND CLASS M6 NOTES
                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M5 NOTES                            CLASS M6 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

                                      S-74

                  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M7 AND CLASS M8 NOTES
                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M7 NOTES                            CLASS M8 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

                                      S-75

                     PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M9 AND CLASS B1
                    NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M9 NOTES                            CLASS B1 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

                                      S-76

                     PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B2 AND CLASS B3
                    NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS B2 NOTES                            CLASS B3 NOTES
                                   --------------------------------------    ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                   -----   -----    -----   -----   -----    -----   -----    -----   -----    -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]    [___]   [___]    [___]   [___]    [___]

                                      S-77

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B4
                    NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS B4 NOTES
                                   --------------------------------------
                                     0%      80%     100%    120%    150%
                                   -----   -----    -----   -----   -----
Initial Percentage.............    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
[Month[ [Day], 20___...........    [___]   [___]    [___]   [___]   [___]
Weighted Average Life in Years:
   Without Optional Termination    [___]   [___]    [___]   [___]   [___]
   With Optional Termination...    [___]   [___]    [___]   [___]   [___]

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

     In the opinion of Greenberg Traurig, LLP , assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes (other than the Class B4 Notes, which at the time of their issuance, the Seller or one of its qualified REIT subsidiaries will acquire beneficial ownership thereof), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of Greenberg Traurig, LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool ("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

     The Seller will hold through Aames Investment Acceptance Corporation, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. The Seller represents it filed for its taxable year ended [Month] [Day], 20___ an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Greenberg Traurig, LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representation made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

     At the issuance of the Notes, Aames Investment Acceptance Corporation will also acquire beneficial ownership of the Class B4 Notes. Because the Seller's qualified REIT subsidiary will own the Ownership Certificate, the Class B4 Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Class B4 Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold the Class B4 Notes and the Ownership Certificate. If Aames Investment Acceptance Corporation were to sell the Class B4 Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Class B4 Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "--Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Interest Income on the Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to the Mortgage Loans. See "Yield,

Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Greenberg Traurig, LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

     In addition to the federal income tax consequences described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws. The Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes will not constitute "mortgage related securities" for purposes of the SMMEA.

     Classes of Notes that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Notes will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Notes without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Notes for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), (whether or not the class of Notes under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Notes (whether or not the class of Notes under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities not entitled to payments allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

     Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that the Class B4 Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and
(ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such PLAN. In that case, Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an "in-house asset manager"); and any other applicable exemption granted by the U.S. Department of Labor (collectively, the "Investor-Based Exemptions") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited TRANSACTIONS. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

     The Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a "Benefit Plan") if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, or, if subject to any federal, state, local or foreign laws substantially similar to ERISA or Section 4975 of the Code ("Similar Law"), will not cause a non-exempt violation of that law.

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

     Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

     The sale of Notes to a Plan is in no respect a representation by the issuer or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Underwritten Notes will be applied by the Depositor toward the purchase of the Mortgage Loans, and will be applied by the Seller toward the repayment of any related financing.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER], [UNDERWRITER] and [UNDERWRITER] (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor, the principal amounts of the following classes of Notes (the "Underwritten Notes") shown opposite its name:

UNDERWRITER                              CLASS 1A1 NOTES    CLASS 1A2 NOTES    CLASS 1A3 NOTES    CLASS 2A1 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
Total...............................      $[__________]      $[__________]      $ [_________]      $[__________]


UNDERWRITER                              CLASS M1 NOTES     CLASS M2 NOTES     CLASS M3 NOTES     CLASS M4 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
Total...............................      $[__________]      $[__________]      $ [_________]      $[__________]

UNDERWRITER                              CLASS M5 NOTES     CLASS M6 NOTES     CLASS M7 NOTES     CLASS M8 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
Total...............................      $[__________]      $[__________]      $ [_________]      $[__________]


UNDERWRITER                              CLASS M9 NOTES     CLASS B1 NOTES     CLASS B2 NOTES     CLASS B3 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
[UNDERWRITER].......................      $[__________]      $[__________]      $ [_________]      $[__________]
Total...............................      $[__________]      $[__________]      $ [_________]      $[__________]

     The distribution of the Underwritten Notes by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Underwritten Notes to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     It is expected that the proceeds to the Depositor from the sale of the Underwritten Notes will be approximately $[__________] before deducting issuance expenses payable by the Depositor, estimated to be approximately $[______].

     The Underwriting Agreement provides that the Depositor will indemnify each Underwriter against certain civil liabilities, including liabilities under the Act.

     The Class B4 Notes will be transferred to the Seller or an affiliate thereof on the Closing Date.

     Immediately prior to the sale of the Mortgage Loans to the Trust, certain of the Mortgage Loans were subject to financing provided by affiliates of one or more of the Underwriters.

     Countrywide Securities Corporation is an affiliate of the Depositor.

     After the initial distribution of the Underwritten Notes by the Underwriters, the accompanying Prospectus and prospectus supplement may be used by the Underwriters in connection with market making transactions in the Underwritten Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Seller and Servicer by Greenberg Traurig, LLP, New York, New York. Certain legal matters with respect to the Underwriter will be passed upon by [UNDERWRITERS' COUNSEL], New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes that they be rated "AAA" by S&P and "Aaa" by Moody's (collectively, the "Rating Agencies"). It is a condition to the issuance of the Class M1 Notes that they be rated "AA+" by S&P and "Aa1" by Moody's. It is a condition to the issuance of the Class M2 Notes that they be rated "AA+" by S&P and "Aa2" by Moody's. It is a condition to issuance of the Class M3 Notes that they be rated "AA" by S&P and "Aa3" by Moody's. It is a condition to the issuance of the Class M4 Notes that they be rated "AA" by S&P and "A1" by Moody's. It is a condition to the issuance of the Class M5 Notes that they be rated "AA" by S&P and "A2" by Moody's. It is a condition to the issuance of the Class M6 Notes that they be rated "AA-" by S&P. It is a condition to the issuance of the Class M7 Notes that they be rated "A+" by S&P and "Baa1" by Moody's. It is a condition to the issuance of the Class M8 Notes that they be rated "A" by S&P and "Baa2" by Moody's. It is a condition to the issuance of the Class M9 Notes that they be rated "A-" by S&P and "Baa3" by Moody's. It is a condition to the issuance of the Class B1 Notes that they be rated "BBB+" by S&P and "Ba1" by Moody's. It is a condition to the issuance of the Class B2 Notes that they be rated "BBB+" by S&P. It is a condition to the issuance of the Class B3 Notes that they be rated "BBB" by S&P. It is a condition to the issuance of the Class B4 Notes that they be rated "BBB-" by S&P.

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess Cashflow, the Group 1 Cap Agreement, the Group 2 Cap Agreement or the Subordinate Cap Agreement.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

DEFINED TERM                                                               PAGE
------------                                                               ----

Aames Investment...........................................................S-45
ACC........................................................................S-46
Accrual Period.............................................................S-25
Act........................................................................S-83
Adjustment Date............................................................S-43
Advance....................................................................S-55
Aggregate Loan Balance.....................................................S-26
Aggregate Overcollateralization Release Amount.............................S-36
Basis Risk Shortfall.......................................................S-26
BBA........................................................................S-31
Beneficial Owner...........................................................S-21
Benefit Plan...............................................................S-81
Book-Entry Notes...........................................................S-21
BSFP.......................................................................S-29
Business Day...............................................................S-21
Class Principal Amount.....................................................S-25
Clearstream Luxembourg.....................................................S-21
Clearstream Luxembourg Participants........................................S-23
Closing Date...............................................................S-25
Collection Account.........................................................S-53
Collection Period..........................................................S-32
Compensating Interest......................................................S-54
CPR........................................................................S-65
Cumulative Loss Trigger Event..............................................S-35
Current Interest...........................................................S-25
Custodial Account..........................................................S-20
Cut-off Date Balance.......................................................S-41
Deferred Interest..........................................................S-40
Definitive Note............................................................S-21
Delinquency Rate...........................................................S-35
Depositor..................................................................S-20
Designated Telerate Page...................................................S-31
DTC........................................................................S-21
DTI........................................................................S-47
Euroclear..................................................................S-21
Euroclear Operator.........................................................S-23
Euroclear Participants.....................................................S-23
European Depositaries......................................................S-21
Financial Intermediary.....................................................S-21
Fixed Rate Cap.............................................................S-25
Gross Margin...............................................................S-43
Group 1 Cap Agreement......................................................S-26
Group 1 Maximum Rate.......................................................S-26
Group 1 Notes..............................................................S-20
Group 1 Strike Rate........................................................S-26
Group 2 Cap Agreement......................................................S-27
Group 2 Maximum Rate.......................................................S-27
Group 2 Strike Rate........................................................S-27
Indenture..................................................................S-57
Indenture Default..........................................................S-60
Initial Cap................................................................S-43

Initial Optional Termination Date..........................................S-40
Insurance Proceeds.........................................................S-32
Interest Rate........................................................S-25, S-26
Interest Remittance Amount.................................................S-31
Interest Settlement Rate...................................................S-31
Investor-Based Exemptions..................................................S-81
LIBOR......................................................................S-31
LIBOR Business Day.........................................................S-31
LIBOR Determination Date...................................................S-31
Liquidated Mortgage Loan...................................................S-37
Loan-to-Value Ratio........................................................S-42
Master Servicer............................................................S-49
Master Servicing Fee.......................................................S-53
Master Servicing Fee Rate..................................................S-53
Maximum Rate...............................................................S-43
Minimum Rate...............................................................S-43
Modeling Assumptions.......................................................S-65
Monthly Excess Cashflow....................................................S-38
Mortgage Loan Purchase Agreement...........................................S-41
Mortgage Loans.............................................................S-20
Mortgage Pool..............................................................S-20
Mortgage Rate..............................................................S-26
NCUA.......................................................................S-79
Net Funds Cap..............................................................S-25
Net Liquidation Proceeds...................................................S-32
Net Mortgage Rate..........................................................S-25
Net Prepayment Interest Shortfalls.........................................S-54
Noteholder.................................................................S-21
Notes......................................................................S-20
Overcollateralization Amount...............................................S-36
Ownership Certificate......................................................S-20
Ownership Certificateholder................................................S-20
Participant................................................................S-21
Payahead...................................................................S-31
Payment Date...............................................................S-21
Penalty Period.............................................................S-42
Periodic Cap...............................................................S-43
Policy Statement...........................................................S-80
Pool 1.....................................................................S-20
Pool 1 Monthly Excess Interest.............................................S-30
Pool 1 Mortgage Loans......................................................S-44
Pool 1 Senior Priority.....................................................S-34
Pool 2.....................................................................S-20
Pool 2 Monthly Excess Interest.............................................S-30
Pool 2 Mortgage Loans......................................................S-44
Pool Balance...............................................................S-26
Pool Percentage............................................................S-26
Prepayment Assumption......................................................S-65
Prepayment Interest Excess.................................................S-54
Prepayment Interest Shortfall..............................................S-54
Prepayment Period..........................................................S-33
Prepayment Premium.........................................................S-42
Principal Deficiency Amount................................................S-40
Principal Payment Amount...................................................S-32
Principal Remittance Amount................................................S-32

Priority Class.............................................................S-61
PTCE.......................................................................S-81
Rating Agencies............................................................S-83
Realized Loss..............................................................S-37
Record Date................................................................S-21
REIT.......................................................................S-46
Related Senior Principal Payment Amount....................................S-35
Relevant Depositary........................................................S-21
Relief Act.................................................................S-26
Rolling Three Month Delinquency Rate.......................................S-35
Rules......................................................................S-22
Scheduled Payment..........................................................S-33
Scheduled Principal Balance................................................S-33
Seller.....................................................................S-41
Senior Enhancement Percentage..............................................S-36
Senior Notes...............................................................S-20
Senior Principal Payment Amount............................................S-35
Senior Proportionate Percentage............................................S-36
Senior Target Amount.......................................................S-36
Servicer...................................................................S-49
Servicing Fee..............................................................S-53
Servicing Fee Rate.........................................................S-53
Similar Law................................................................S-81
Six-Month LIBOR Index......................................................S-43
SMMEA......................................................................S-79
Stepdown Date..............................................................S-35
Subordinate Cap Agreement..................................................S-28
Subordinate Class Principal Payment Amount.................................S-36
Subordinate Class Target Amount............................................S-37
Subordinate Maximum Rate...................................................S-28
Subordinate Notes..........................................................S-20
Subordinate Priority.......................................................S-30
Subordinate Strike Rate....................................................S-29
Substitution Amount........................................................S-31
Target Amount..............................................................S-35
Targeted Overcollateralization Amount......................................S-36
Termination Price..........................................................S-40
Terms and Conditions.......................................................S-23
TMP........................................................................S-78
Total Principal Deficiency Amount..........................................S-40
Transfer and Servicing Agreement...........................................S-57
Trigger Event..............................................................S-35
Trust......................................................................S-20
Trust Administrator........................................................S-41
Trust Agreement............................................................S-41
Trust Estate...............................................................S-57
Underwriters...............................................................S-82
Underwriting Agreement.....................................................S-82
Underwritten Notes.........................................................S-82
Unpaid Basis Risk Shortfall................................................S-26

                                     ANNEX A
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Aames Mortgage Investment Trust 20___-__ Mortgage Backed Notes, Series 20___-__ (the "Global Securities") will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

     Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

                                      S-A-1

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day,

                                     S-A-2
and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S.  FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trust Administrator or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the Trust Administrator or the U.S. withholding agent receives a statement--

          (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

              (i) is signed by the noteholder under penalties of perjury,

              (ii) certifies that such owner is not a United States person, and

              (iii) provides the name and address of the noteholder, or

         (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that--

              (i) is signed under penalties of perjury by an authorized representative of the financial institution,

              (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

              (iii) provides the name and address of the noteholder, and

                                     S-A-3

              (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to Trust Administrator or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to Trust Administrator or the U.S. withholding agent; or

     IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to Trust Administrator or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

     A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

     The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


                                     S-A-4

                                     ANNEX B
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate Mortgage Pools, the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.


                               ALL MORTGAGE LOANS

         CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- ALL MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                  MORTGAGE LOANS BY
                                                                               AGGREGATE              AGGREGATE
                RANGE OF SCHEDULED                       NUMBER OF             SCHEDULED              SCHEDULED
              PRINCIPAL BALANCES ($)                  MORTGAGE LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------      --------------       -----------------      -----------------
[__________] to [__________]....................         [_____]           $   [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
[__________] to [__________]....................         [_____]               [___________]           [_____]%
                                                      --------------       -----------------      -----------------
   Total........................................         [_____]           $   [___________]            100.00%
                                                      --------------       -----------------      -----------------

     The average Cut-off Date Scheduled Principal Balance for all Mortgage Loans is approximately $[___________].


                                     S-B-1

                                        MORTGAGE RATES -- ALL MORTGAGE LOANS(1)
                                                                                                  PERCENTAGE OF
                                                                                                MORTGAGE LOANS BY
                                                                              AGGREGATE             AGGREGATE
                       RANGE OF                        NUMBER OF              SCHEDULED             SCHEDULED
                  MORTGAGE RATES (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------------------------------     --------------       -----------------     -----------------
  4.501    to  5.000............................        [_____]            $   [___________]          [_____]%
  5.001    to  5.500............................        [_____]                [___________]          [_____]
  5.501    to  6.000............................        [_____]                [___________]          [_____]
  6.001    to  6.500............................        [_____]                [___________]          [_____]
  6.501    to  7.000............................        [_____]                [___________]          [_____]
  7.001    to  7.500............................        [_____]                [___________]          [_____]
  7.501    to  8.000............................        [_____]                [___________]          [_____]
  8.001    to  8.500............................        [_____]                [___________]          [_____]
  8.501    to  9.000............................        [_____]                [___________]          [_____]
  9.001    to  9.500............................        [_____]                [___________]          [_____]
  9.501    to 10.500............................        [_____]                [___________]          [_____]
 10.001    to 10.500............................        [_____]                [___________]          [_____]
 10.501    to 11.000............................        [_____]                [___________]          [_____]
 11.001    to 11.500............................        [_____]                [___________]          [_____]
 11.501    to 12.000............................        [_____]                [___________]          [_____]
 12.001    to 12.500............................        [_____]                [___________]          [_____]
                                                     --------------        -----------------      -----------------
   Total........................................        [_____]            $   [___________]            100.00%
                                                     --------------        -----------------      -----------------
     The weighted average Mortgage Rate for all Mortgage Loans is approximately
[_____]%.


-------------
(1) Reflects the current Mortgage Rates for the Mortgage Loans.


                                                 LOAN TYPE -- ALL MORTGAGE LOANS
                                                                                                   PERCENTAGE OF
                                                                                                 MORTGAGE LOANS BY
                                                                               AGGREGATE             AGGREGATE
                                                       NUMBER OF               SCHEDULED             SCHEDULED
                      LOAN TYPE                      MORTGAGE LOANS        PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------        -----------------     -----------------
2/28 ARM ........................................        [_____]           $   [___________]           [_____]%
2/28 ARM - Interest-Only.........................        [_____]               [___________]           [_____]
3/27 ARM ........................................        [_____]               [___________]           [_____]
3/27 ARM - Interest-Only.........................        [_____]               [___________]           [_____]
5/25 ARM ........................................        [_____]               [___________]           [_____]
5/25 ARM - Interest-Only.........................        [_____]               [___________]           [_____]
                                                .    --------------        -----------------     -----------------
   Total.........................................        [_____]           $   [___________]            100.00%
                                                     --------------        -----------------     -----------------


                                  ORIGINAL TERMS TO MATURITY -- ALL MORTGAGE LOANS
                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                AGGREGATE          BY AGGREGATE
                  ORIGINAL TERMS TO                    NUMBER OF                SCHEDULED            SCHEDULED
                  MATURITY (MONTHS)                  MORTGAGE LOANS        PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------        -----------------     -----------------
360..............................................        [_____]           $   [___________]           [_____]%
                                                     --------------        -----------------     -----------------
   Total.........................................        [_____]           $   [___________]            100.00%
                                                     --------------        -----------------     -----------------


                                     S-B-2

                                 REMAINING TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                AGGREGATE          BY AGGREGATE
             RANGE OF REMAINING TERMS TO               NUMBER OF                SCHEDULED            SCHEDULED
                  MATURITY (MONTHS)                  MORTGAGE LOANS        PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------        -----------------     -----------------
301 to 360 ......................................       [_____]            $   [___________]           [_____]%
                                                     --------------        -----------------     -----------------
   Total.........................................       [_____]            $   [___________]            100.00%
                                                     --------------        -----------------     -----------------

     The weighted average remaining term to maturity for all Mortgage Loans is approximately [_____] months.


                                ORIGINAL LOAN-TO-VALUE RATIOS -- ALL MORTGAGE LOANS
                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                AGGREGATE          BY AGGREGATE
                  RANGE OF ORIGINAL                    NUMBER OF                SCHEDULED            SCHEDULED
               LOAN-TO-VALUE RATIOS (%)              MORTGAGE LOANS        PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------        -----------------     -----------------
     0.00   to   50.00...........................       [_____]            $   [__________]            [_____]%
    50.01   to   55.00...........................       [_____]                [__________]            [_____]
    55.01   to   60.00...........................       [_____]                [__________]            [_____]
    60.01   to   65.00...........................       [_____]                [__________]            [_____]
    65.01   to   70.00...........................       [_____]                [__________]            [_____]
    70.01   to   75.00...........................       [_____]                [__________]            [_____]
    75.01   to   80.00...........................       [_____]                [__________]            [_____]
    80.01   to   85.00...........................       [_____]                [__________]            [_____]
    85.01   to   90.00...........................       [_____]                [__________]            [_____]
    90.01   to   95.00...........................       [_____]                [__________]            [_____]
    95.01   to  100.00...........................       [_____]                [__________]            [_____]
                                                     --------------        -----------------     -----------------
   Total.........................................       [_____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------

     The weighted average original loan-to-value ratio for all Mortgage Loans is approximately [_____]%.


                                     S-B-3

                                   GEOGRAPHIC DISTRIBUTION -- ALL MORTGAGE LOANS
                                                                                                  PERCENTAGE OF
                                                                                                MORTGAGE LOANS BY
                                                                               AGGREGATE             AGGREGATE
                                                       NUMBER OF               SCHEDULED             SCHEDULED
                       LOCATION                      MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
Arizona .........................................        [____]            $   [__________]            [______]%
Arkansas ........................................        [____]                [__________]            [______]
California ......................................        [____]                [__________]            [______]
Colorado ........................................        [____]                [__________]            [______]
Connecticut .....................................        [____]                [__________]            [______]
Delaware ........................................        [____]                [__________]            [______]
Florida .........................................        [____]                [__________]            [______]
Georgia .........................................        [____]                [__________]            [______]
Hawaii ..........................................        [____]                [__________]            [______]
Idaho ...........................................        [____]                [__________]            [______]
Illinois ........................................        [____]                [__________]            [______]
Indiana .........................................        [____]                [__________]            [______]
Iowa ............................................        [____]                [__________]            [______]
Kansas ..........................................        [____]                [__________]            [______]
Kentucky ........................................        [____]                [__________]            [______]
Louisiana .......................................        [____]                [__________]            [______]
Maine ...........................................        [____]                [__________]            [______]
Maryland ........................................        [____]                [__________]            [______]
Massachusetts ...................................        [____]                [__________]            [______]
Michigan ........................................        [____]                [__________]            [______]
Minnesota .......................................        [____]                [__________]            [______]
Mississippi .....................................        [____]                [__________]            [______]
Missouri ........................................        [____]                [__________]            [______]
Montana .........................................        [____]                [__________]            [______]
Nevada ..........................................        [____]                [__________]            [______]
New Hampshire ...................................        [____]                [__________]            [______]
New Jersey ......................................        [____]                [__________]            [______]
New Mexico ......................................        [____]                [__________]            [______]
New York ........................................        [____]                [__________]            [______]
North Carolina ..................................        [____]                [__________]            [______]
Ohio ............................................        [____]                [__________]            [______]
Oklahoma ........................................        [____]                [__________]            [______]
Oregon ..........................................        [____]                [__________]            [______]
Pennsylvania ....................................        [____]                [__________]            [______]
Rhode Island ....................................        [____]                [__________]            [______]
South Carolina ..................................        [____]                [__________]            [______]
South Dakota ....................................        [____]                [__________]            [______]
Tennessee .......................................        [____]                [__________]            [______]
Texas ...........................................        [____]                [__________]            [______]
Utah ............................................        [____]                [__________]            [______]
Virginia ........................................        [____]                [__________]            [______]
Washington ......................................        [____]                [__________]            [______]
West Virginia ...................................        [____]                [__________]            [______]
Wisconsin .......................................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................       [_____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------



                                     S-B-4

                                        PROPERTY TYPE -- ALL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                MORTGAGE LOANS BY
                                                                               AGGREGATE             AGGREGATE
                                                       NUMBER OF               SCHEDULED             SCHEDULED
                    PROPERTY TYPE                    MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
Single Family....................................        [____]            $   [__________]            [______]%
Condominium......................................        [____]                [__________]            [______]
Two-Family.......................................        [____]                [__________]            [______]
Three-Family.....................................        [____]                [__________]            [______]
Four-Family......................................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................       [_____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------


                                         LOAN PURPOSE -- ALL MORTGAGE LOANS
                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                              AGGREGATE            BY AGGREGATE
                                                       NUMBER OF              SCHEDULED              SCHEDULED
                     LOAN PURPOSE                    MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
Cash Out Refinance ..............................        [____]            $   [__________]            [______]%
Purchase ........................................        [____]                [__________]            [______]
Rate/Term Refinance .............................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................        [____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------

                                       OCCUPANCY STATUS -- ALL MORTGAGE LOANS
                                                                                                  PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                               AGGREGATE          BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
                   OCCUPANCY STATUS                  MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
Owner Occupied ..................................        [____]            $   [__________]            [______]%
Investment ......................................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................        [____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------

                                      LOAN DOCUMENTATION -- ALL MORTGAGE LOANS
                                                                                                  PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
                  LOAN DOCUMENTATION                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
Full Documentation ..............................        [____]            $   [__________]            [______]%
Stated Income ...................................        [____]                [__________]            [______]
Full Documentation Plus .........................        [____]                [__________]            [______]
Limited Documentation ...........................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................        [____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------

                                     S-B-5


                      ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- ALL MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                               AGGREGATE          BY AGGREGATE
           ORIGINAL PREPAYMENT PREMIUM TERM            NUMBER OF               SCHEDULED           SCHEDULED
                  (YEARS IN EFFECT)                  MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
0 ...............................................        [____]            $   [__________]            [______]%
1 ...............................................        [____]                [__________]            [______]
2 ...............................................        [____]                [__________]            [______]
3 ...............................................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................        [____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------


                             CREDIT SCORES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS
                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF               SCHEDULED             SCHEDULED
                    CREDIT SCORES                    MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
Greater than 820 ................................        [____]            $   [__________]            [______]%
801 to 820 ......................................        [____]                [__________]            [______]
781 to 800 ......................................        [____]                [__________]            [______]
761 to 780 ......................................        [____]                [__________]            [______]
741 to 760 ......................................        [____]                [__________]            [______]
721 to 740 ......................................        [____]                [__________]            [______]
701 to 720 ......................................        [____]                [__________]            [______]
681 to 700 ......................................        [____]                [__________]            [______]
661 to 680 ......................................        [____]                [__________]            [______]
641 to 660 ......................................        [____]                [__________]            [______]
621 to 640 ......................................        [____]                [__________]            [______]
601 to 620 ......................................        [____]                [__________]            [______]
581 to 600 ......................................        [____]                [__________]            [______]
561 to 580 ......................................        [____]                [__________]            [______]
541 to 560 ......................................        [____]                [__________]            [______]
521 to 540 ......................................        [____]                [__________]            [______]
501 to 520 ......................................        [____]                [__________]            [______]
500 or Less .....................................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................        [____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------


     The weighted average credit score for all Mortgage Loans is approximately [____].



                                     S-B-6

                             GROSS MARGINS OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                               AGGREGATE          BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
              RANGE OF GROSS MARGINS (%)             MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
2.001 to 3.000 ..................................        [____]            $   [__________]            [______]%
4.001 to 5.000 ..................................        [____]                [__________]            [______]
5.001 to 6.000 ..................................        [____]                [__________]            [______]
6.001 to 7.000 ..................................        [____]                [__________]            [______]
                                                     --------------        -----------------     -----------------
   Total.........................................        [____]            $   [__________]             100.00%
                                                     --------------        -----------------     -----------------


     The weighted average Gross Margin for all Mortgage Loans is approximately
[_____]%.

                             MAXIMUM RATES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS
                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF               SCHEDULED            SCHEDULED
                  MAXIMUM RATES (%)                  MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
 9.001 to 10.000 ................................        [____]            $   [__________]            [______]%
10.001 to 10.500 ................................        [____]                [__________]            [______]
10.501 to 11.000 ................................        [____]                [__________]            [______]
11.001 to 11.500 ................................        [____]                [__________]            [______]
11.501 to 12.000 ................................        [____]                [__________]            [______]
12.001 to 12.500 ................................        [____]                [__________]            [______]
12.501 to 13.000 ................................        [____]                [__________]            [______]
13.001 to 13.500 ................................        [____]                [__________]            [______]
13.501 to 14.000 ................................        [____]                [__________]            [______]
14.001 to 14.500 ................................        [____]                [__________]            [______]
14.501 to 15.000 ................................        [____]                [__________]            [______]
15.001 to 15.500 ................................        [____]                [__________]            [______]
15.501 to 16.000 ................................        [____]                [__________]            [______]
16.001 to 16.500 ................................        [____]                [__________]            [______]
16.501 to 17.000 ................................        [____]                [__________]            [______]
17.001 to 17.500 ................................        [____]                [__________]            [______]
17.501 to 18.000 ................................        [____]                [__________]            [______]
18.001 to 18.500 ................................        [____]                [__________]            [______]
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------

     The weighted average Maximum Rate for all Mortgage Loans is approximately [_____]%.


                                     S-B-7

                             MINIMUM RATES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF               SCHEDULED            SCHEDULED
                  MINIMUM RATES (%)                  MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
4.001 to 5.000...................................        [____]            $   [__________]            [______]%
5.001 to 6.000...................................        [____]                [__________]            [______]
6.001 to 7.000...................................        [____]                [__________]            [______]
7.001 to 8.000...................................        [____]                [__________]            [______]
8.001 to 9.000...................................        [____]                [__________]            [______]
9.001 to 10.000..................................        [____]                [__________]            [______]
Greater than 10.000..............................        [____]                [__________]            [______]
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------

     The weighted average Minimum Rate for all Mortgage Loans is approximately
[_____]%.


                       NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS
                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
              NEXT RATE ADJUSTMENT DATE              MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
[Month] 20___ ...................................        [____]            $   [__________]            [______]%
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
[Month] 20___ ...................................        [____]                [__________]            [______]
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------


                                     S-B-8

                              INITIAL CAPS OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
                   INITIAL CAP (%)                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
1.000............................................        [____]            $   [__________]            [______]%
3.000............................................        [____]                [__________]            [______]
5.000............................................        [____]                [__________]            [______]
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------

     The weighted average of the Initial Caps of all Mortgage Loans is approximately [_____]%.



                              PERIODIC CAP OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
                  PERIODIC CAP (%)                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------

1.000 ...........................................        [____]            $   [__________]            [______]%
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------

     The weighted average of the Periodic Cap of all Mortgage Loans is approximately 1.000%.


                             CREDIT GRADES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                               AGGREGATE           BY AGGREGATE
                                                       NUMBER OF               SCHEDULED            SCHEDULED
                  CREDIT GRADE                       MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------

A+ ..............................................        [____]            $   [__________]            [______]%
A ...............................................        [____]                [__________]            [______]
A- ..............................................        [____]                [__________]            [______]
B ...............................................        [____]                [__________]            [______]
C ...............................................        [____]                [__________]            [______]
C- ..............................................        [____]                [__________]            [______]
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------



                                     S-B-9

                                               POOL 1 MORTGAGE LOANS

                         CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE           BY AGGREGATE
                  RANGE OF SCHEDULED                  NUMBER OF               SCHEDULED           SCHEDULED
                PRINCIPAL BALANCES ($)              MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
150,000.01 to 200,000.00 ........................        [____]            $   [__________]            [______]%
200,000.01 to 250,000.00 ........................        [____]                [__________]            [______]
250,000.01 to 300,000.00 ........................        [____]                [__________]            [______]
300,000.01 to 350,000.00 ........................        [____]                [__________]            [______]
350,000.01 to 400,000.00 ........................        [____]                [__________]            [______]
400,000.01 to 450,000.00 ........................        [____]                [__________]            [______]
450,000.01 to 500,000.00 ........................        [____]                [__________]            [______]
500,000.01 to 550,000.00 ........................        [____]                [__________]            [______]
550,000.01 to 600,000.00 ........................        [____]                [__________]            [______]
600,000.01 to 650,000.00 ........................        [____]                [__________]            [______]
650,000.01 to 700,000.00 ........................        [____]                [__________]            [______]
700,000.01 to 750,000.00 ........................        [____]                [__________]            [______]
750,000.01 to 800,000.00 ........................        [____]                [__________]            [______]
800,000.01 to 850,000.00 ........................        [____]                [__________]            [______]
850,000.01 to 900,000.00 ........................        [____]                [__________]            [______]
                                                     --------------       -----------------     -----------------
   Total ........................................        [____]            $   [__________]              100.00%
                                                     --------------       -----------------     -----------------

     The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 1 is approximately $[______].


                                     S-B-10

                                     MORTGAGE RATES -- POOL 1 MORTGAGE LOANS(1)

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                              AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF              SCHEDULED            SCHEDULED
                  MORTGAGE RATES (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------------------------------     --------------       -----------------     -----------------
  4.501    to  5.000............................        [_____]            $   [__________]            [_____]%
  5.001    to  5.500............................        [_____]                [__________]            [_____]
  5.501    to  6.000............................        [_____]                [__________]            [_____]
  6.001    to  6.500............................        [_____]                [__________]            [_____]
  6.501    to  7.000............................        [_____]                [__________]            [_____]
  7.001    to  7.500............................        [_____]                [__________]            [_____]
  7.501    to  8.000............................        [_____]                [__________]            [_____]
  8.001    to  8.500............................        [_____]                [__________]            [_____]
  8.501    to  9.000............................        [_____]                [__________]            [_____]
  9.001    to  9.500............................        [_____]                [__________]            [_____]
  9.501    to 10.500............................        [_____]                [__________]            [_____]
 10.001    to 10.500............................        [_____]                [__________]            [_____]
 10.501    to 11.000............................        [_____]                [__________]            [_____]
 11.001    to 11.500............................        [_____]                [__________]            [_____]
 11.501    to 12.000............................        [_____]                [__________]            [_____]
                                                     --------------       -----------------     -----------------
   Total........................................        [_____]             $  [__________]            100.00%
                                                     --------------       -----------------     -----------------

     The weighted average Mortgage Rate for the Mortgage Loans in Pool 1 is approximately [______]%.

-------------
      (1)Reflects the current Mortgage Rates for the Mortgage Loans


                                         LOAN TYPE -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                      NUMBER OF              SCHEDULED            SCHEDULED
                      LOAN TYPE                     MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------

2/28 ARM ........................................       [_____]            $   [__________]            [_____]%
2/28 ARM - Interest-Only.........................       [_____]                [__________]            [_____]
3/27 ARM ........................................       [_____]                [__________]            [_____]
3/27 ARM - Interest-Only.........................       [_____]                [__________]            [_____]
5/25 ARM ........................................       [_____]                [__________]            [_____]
5/25 ARM - Interest-Only.........................       [_____]                [__________]            [_____]
                                                .   --------------       ------------------    -----------------
   Total.........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

                                ORIGINAL TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                  ORIGINAL TERMS TO                   NUMBER OF               SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------

360 .............................................       [_____]            $   [__________]           [______]%
                                                    --------------       ------------------    -----------------
   Total.........................................       [_____]            $   [__________]             100.00%
                                                    --------------       ------------------    -----------------



                                     S-B-11

                                REMAINING TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
             RANGE OF REMAINING TERMS TO              NUMBER OF               SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
301 to 360.......................................       [_____]            $   [__________]             100.00%
                                                    --------------       ------------------    -----------------
   Total.........................................       [_____]            $   [__________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average remaining term to maturity for the Mortgage Loans in Pool 1 is approximately [_____] months.

                               ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                  RANGE OF ORIGINAL                   NUMBER OF              SCHEDULED            SCHEDULED
               LOAN-TO-VALUE RATIOS (%)             MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
50.00 or Less....................................       [_____]            $   [__________]           [_____]%
50.01 to 55.00...................................       [_____]                [__________]           [_____]
55.01 to 60.00...................................       [_____]                [__________]           [_____]
60.01 to 65.00...................................       [_____]                [__________]           [_____]
65.01 to 70.00...................................       [_____]                [__________]           [_____]
70.01 to 75.00...................................       [_____]                [__________]           [_____]
75.01 to 80.00...................................       [_____]                [__________]           [_____]
80.01 to 85.00...................................       [_____]                [__________]           [_____]
85.01 to 90.00...................................       [_____]                [__________]           [_____]
90.01 to 95.00...................................       [_____]                [__________]           [_____]
95.01 to 100.00..................................       [_____]                [__________]           [_____]
                                                    --------------       ------------------    -----------------
   Total.........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average original loan-to-value ratio for the Mortgage Loans in Pool 1 is approximately
[________]%.

                                     S-B-12




                                  GEOGRAPHIC DISTRIBUTION -- POOL 1 MORTGAGE LOANS
                                                                                                 PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE           BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                       LOCATION                     MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Arizona .........................................       [_____]            $   [__________]           [______]%
California ......................................       [_____]                [__________]           [______]
Colorado ........................................       [_____]                [__________]           [______]
Connecticut .....................................       [_____]                [__________]           [______]
Delaware ........................................       [_____]                [__________]           [______]
Florida .........................................       [_____]                [__________]           [______]
Georgia .........................................       [_____]                [__________]           [______]
Hawaii ..........................................       [_____]                [__________]           [______]
Idaho ...........................................       [_____]                [__________]           [______]
Illinois ........................................       [_____]                [__________]           [______]
Indiana .........................................       [_____]                [__________]           [______]
Kansas ..........................................       [_____]                [__________]           [______]
Kentucky ........................................       [_____]                [__________]           [______]
Louisiana .......................................       [_____]                [__________]           [______]
Maryland ........................................       [_____]                [__________]           [______]
Massachusetts ...................................       [_____]                [__________]           [______]
Michigan ........................................       [_____]                [__________]           [______]
Minnesota .......................................       [_____]                [__________]           [______]
Mississippi .....................................       [_____]                [__________]           [______]
Missouri ........................................       [_____]                [__________]           [______]
Nevada ..........................................       [_____]                [__________]           [______]
New Hampshire ...................................       [_____]                [__________]           [______]
New Jersey ......................................       [_____]                [__________]           [______]
New York ........................................       [_____]                [__________]           [______]
North Carolina ..................................       [_____]                [__________]           [______]
Ohio ............................................       [_____]                [__________]           [______]
Oklahoma ........................................       [_____]                [__________]           [______]
Oregon ..........................................       [_____]                [__________]           [______]
Pennsylvania ....................................       [_____]                [__________]           [______]
Rhode Island ....................................       [_____]                [__________]           [______]
South Carolina ..................................       [_____]                [__________]           [______]
Tennessee .......................................       [_____]                [__________]           [______]
Texas ...........................................       [_____]                [__________]           [______]
Utah ............................................       [_____]                [__________]           [______]
Virginia ........................................       [_____]                [__________]           [______]
Washington ......................................       [_____]                [__________]           [______]
West Virginia ...................................       [_____]                [__________]           [______]
Wisconsin .......................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]          $     [__________]            100.00%
                                                    --------------       ------------------    -----------------




                                     S-B-13


                                       PROPERTY TYPE -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                    PROPERTY TYPE                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Single Family....................................       [_____]          $     [__________]           [______]%
Two-Family......................................        [_____]                [__________]           [______]
Condominium......................................       [_____]                [__________]           [______]
Four-Family......................................       [_____]                [__________]           [______]
Three-Family.....................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]          $     [__________]            100.00%
                                                    --------------       ------------------    -----------------


                                         LOAN PURPOSE -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                     LOAN PURPOSE                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Purchase.........................................       [_____]            $   [__________]           [______]%
Cash Out Refinance...............................       [_____]                [__________]           [______]
Rate/Term Refinance .............................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------


                                       OCCUPANCY STATUS -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                   OCCUPANCY STATUS                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Owner Occupied ..................................       [_____]            $   [__________]           [______]%
Investment ......................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

                                        LOAN DOCUMENTATION -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                  LOAN DOCUMENTATION                MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Stated Incoe...... ..............................       [_____]            $   [__________]           [______]%
Full Documentation...............................       [_____]                [__________]           [______]
Full Documentation Plus .........................       [_____]                [__________]           [______]
Limited Documentation ...........................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

                                     S-B-14

                    ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
           ORIGINAL PREPAYMENT PREMIUM TERM           NUMBER OF               SCHEDULED            SCHEDULED
                  (YEARS IN EFFECT)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
0 ...............................................       [_____]            $   [__________]           [______]%
1 ...............................................       [_____]                [__________]           [______]
2 ...............................................       [_____]                [__________]           [______]
3 ...............................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------


                            CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                       RANGE OF                       NUMBER OF               SCHEDULED            SCHEDULED
                    CREDIT SCORES                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Greater than 820 ................................       [_____]            $   [__________]           [______]%
801 to 820 ......................................       [_____]                [__________]           [______]
781 to 800 ......................................       [_____]                [__________]           [______]
761 to 780 ......................................       [_____]                [__________]           [______]
741 to 760 ......................................       [_____]                [__________]           [______]
721 to 740 ......................................       [_____]                [__________]           [______]
701 to 720 ......................................       [_____]                [__________]           [______]
681 to 700 ......................................       [_____]                [__________]           [______]
661 to 680 ......................................       [_____]                [__________]           [______]
641 to 660 ......................................       [_____]                [__________]           [______]
621 to 640 ......................................       [_____]                [__________]           [______]
601 to 620 ......................................       [_____]                [__________]           [______]
581 to 600 ......................................       [_____]                [__________]           [______]
561 to 580 ......................................       [_____]                [__________]           [______]
541 to 560 ......................................       [_____]                [__________]           [______]
521 to 540 ......................................       [_____]                [__________]           [______]
501 to 520 ......................................       [_____]                [__________]           [______]
500 or Less .....................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average credit score for the Mortgage Loans in Pool 1 is approximately [____].


                                     S-B-15

                            GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
              RANGE OF GROSS MARGINS (%)            MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
2.001 to 3.000 ..................................       [_____]            $   [__________]           [______]%
4.001 to 5.000 ..................................       [_____]                [__________]           [______]
5.001 to 6.000 ..................................       [_____]                [__________]           [______]
6.001 to 7.000 ..................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------


     The weighted average Gross Margin for all Mortgage Loans in Pool 1 is approximately [_____]%.


                             MAXIMUM RATES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                       RANGE OF                       NUMBER OF               SCHEDULED            SCHEDULED
                  MAXIMUM RATES (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
 9.001 to 10.000 ................................       [_____]            $   [__________]           [______]%
10.001 to 10.500 ................................       [_____]                [__________]           [______]
10.501 to 11.000 ................................       [_____]                [__________]           [______]
11.001 to 11.500 ................................       [_____]                [__________]           [______]
11.501 to 12.000 ................................       [_____]                [__________]           [______]
12.001 to 12.500 ................................       [_____]                [__________]           [______]
12.501 to 13.000 ................................       [_____]                [__________]           [______]
13.001 to 13.500 ................................       [_____]                [__________]           [______]
13.501 to 14.000 ................................       [_____]                [__________]           [______]
14.001 to 14.500 ................................       [_____]                [__________]           [______]
14.501 to 15.000 ................................       [_____]                [__________]           [______]
15.001 to 15.500 ................................       [_____]                [__________]           [______]
15.501 to 16.000 ................................       [_____]                [__________]           [______]
16.001 to 16.500 ................................       [_____]                [__________]           [______]
16.501 to 17.000 ................................       [_____]                [__________]           [______]
17.001 to 17.500 ................................       [_____]                [__________]           [______]
17.501 to 18.000 ................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average Maximum Rate for the Mortgage Loans in Pool 1 is approximately [_____]%


                                     S-B-16

                            MINIMUM RATES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                       RANGE OF                       NUMBER OF               SCHEDULED            SCHEDULED
                  MINIMUM RATES (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
4.001 to  5.000..................................       [_____]            $   [__________]           [______]%
5.001 to  6.000..................................       [_____]                [__________]           [______]
6.001 to  7.000..................................       [_____]                [__________]           [______]
7.001 to  8.000..................................       [_____]                [__________]           [______]
8.001 to  9.000..................................       [_____]                [__________]           [______]
9.001 to 10.000..................................       [_____]                [__________]           [______]
Greater than 10.000..............................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------


     The weighted average Minimum Rate for the Mortgage Loans in Pool 1 is approximately [____]%

                      NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
              NEXT RATE ADJUSTMENT DATE             MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
[__________] 20___...............................       [_____]            $   [__________]           [______]%
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
[__________] 20___...............................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

                                     S-B-17

                            INITIAL CAPS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS
                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                   INITIAL CAP (%)                  MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
1.000............................................       [_____]            $   [__________]           [______]%
3.000............................................       [_____]                [__________]           [______]
5.000............................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------




     The weighted average of the Initial Caps of the Mortgage Loans in Pool 1 is approximately [_______]%.


                            PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                   PERIODIC CAP (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
1.000............................................       [_____]            $   [__________]           [______]%
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average of the Periodic Cap of the Mortgage Loans in Pool 1 is approximately [_____]%


                            CREDIT GRADES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                     CREDIT GRADE                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
A+...............................................       [_____]            $   [__________]           [______]%
A................................................       [_____]                [__________]           [______]
A-...............................................       [_____]                [__________]           [______]
B................................................       [_____]                [__________]           [______]
C................................................       [_____]                [__________]           [______]
C-...............................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

                                     S-B-18

                                               POOL 2 MORTGAGE LOANS

                         CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                  RANGE OF SCHEDULED                  NUMBER OF               SCHEDULED            SCHEDULED
                PRINCIPAL BALANCES ($)              MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
 25,000.01 to  50,000.00.........................       [_____]            $   [__________]           [______]%
 50,000.01 to  75,000.00.........................       [_____]                [__________]           [______]
 75,000.01 to 100,000.00.........................       [_____]                [__________]           [______]
100,000.01 to 150,000.00.........................       [_____]                [__________]           [______]
150,000.01 to 200,000.00.........................       [_____]                [__________]           [______]
200,000.01 to 250,000.00.........................       [_____]                [__________]           [______]
250,000.01 to 300,000.00.........................       [_____]                [__________]           [______]
300,000.01 to 350,000.00.........................       [_____]                [__________]           [______]
350,000.01 to 400,000.00.........................       [_____]                [__________]           [______]
400,000.01 to 450,000.00.........................       [_____]                [__________]           [______]
450,000.01 to 500,000.00.........................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 2 is approximately $[------].


                                     MORTGAGE RATES -- POOL 2 MORTGAGE LOANS(1)

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                       RANGE OF                       NUMBER OF               SCHEDULED            SCHEDULED
                  MORTGAGE RATES (%)                MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
  4.501 to   5.000...............................       [_____]            $   [__________]           [______]%
  5.001 to   5.500...............................       [_____]                [__________]           [______]
  5.501 to   6.000...............................       [_____]                [__________]           [______]
  6.001 to   6.500...............................       [_____]                [__________]           [______]
  6.501 to   7.000...............................       [_____]                [__________]           [______]
  7.001 to   7.500...............................       [_____]                [__________]           [______]
  7.501 to   8.000...............................       [_____]                [__________]           [______]
  8.001 to   8.500...............................       [_____]                [__________]           [______]
  8.501 to   9.000...............................       [_____]                [__________]           [______]
  9.001 to   9.500...............................       [_____]                [__________]           [______]
  9.501 to  10.000...............................       [_____]                [__________]           [______]
 10.001 to  10.500...............................       [_____]                [__________]           [______]
 10.501 to  11.000...............................       [_____]                [__________]           [______]
 11.001 to  11.500...............................       [_____]                [__________]           [______]
 11.501 to  12.000...............................       [_____]                [__________]           [______]
 12.001 to  12.500...............................       [_____]                [__________]           [______]
                                                   --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average Mortgage Rate for the Mortgage Loans in Pool 2 is approximately [_______]%.

-------------
(1) Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-19

                                         LOAN TYPE -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                      NUMBER OF               SCHEDULED            SCHEDULED
                      LOAN TYPE                     MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
2/28 ARM.........................................       [_____]            $   [__________]           [______]%
2/28 ARM - Interest-Only.........................       [_____]                [__________]           [______]
3/27 ARM.........................................       [_____]                [__________]           [______]
3/27 ARM - Interest-Only.........................       [_____]                [__________]           [______]
5/25 ARM.........................................       [_____]                [__________]           [______]
5/25 ARM - Interest-Only.........................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------


                                ORIGINAL TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                  ORIGINAL TERMS TO                   NUMBER OF               SCHEDULED            SCHEDULED
                  MATURITY (MONTHS)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
360..............................................       [_____]            $   [__________]           [______]%
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------


                                REMAINING TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
             RANGE OF REMAINING TERMS TO              NUMBER OF               SCHEDULED            SCHEDULED
                  MATURITY (MONTHS)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
301 to 360.......................................       [_____]            $   [__________]           [______]%
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average remaining term to maturity for the Mortgage Loans in Pool 2 is approximately [____] months.

                                     S-B-20

                               ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                  RANGE OF ORIGINAL                   NUMBER OF               SCHEDULED            SCHEDULED
               LOAN-TO-VALUE RATIOS (%)             MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
50.00 or Less....................................       [_____]            $   [__________]           [______]%
50.01 to 55.00...................................       [_____]                [__________]           [______]
55.01 to 60.00...................................       [_____]                [__________]           [______]
60.01 to 65.00...................................       [_____]                [__________]           [______]
65.01 to 70.00...................................       [_____]                [__________]           [______]
70.01 to 75.00...................................       [_____]                [__________]           [______]
75.01 to 80.00...................................       [_____]                [__________]           [______]
80.01 to 85.00...................................       [_____]                [__________]           [______]
85.01 to 90.00...................................       [_____]                [__________]           [______]
90.01 to 95.00...................................       [_____]                [__________]           [______]
                                                    --------------       ------------------    -----------------
   Total ........................................       [_____]            $   [__________]            100.00%
                                                    --------------       ------------------    -----------------

     The weighted average original loan-to-value ratio for the Mortgage Loans in Pool 2 is approximately [____]%.

                                     S-B-21

                                  GEOGRAPHIC DISTRIBUTION -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
                                                       NUMBER OF              SCHEDULED           SCHEDULED
                       LOCATION                     MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Arizona..........................................       [______]           $   [_________]            [_______]%
Arkansas.........................................       [______]               [_________]            [_______]
California.......................................       [______]               [_________]            [_______]
Colorado ........................................       [______]               [_________]            [_______]
Connecticut......................................       [______]               [_________]            [_______]
Delaware ........................................       [______]               [_________]            [_______]
Florida .........................................       [______]               [_________]            [_______]
Georgia .........................................       [______]               [_________]            [_______]
Hawaii ..........................................       [______]               [_________]            [_______]
Idaho ...........................................       [______]               [_________]            [_______]
Illinois ........................................       [______]               [_________]            [_______]
Indiana .........................................       [______]               [_________]            [_______]
Iowa ............................................       [______]               [_________]            [_______]
Kansas ..........................................       [______]               [_________]            [_______]
Kentucky ........................................       [______]               [_________]            [_______]
Louisiana........................................       [______]               [_________]            [_______]
Maine ...........................................       [______]               [_________]            [_______]
Maryland ........................................       [______]               [_________]            [_______]
Massachusetts....................................       [______]               [_________]            [_______]
Michigan ........................................       [______]               [_________]            [_______]
Minnesota........................................       [______]               [_________]            [_______]
Mississippi......................................       [______]               [_________]            [_______]
Missouri ........................................       [______]               [_________]            [_______]
Montana .........................................       [______]               [_________]            [_______]
Nevada ..........................................       [______]               [_________]            [_______]
New Hampshire....................................       [______]               [_________]            [_______]
New Jersey.......................................       [______]               [_________]            [_______]
New Mexico.......................................       [______]               [_________]            [_______]
New York ........................................       [______]               [_________]            [_______]
North Carolina...................................       [______]               [_________]            [_______]
Ohio ............................................       [______]               [_________]            [_______]
Oklahoma ........................................       [______]               [_________]            [_______]
Oregon ..........................................       [______]               [_________]            [_______]
Pennsylvania.....................................       [______]               [_________]            [_______]
Rhode Island.....................................       [______]               [_________]            [_______]
South Carolina...................................       [______]               [_________]            [_______]
South Dakota.....................................       [______]               [_________]            [_______]
Tennessee........................................       [______]               [_________]            [_______]
Texas ...........................................       [______]               [_________]            [_______]
Utah ............................................       [______]               [_________]            [_______]
Virginia ........................................       [______]               [_________]            [_______]
Washington.......................................       [______]               [_________]            [_______]
West Virginia....................................       [______]               [_________]            [_______]
Wisconsin........................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [_____]            $   [_________]             100.00%
                                                    --------------       ------------------    -----------------


                                     S-B-22

                                       PROPERTY TYPE -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                       NUMBER OF             SCHEDULED             SCHEDULED
                    PROPERTY TYPE                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Single Family....................................       [______]           $   [_________]            [_______]%
Condominium......................................       [______]               [_________]            [_______]
Two-Family.......................................       [______]               [_________]            [_______]
Three-Family.....................................       [______]               [_________]            [_______]
Four-Family......................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

                                       LOAN PURPOSE -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                        NUMBER OF            SCHEDULED            SCHEDULED
                     LOAN PURPOSE                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Cash Out Refinance...............................       [______]           $   [_________]            [_______]%
Purchase ........................................       [______]               [_________]            [_______]
Rate/Term Refinance..............................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

                                     OCCUPANCY STATUS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                       NUMBER OF             SCHEDULED             SCHEDULED
                   OCCUPANCY STATUS                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Owner Occupied...................................       [______]           $   [_________]            [_______]%
Investment.......................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------


                                    LOAN DOCUMENTATION -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                       NUMBER OF             SCHEDULED            SCHEDULED
                  LOAN DOCUMENTATION                MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
Full Documentation...............................       [______]           $   [_________]            [_______]%
Stated Income..... ..............................       [______]               [_________]            [_______]
Full Documentation Plus..........................       [______]               [_________]            [_______]
Limited Documentation............................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------


                                     S-B-23

                    ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                              AGGREGATE          BY AGGREGATE
           ORIGINAL PREPAYMENT PREMIUM TERM            NUMBER OF              SCHEDULED            SCHEDULED
                  (YEARS IN EFFECT)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
0 ...............................................       [______]           $   [_________]            [_______]%
1 ...............................................       [______]               [_________]            [_______]
2 ...............................................       [______]               [_________]            [_______]
3 ...............................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------


                            CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF             SCHEDULED             SCHEDULED
                    CREDIT SCORES                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
801 to 820.......................................       [______]           $   [_________]            [_______]%
781 to 800.......................................       [______]               [_________]            [_______]
761 to 780.......................................       [______]               [_________]            [_______]
741 to 760.......................................       [______]               [_________]            [_______]
721 to 740.......................................       [______]               [_________]            [_______]
701 to 720.......................................       [______]               [_________]            [_______]
681 to 700.......................................       [______]               [_________]            [_______]
661 to 680.......................................       [______]               [_________]            [_______]
641 to 660.......................................       [______]               [_________]            [_______]
621 to 640.......................................       [______]               [_________]            [_______]
601 to 620.......................................       [______]               [_________]            [_______]
581 to 600.......................................       [______]               [_________]            [_______]
561 to 580.......................................       [______]               [_________]            [_______]
541 to 560.......................................       [______]               [_________]            [_______]
521 to 540.......................................       [______]               [_________]            [_______]
501 to 520.......................................       [______]               [_________]            [_______]
500 or Less......................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average credit score for the Mortgage Loans in Pool 2 is approximately [_____].

                                     S-B-24

                            GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                       NUMBER OF             SCHEDULED             SCHEDULED
              RANGE OF GROSS MARGINS (%)            MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
4.001 to 5.000...................................       [______]           $   [_________]            [_______]%
5.001 to 6.000...................................       [______]               [_________]            [_______]
6.001 to 7.000...................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average Gross Margin for the Mortgage Loans in Pool 2 is approximately [______]%.

                            MAXIMUM RATES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                                                MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF             SCHEDULED             SCHEDULED
                  MAXIMUM RATES (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
10.001 to 10.500.................................       [______]           $   [_________]            [_______]%
10.501 to 11.000.................................       [______]               [_________]            [_______]
11.001 to 11.500.................................       [______]               [_________]            [_______]
11.501 to 12.000.................................       [______]               [_________]            [_______]
12.001 to 12.500.................................       [______]               [_________]            [_______]
12.501 to 13.000.................................       [______]               [_________]            [_______]
13.001 to 13.500.................................       [______]               [_________]            [_______]
13.501 to 14.000.................................       [______]               [_________]            [_______]
14.001 to 14.500.................................       [______]               [_________]            [_______]
14.501 to 15.000.................................       [______]               [_________]            [_______]
15.001 to 15.500.................................       [______]               [_________]            [_______]
15.501 to 16.000.................................       [______]               [_________]            [_______]
16.001 to 16.500.................................       [______]               [_________]            [_______]
16.501 to 17.000.................................       [______]               [_________]            [_______]
17.001 to 17.500.................................       [______]               [_________]            [_______]
17.501 to 18.000.................................       [______]               [_________]            [_______]
18.001 to 18.500.................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average Maximum Rate for the Mortgage Loans in Pool 2 is approximately [______]%.

                                     S-B-25

                            MINIMUM RATES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                       RANGE OF                        NUMBER OF             SCHEDULED            SCHEDULED
                  MINIMUM RATES (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
4.001 to 5.000...................................       [______]           $   [_________]            [_______]%
5.001 to 6.000...................................       [______]               [_________]            [_______]
6.001 to 7.000...................................       [______]               [_________]            [_______]
7.001 to 8.000...................................       [______]               [_________]            [_______]
8.001 to 9.000...................................       [______]               [_________]            [_______]
9.001 to 10.000..................................       [______]               [_________]            [_______]
Greater than 10.000..............................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average Minimum Rate for the Mortgage Loans in Pool 2 is approximately [_____]%.


                      NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                             AGGREGATE            BY AGGREGATE
                                                       NUMBER OF             SCHEDULED             SCHEDULED
              NEXT RATE ADJUSTMENT DATE             MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
[Month] 20___....................................       [______]           $   [_________]            [_______]%
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
[Month] 20___....................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

                                     S-B-26

                            INITIAL CAPS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                              AGGREGATE           BY AGGREGATE
                                                        NUMBER OF             SCHEDULED             SCHEDULED
                   INITIAL CAP (%)                    MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------    --------------       -----------------     -----------------
1.000............................................       [______]           $   [_________]            [_______]%
3.000............................................       [______]               [_________]            [_______]
5.000............................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average of the Initial Caps of the Mortgage Loans in Pool 2 is approximately [____]%.

                            PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE            BY AGGREGATE
                                                       NUMBER OF             SCHEDULED             SCHEDULED
                   PERIODIC CAP (%)                 MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
1.000 ...........................................       [______]           $   [_________]            [_______]%
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

     The weighted average of the Periodic Cap of the Mortgage Loans in Pool 2 is approximately [_____]%.

                            CREDIT GRADES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 MORTGAGE LOANS
                                                                             AGGREGATE           BY AGGREGATE
                                                       NUMBER OF             SCHEDULED             SCHEDULED
                     CREDIT GRADE                   MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------   --------------       -----------------     -----------------
A+ ..............................................       [______]           $   [_________]            [_______]%
A ...............................................       [______]               [_________]            [_______]
A- ..............................................       [______]               [_________]            [_______]
B ...............................................       [______]               [_________]            [_______]
C ...............................................       [______]               [_________]            [_______]
C- ..............................................       [______]               [_________]            [_______]
                                                    --------------       ------------------    -----------------
   Total.........................................       [______]           $   [_________]             100.00%
                                                    --------------       ------------------    -----------------

                                     S-B-27

                                $[______________]
                                  (APPROXIMATE)

                    AAMES MORTGAGE INVESTMENT TRUST 20___-__
                              MORTGAGE BACKED NOTES
                                    [ image ]

                          AAMES INVESTMENT CORPORATION
                                     Seller

                                [MASTER SERVICER]
                                 Master Servicer

                         AAMES CAPITAL ACCEPTANCE CORP.
                                    Depositor

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Aames Mortgage Investment Trust 20___-__ Mortgage Backed Notes in any state where the offer is not permitted.

     Until 90 days after the date of this prospectus supplement, all dealers effecting transaction in the notes offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                               [Month] [Day], 20___



                                  UNDERWRITERS:
[UNDERWRITER]                                                  [UNDERWRITER]
(CO-LEAD MANAGER)                                             (CO-LEAD MANAGER)
                                  CO-MANAGERS:
[UNDERWRITER]                                                   [UNDERWRITER]
   [UNDERWRITER]                                             [UNDERWRITER]
      [UNDERWRITER]                                       [UNDERWRITER]

                              SUBJECT TO COMPLETION
                            DATED SEPTEMBER 30, 2005

                                $[               ]
                                  (Approximate)
                            AAMES MORTGAGE TRUST [___]
                 Mortgage Pass-Through Certificates, Series [___]
       Aames Capital Corporation          Aames Capital Acceptance Corporation
                as Sponsor                              as Depositor

                                   [SERVICER]
                                   AS SERVICER

   Offered       Principal      Pass-Through     Price to    Underwriting  Proceeds to the
Certificates      Balance           Rate        Public(1)      Discount    Depositor(1)(2)

Class A-1      $[        ]      [___]%(3)(4)    [       ]%   [         ]%  [             ]%
Class A-2      $[        ]      [___]%(3)(4)    [       ]%   [         ]%  [             ]%
Class M-1      $[        ]      [___]%(3)(4)    [       ]%   [         ]%  [             ]%
Class M-2      $[        ]      [___]%(3)(4)    [       ]%   [         ]%  [             ]%
Class M-3      $[        ]      [___]%(3)(4)    [       ]%   [         ]%  [             ]%
Class B        $[        ]      [___]%(3)(4)    [       ]%   [         ]%  [             ]%
  Total        $[        ]                     $[       ]   $[         ]  $[             ]
___________________
(1) Plus accrued interest from [[Month] [Day], 20__].
(2) Before deducting expenses, estimated to be approximately $[________].
(3) Subject to a maximum rate as described in this prospectus supplement.
(4) Subject to a step-up if the optional termination is not exercised.


                                THE CERTIFICATES
 ------------------------------
| You should carefully review  |  o    represent the entire beneficial interest in a trust, whose assets include a pool
| the information under the    |       of fixed rate and adjustable  rate mortgage loans secured by first liens on one- to
| caption "Risk Factors"       |       four-family residential properties,
| beginning on page S-[___] in |
| this prospectus supplement.  |  o    currently have no trading market and
|                              |
| The certificates are         |
| non-recourse obligations of  |  o    are obligations of the trust only and are not obligations of the sponsor, the
| the trust only and do not    |       servicer or their affiliates
| represent an interest in or  |
| obligation of Aames Capital  |  CREDIT ENHANCEMENT
| Corporation, Aaames Capital  |
| Acceptance Corp., the Trustee|  o    overcollateralization,
| or any of their affiliates.  |
|                              |
| This prospectus supplement   |  o    excess interest and
| must be accompanied by the   |
| prospectus if it is being    |  o    subordination.
| used to offer and sell the   |
| certificates.                |  THE TRUST
 ------------------------------
                                  o    will make REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered certificates will be delivered in book-entry form only, on or about [Month] [Day], 20_____.
                            ________________________

[UNDERWRITER]
            [UNDERWRITER]
                           [UNDERWRITER]
                                    [UNDERWRITER]             [Date of ProSupp]

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

         We provide information to you about the certificates in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

        YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES
                         IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series [___] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Mortgage Pass-Through Certificates, Series [___], will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                TABLE OF CONTENTS

---------------------------------------------------------- ---------------------------------------------------------
                  PROSPECTUS SUPPLEMENT                                             PROSPECTUS
---------------------------------------------------------- ---------------------------------------------------------
CAPTION                                     PAGE           CAPTION                                            PAGE

Summary.....................................               Incorporation of Certain Documents by Reference
Risk Factors................................               Risk Factors..........................................
Credit Enhancement .........................               Use Of Proceeds.......................................
The Mortgage Loans..........................               Aames Capital Acceptance Corp.........................
Additional Information .....................               Aames Capital Corporation.............................
The Master Servicer.........................               The Originators.......................................
The Servicer................................               Description of the Securities.........................
Servicing Of The Mortgage Loans.............               Reports to Securityholders............................
The Pooling And Servicing Agreement.........               Credit Enhancement....................................
Prepayment And Yield Considerations.........               The Pooling and Servicing Agreement...................
Assumed Mortgage Loan Characteristics.......               The Agreements........................................
Certain Federal Income Tax                                 Certain Legal Aspects Of the Mortgage Loans
  Consequences..............................                 and Related Matters.................................
ERISA Considerations........................               Use Of Proceeds.......................................
Use Of Proceeds.............................               Federal Income Tax Considerations.....................
Legal Investment Considerations.............               State Tax Considerations..............................
Underwriting................................               ERISA Considerations..................................
Legal Matters...............................               Legal Investment Matters..............................
Rating Of The Offered Certificates..........               Plan of Distribution..................................
                                                           Legal Matters.........................................

---------------------------------------------------------- --------------------------------------------------------------


                                     SUMMARY

         This section outlines the significant terms of the offered certificates. As this is a summary, we do not attempt to discuss or describe in any detail the terms outlined here. We recommend that you review carefully the more detailed information in this prospectus supplement and in the attached prospectus.


ISSUER.........................................           Aames Mortgage Trust [________].

SPONSOR AND SERVICER...........................           Aames Capital Corporation, a California corporation.
                                                          The principal office of the sponsor is located at
                                                          350 South Grand Avenue, 43rd Floor, Los Angeles,
                                                          California 90071.

DEPOSITOR......................................           Aames Capital Acceptance Corporation, a Delaware
                                                          corporation. The principal office of the depositor is
                                                          located at 350 South Grand Avenue, 43rd Floor, Los
                                                          Angeles 90071.

MASTER SERVICER................................           [INSERT MASTER SERVICER DESCRIPTION]




TRUSTEE........................................           [TRUSTEE]

CUT-OFF DATE...................................           The close of business on [Month] [Day], 20__, except that for any subsequent mortgage loan, the later of the date of origination of such subsequent mortgage loan and the first day of the month in which the subsequent mortgage loan is added to the trust.
STATISTIC CALCULATION DATE.....................           [Month] [Day], 20__.

CLOSING DATE...................................           On or about [Month] [Day], 20__.

DISTRIBUTION DATES.............................           The __th day of each month or, if such day is not a business day, the next business day, beginning in [Month] 20__.

RECORD DATES...................................           The last business day of the month before the month in which the applicable distribution date occurs.

FINAL SCHEDULED DISTRIBUTION DATE..............           The final scheduled distribution date for each class of offered certificates is as follows:

                                                                                   FINAL SCHEDULE
                                                                     CLASS        DISTRIBUTION DATE

                                                                    Class A-1        [Month] 20__
                                                                    Class A-2        [Month] 20__
                                                                    Class M-1        [Month] 20__
                                                                    Class M-2        [Month] 20__
                                                                    Class M-3        [Month] 20__
                                                                    Class B          [Month] 20__

                                                          The actual last distribution date for each class of offered certificates is expected to be significantly earlier than its final


                                      S-3

                                                          scheduled distribution date.

DESIGNATIONS...................................           Each class of certificates will have different characteristics.
                                                          Certain of those characteristics are reflected in the following general designations.  These designations are used in this prospectus supplement and the attached prospectus to provide you with a better understanding of the certificates.

   Book-Entry Certificates.....................           All classes of offered certificates.

   Offered Certificates........................           The senior certificates and the subordinate certificates.

   Senior Certificates.........................           Class A-1 and Class A-2 certificates.

   Subordinate Certificates....................           Class M-1, Class M-2, Class M-3 and Class B certificates.

   Mortgage Loan Group.........................           Group I or Group II, as applicable.

   Group I.....................................           Those mortgage loans having agency conforming balances, bearing interest at fixed rates and at rates that are fixed for some specified period before beginning to adjust, and included in
                                                          Group I.

   Group II....................................           Those mortgage loans having both agency conforming and
                                                          non-conforming balances, bearing interest at fixed rates and at rates that are fixed for some specified period before beginning to adjust, and included in Group II.

RETAINED CERTIFICATES..........................           Class C, Class P and Class R certificates. We have included information with respect to the Class C, Class P and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

REGISTRATION OF OFFERED CERTIFICATES                           RATINGS

We will issue the offered certificates in book-entry           The offered certificates will not be issued unless
form. You will hold your interests either through a            they receive the respective ratings set forth below
depository in the United States or upon request                from Standard & Poor's, a division of The
through one of two depositories in Europe. You will            McGraw-Hill Companies, Inc., Fitch Ratings and
not be entitled to receive a definitive certificate            Moody's Investors Service, Inc.
representing your interests except under limited
circumstances that are described in this prospectus                               STANDARD
supplement. While the certificates are in book-entry                CLASS         & POOR'S       FITCH        MOODY'S
form, they will be registered in the name of the                     A-1            AAA           AAA           Aaa
applicable depository, or in the name of the                         A-2            AAA           AAA           Aaa
depository's nominee. Transfers within any                           M-1             AA            AA           Aa2
depository system will be made in accordance with                    M-2             AA            AA            -
the usual rules and operating procedures of that                     M-3             A             A             -
system.                                                               B             BBB           BBB            -

We refer you to "Description of the Certificates --
Book-Entry Registration of Offered Certificates" in            We refer you to "Ratings of the Offered
this prospectus supplement, "Annex B: Global                   Certificates" in this prospectus supplement.
Clearance, Settlement and Tax Documentation
Procedures" to this prospectus supplement and
"Description of the Securities -- Book-Entry
Securities" in the prospectus.


                          S-4


DISTRIBUTIONS ON THE OFFERED CERTIFICATES                 On each distribution date, to the extent funds are
                                                          available, holders of the offered certificates will
Interest                                                  be entitled to distributions of principal in the
                                                          order of priority described in this prospectus
The pass-through rate for each class of offered           supplement.
certificates is set forth on the cover page of, and
is further described in, this prospectus supplement.      We refer you to "Description of the Certificates --
The pass-through rate for each class of offered           Distributions" in this prospectus supplement.
certificates is limited by a maximum rate cap that
will be determined based on the weighted average of       PREFUNDING AND CAPITALIZED INTEREST ACCOUNTS
the interest rates on the mortgage loans, minus
specified fees and expenses. Holders of the offered       On the closing date, the sponsor will deposit
certificates limited by the maximum rate cap will be      approximately $[___] into a segregated prefunding
entitled to certain interest amounts in excess of         account maintained with the trustee to be used to
the maximum rate cap, but such amounts will be paid       buy additional mortgage loans from the sponsor after
on a subordinated basis.                                  the closing date and prior to [Month] [Day], 20__.
                                                          The sponsor must satisfy conditions specified in the
Generally, on each distribution date, each class of       pooling and servicing agreement before it can sell
offered certificates will be entitled to interest in      additional mortgage loans to the trust.
an amount equal to:
                                                          On the closing date, the sponsor will deposit cash
o    the applicable pass-through rate, multiplied by      into a segregated capitalized interest account to
                                                          cover shortfalls in interest on each class of
o    the applicable certificate principal balance on      offered certificates that may arise in connection
     the day before that distribution date,               with the prefunding feature of the trust.
     multiplied by
                                                          We refer you to "Description of the Certificates --
o    1/12, minus                                          Prefunding Account" and "-- Capitalized Interest
                                                          Account" in this prospectus supplement.
o    such class'share of civil relief act interest
     shortfalls and                                       MONTHLY ADVANCES AND COMPENSATING INTEREST

o    prepayment interest shortfalls, plus                 Each month the servicer will determine the amount of
                                                          any unpaid principal and interest due on the
o    any unpaid interest amounts from prior               mortgage loans. If the servicer believes that unpaid
     distribution dates, plus                             principal and interest can be recovered from the
                                                          related mortgage loan, then the servicer will
o    interest on such unpaid interest amounts at the      either:
     applicable pass-through rate.
                                                          o    advance the unpaid principal and interest to the
The interest accrual period for the offered                    trust out of its own funds; or
certificates is the calendar month preceding the
month in which a distribution date occurs. Interest       o    advance the unpaid principal and interest to the
accrues on the basis of a 360-day year consisting of           trust out of collections on the mortgage loans
twelve 30-day months.                                          that are not required to be distributed on the
                                                               related distribution date.
We refer you to "Description of the Certificates --
Pass-Through Rates" in this prospectus supplement         The servicer is required to reimburse the trust for
for a more detailed description of the pass-through       amounts advanced from trust collections on the next
rates on the offered certificates.                        succeeding deposit date.

Principal                                                 The servicer is entitled to be reimbursed from the
                                                          related mortgage loan in respect of which the
The initial certificate principal balances of the         advance was made and, to the extent that the
offered certificates are set forth on the cover page
of this prospectus supplement.


                          S-5


servicer reasonably believes thereafter that such         certificates against losses due to defaults by the
advances will not be recoverable from subsequent          borrowers under the mortgage loans.
collections on the related mortgage loan, from the
related mortgage loan group.                              The offered certificates have the benefit of two types
                                                          of credit enhancement:
The servicer will provide to the trust the amount of
any shortfall in the anticipated collection of            o    the use of excess interest to cover losses
principal and interest on a mortgage loan that is              and to create overcollateralization; and
caused by a full or partial prepayment of a mortgage
loan generally up to one-half of the amount of the        o    subordination of distributions on the class or
servicer's monthly servicing fee.                              classes of certificates with lower relative
                                                               payment priorities.
We refer you to "Origination and Servicing of the
Mortgage Loans -- Monthly Advances; -- Servicing          The Class B certificates, which have the lowest
Advances; -- Compensating Interest; and Interest          relative payment priority, have the benefit of
Shortfalls" in this prospectus supplement.                only the first form of credit enhancement.

SERVICING ADVANCES                                        We refer you to "Credit Enhancement" in this
                                                          prospectus supplement.
Unless the servicer determines that any proposed
advance is not recoverable from the related mortgage      ALLOCATION OF LOSSES
loan, the servicer will be required to pay all
reasonable and customary "out-of-pocket" costs and        If, on any distribution date, there is insufficient
expenses incurred in the performance of its               excess interest or overcollateralization to absorb
servicing obligations, including, but not limited         realized losses on the mortgage loans, then realized
to:                                                       losses on the mortgage loans will be allocated to the
                                                          subordinate certificates first, to the Class B
o    expenditures in connection with a foreclosed         certificates, second, to the Class M-3 certificates,
     mortgage loan prior to the liquidation of the        third, to the Class M-2 certificates and fourth, to the
     loan;                                                Class M-1 certificates. The pooling and servicing
                                                          agreement does not permit the allocation of realized
o    the cost of any enforcement of judicial              losses on the mortgage loans to the senior
     proceedings, including foreclosures; and             certificates; however investors in the senior
                                                          certificates should realize that under certain loss
o    the cost of the management and liquidation of        scenarios there will not be enough principal and
     property acquired in satisfaction of the             interest on the mortgage loans to pay the senior
     related mortgage loan.                               certificates all the interest and principal amounts to
                                                          which such certificates would then be entitled if
The servicer is entitled to be reimbursed for             collections on the mortgage loans were sufficient to
servicing advances from the related mortgage loan         pay the maximum amount on such certificates.
in respect of which the servicing advance was made
and, to the extent that the servicer believes             Once realized losses are allocated to the
thereafter that such advances will not be                 certificates, such realized losses will not be
recoverable from the related mortgage loan, from          reinstated thereafter. However, the amount of any
the related mortgage loan group.                          realized losses allocated to the subordinate
                                                          certificates may be paid to the holders of these
We refer you to "Origination and Servicing of the         certificates according to the priorities set forth
Mortgage Loans -- Monthly Advances; Servicing             under "Description of the Certificates --
Advances; Compensating Interest and Interest              Distributions" in this prospectus supplement.
Shortfalls" in this prospectus supplement.
                                                          We refer you to "Description of the Certificates --
CREDIT ENHANCEMENT                                        Treatment of Realized Losses" in this prospectus
                                                          supplement.
Credit enhancement refers to a mechanism that is
intended to protect the holders of the offered


                        S-6


THE MORTGAGE LOANS                                        mortgaged property locations:            [   ] states
                                                          average principal balance:                $[________]
Set forth below is selected information about the         interest rates range:      [_________]% to [________]%
mortgage loans that existed as of the statistic           weighted average interest rate
calculation date of [Month] [Day], 20 , which we              (approximate):                         [________]%
refer to as the statistic calculation loans. On the       weighted average remaining term to stated maturity,
closing date, additional mortgage loans will be           based on principal balance (months)
delivered to the trust.                                        (approximate):                        [________]
                                                          range of remaining term to stated maturity
    Group I                                                   (months):                   [_____] to [________]
                                                          weighted average original term to maturity
number of mortgage loans:               [___________]         (months):                              [________]
aggregate principal balance:           $[___________]     latest maturity date: [Month] [Day], 20__
secured by first lien on mortgaged                        range of original term to maturity
    property:                           [___________]%        (months):                  [_______] to [_______]
range of loan sizes (approximate):     $[___________]     original loan-to-value ratio range
    to                                 $[___________]     (approximate):                [_______]% to [_______]%
mortgaged property locations:           [   ] states      weighted average original loan-to value ratio
average principal balance:             $[___________]     (approximate):                              [_______]%
interest rates range:     [_______]% to [___________]%    mortgage loans with prepayment charges (by aggregate
weighted average interest rate, based on principal         principal balance):                        [_______]%
balance (approximate):                  [___________]%    hybrid loans:                               [_______]%
weighted average remaining term to stated maturity,       We refer you to "The Mortgage Loans" in this
based on principal balance (months) (approximate):        prospectus supplement and "Annex A:
                                        [___________]     Description of the Mortgage Pool" to this
range of remaining term to maturity                       prospectus supplement.
    (months):                   [______] to [_______]
weighted average original term to maturity (months)       OPTIONAL TERMINATION OF THE TRUST
    (approximate):                          [_______]
latest maturity date:      [Month] [Day], 20__            On any distribution date when the principal balance
range of original term to maturity                        of the mortgage loans is equal to or less than 5% of
    (months):                   [_______] to [______]     the sum of the principal balances of the initial
original loan-to-value ratio range                        mortgage loans as of the cut-off date and the amount
    (approximate):         [_________]% to [________]%    deposited in the prefunding account on the closing
weighted average original loan-to value ratio             date, the servicer may purchase all of the remaining
    (approximate):                         [________]%    mortgage loans from the trust and thereby terminate
mortgage loans with prepayment charges(by                 the trust. Upon receipt of the purchase price of the
aggregate principal balance):              [________]%    mortgage loans from the servicer, the trustee will
hybrid loans:                              [________]%    make a final payment to the certificateholders.

    Group II                                              We refer you to "Description of the Certificates" in
                                                          this prospectus supplement.
number of mortgage loans:                      [____]
aggregate principal balance:              $[________]     CERTAIN FEDERAL INCOME TAX CONSEQUENCES
secured by first lien on mortgaged property:
                                           [________]%    Certain assets of the trust will be designated as
range of loan sizes:       $[________] to $[________]     one or more REMICs for federal income tax purposes.
                                                          The offered certificates, the Class P certificates
                                                          and Class C certificates will each


                        S-7


represent regular interests in a REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. In addition, each of the offered certificates will represent an undivided beneficial ownership interest in an interest rate cap agreement. The Class R certificates will represent the residual interest in each REMIC.

We refer you to "Certain Federal Income Tax
Consequences" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus.

ERISA CONSIDERATIONS

Subject to the satisfaction of certain conditions described in this prospectus supplement, the offered certificates may be acquired and held by a pension or other employee benefit plan.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

USE OF PROCEEDS

The sponsor intends to use the net proceeds to be received from the sale of the offered certificates to pay off certain indebtedness incurred in connection with the acquisition of the mortgage loans, to repay warehouse facilities (including certain amounts owing to affiliates of the underwriters) and to pay other expenses associated with the pooling of the mortgage loans and the issuance of the certificates.

We refer you to "Use of Proceeds" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

Following the funding period, the Class A-1, Class
A-2, Class M-1 and Class M-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, known as SMMEA. The Class
M-3 and Class B certificates will not constitute
"mortgage related securities" for purposes of SMMEA and, accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates.

We refer you to "Legal Investment" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         An investment in the offered certificates involves significant risks. Before you decide to invest in the offered certificates, you should consider the following risk factors.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

         The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar mortgage-backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates if or when you wish to do so or you may not be able to obtain the price you wish to receive.

THE UNIQUE FEATURES OF THE MORTGAGE LOANS CREATE SPECIAL RISKS

         There are a number of unique features of the mortgage loans that create risks, including the following:

o Risks Associated with Underwriting Standards. The sponsor has underwritten and originated or re-underwritten all of the mortgage loans in accordance with the sponsor's guidelines. The sponsor's guidelines rely on the creditworthiness of the mortgagor and the value and adequacy of the related mortgaged property as collateral. As a lender that specializes in loans made to credit impaired borrowers, the sponsor ordinarily makes mortgage loans to borrowers with credit histories or other factors that would disqualify them from consideration for a loan from traditional financial institutions. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making or acquiring a mortgage loan. The values of the mortgaged properties may decline from those on the dates the related mortgage loans were originated thereby increasing the loan-to-value ratios of the mortgage loans. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted mortgage loans. The actual rates of delinquencies, foreclosures and losses on mortgage loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. We refer you to "The Originators -- Underwriting Guidelines" in the prospectus.

o Newly Originated Mortgage Loans May Default. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. A substantial majority of the mortgage loans will have been originated within 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

o Geographic Concentration Increases Risks. Based on the statistic calculation date principal balances, approximately [__]%, [__]%, [__]%, and [__]% of the statistic calculation loans in Group I are secured by mortgaged properties located in [State], [State], [State] and [State], respectively, and approximately [__]%, [__]%, [__]% and [__]% of the statistic calculation loans in Group II are secured by mortgaged properties located in [State], [State], [State] and [State], respectively. In general, declines in the [State], [State], [State] and [State] residential real estate markets may adversely affect the values of the mortgaged properties securing mortgage loans in those states such that the principal balances of the mortgage loans will equal or exceed the value of the mortgaged properties. Property in certain of those states, including [State], [State] and [State], may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition, adverse economic conditions in those states may affect borrowers' timely payment of scheduled payments of principal and interest on mortgage loans in those states. Accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general.

o Risks Associated with Damaged Mortgage Properties. Generally, the standard form of hazard insurance policy required to be maintained under the terms of each mortgage loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). [California historically has been vulnerable to certain natural disaster risks, such as earthquakes and erosion-caused mudslides.] [Florida historically has been vulnerable to certain other natural disasters, such as tropical storms and hurricanes.] To the extent a mortgaged property has been materially damaged since the cut-off date due to flooding or other water-related causes or due to an earthquake or other earth movement and that damage results in losses on the related mortgage loan, and if such damage is caused by a natural disaster in one of the states with a concentration of loans, you could suffer a loss if such loss exceeds the overcollateralization of the mortgage loans. Under the pooling and servicing agreement, the sponsor will represent that, as of the cut-off date, each mortgaged property is free of substantial damage and is in good repair. In the event that any uncured breach of that representation materially and adversely affects the interest of certificateholders in the related mortgage loan, the sponsor will be required to repurchase the mortgage loan or deliver a substitute mortgage loan [or it. To the extent the sponsor repurchases any mortgage loan, the repurchase will accelerate the timing of principal distributions with respect to the related mortgage loan group and may thereby affect the yields and weighted average lives of the related class or classes of certificates.

o Risks Associated with Hybrid Loans. Credit-impaired borrowers with loans that have an initial fixed rate term followed by an adjustable rate term may encounter financial difficulties as a result of increases in the interest rate over the life of the loan. Substantially all of the hybrid loans include a teaser rate, i.e., an initial interest rate significantly below the fully indexed interest rate at origination. As a result, borrowers will face interest rate increases on their adjustable rate even in a stable interest rate environment, Hybrid loans with an initial adjustment date three years after funding are underwritten at the teaser rate. Higher risks of delinquency may result when borrowers who may qualify for hybrid loans with a teaser rate at the time of funding may not be able to afford the monthly payments when the payment amount increases.

RECENT EVENTS MAY RESULT IN HIGHER DELINQUENCIES, DEFAULTS AND INTEREST SHORTFALLS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

         On September 11, 2001, tragic events occurred at the World Trade Center in New York City and at the Pentagon in Arlington, Virginia that have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity.

         Certain government agencies, government sponsored entities and private financial institutions have implemented special servicing procedures which may include:

o A moratorium on the commencement of foreclosure proceedings, and a suspension of any current foreclosure proceedings, with regard to borrowers who have been personally affected by the terrorist attacks;

o Increased use of repayment plans that will seek to cure delinquencies without imposing undue hardship on the affected borrower;

o        Extending due dates for mortgage payments;

o        Waiving or reducing late payment fees or similar fees; and

o Suspending the submission of reports to credit bureaus for affected borrowers that have delinquent mortgage loans.

We cannot give you any assurance as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect to the mortgage loans. Any adverse impact as a result of these events would be borne by holders of the certificates.

         The response of the United States to the events of September 11, 2001 involves military operations that may increase the number of citizens who are in active military duty, including persons in reserve status who have been called or will be called to active duty. The Soldiers' and Sailors' Civil Relief Act of 1940, called the Civil Relief Act, provides generally that a borrower who is covered by the Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the offered certificates.

         Any shortfalls in interest collections on mortgage loans included in the trust resulting from application of the Civil Relief Act will be allocated first, to the Class C certificates in reduction of the interest amounts payable to such class on the related distribution date and, to the extent the amount of such shortfall exceeds the interest due and payable to the Class C certificates on such distribution date, thereafter to the offered certificates, pro rata, based on the respective class monthly interest amount for each such class on such distribution date.

         The Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

         We do not know how many mortgage loans have been or may be affected by the application of the Civil Relief Act.

THE RETURN ON YOUR INVESTMENT WILL CHANGE OVER TIME

         Your pre-tax return on your investment will change from time to time for a number of reasons, including the following:

o The Rate of Return of Principal is Uncertain. The amount of distribu-tions of principal of the offered certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms, which would result in a principal prepayment.

o The Rate of Prepayment of the Mortgage Loans is Uncertain. All of the statistic calculation loans may be prepaid in full or in part at any time, in most cases upon the payment to the sponsor of a prepayment charge. The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of economic, social, competitive and other factors. Prepayments, liquidations, repurchases and purchases of the mortgage loans will result in distributions to offered certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans thereby potentially affecting the yield to maturity of an offered certificate from the anticipated yield.

o Prefunding May Result in Prepayments. If the seller is unable to deliver sufficient, eligible additional mortgage loans to the trust by the end of the funding period, a portion of the prefunding account deposit will be distributed as a prepayment to the owners of the senior certificates.

o Overcollateralization Provisions Will Affect Your Yield. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates. In addition, if the senior certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Class A-1 certificates and the Class A-2 certificates on a pro rata basis based on the amount of principal actually received on the Group I mortgage loans and Group II mortgage loans, respectively, for the related distribution date. This, as well as the relative sizes of these two groups of mortgage loans, may magnify the prepayment effect on either class of senior certificates caused by the relative rates of prepayments and defaults experienced by the two groups of mortgage loans.

o The Yield on the Subordinate Certificates Will Be Particularly Sensitive to Prepayments. The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in January 2006. Even after the date that subordinate certificates start receiving distributions of principal, such distributions may be suspended if losses or delinquencies exceed specified levels. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

         We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

o You Bear Reinvestment Risk. Mortgage-backed securities like the offered certificates usually produce a higher rate of return of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower market interest rates, you will receive an unscheduled payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

o The Optional Termination May Affect the Yield. Your investment in the offered certificates may be ended before you desire if the optional termination is exercised. In addition, holders of the offered certificates will not be entitled to any net rate cap carryover amounts accrued but unpaid at the time the optional termination is exercised. We refer you to "Description of the Certificates --Termination; Retirement of the Certificates" in this prospectus supplement.

o Pass-Through Rates May be Limited. The rate at which interest accrues on the offered certificates is subject to a rate cap. The rate cap is based on the weighted average of the interest rates on the mortgage loans, net of certain fees and expenses. If mortgage loans with relatively higher loan rates prepay, the maximum rate on these classes of offered certificates will be lower than otherwise would be the case.

         If the pass-through rate on your certificates is limited by the rate cap, the market value and liquidity of your certificates may decline,

         We refer you to "Prepayment and Yield Considerations -- Pass- Through Rates" in this prospectus supplement.

o Hybrid Loans. Based on principal balances as of the statistic calculation date, approximately [__]% and [ ]% of the statistic calculation loans in Group I and Group II, respectively, had at origination a [____] year fixed rate term followed by a [__] year adjustable rate term and approximately [___]% and [__]% of the statistic calculation loans in Group I and Group II, respectively, had at origination a three year fixed rate term followed by a [___] year adjustable rate term. Additionally, approximately [___]% of the statistic calculation loans in Group [___] had at origination a five year fixed rate term followed by a [__] year adjustable rate term. As with all mortgage loans, the rate of prepayments on hybrid loans (as we call these loans in this prospectus supplement) that are in their respective initial fixed rate periods is sensitive to prevailing interest rates. The prepayment behavior of the hybrid loans may differ from that of the other mortgage loans. As a hybrid loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. You will bear the risk of any faster or slower prepayments on the mortgage loans. We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES

         All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. Only the trust is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency. If substantial losses occur as a result of defaults and delinquencies on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

TRANSFER OF PRIMARY SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

         [SERVICER] will be the servicer under the pooling and servicing agreement. However, the sponsor has serviced the mortgage loans since origination or acquisition by the originator or the sponsor and will continue to service the mortgage loans on an interim basis pending the transfer of primary servicing obligations to [SERVICER] on or before [Month] [Day], 20___ with respect to the initial mortgage loans and on or before [Month] [Day], 20___ with respect to the subsequent mortgage loans. Although we expect the transfer to be completed by [Month] [Day], 20___ and [Month] [Day], 20___ , respectively, we cannot assure you that it will be completed by that date. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time and may result in losses on your certificates. In addition, a higher delinquency rate may delay payments of principal to you. A higher default rate may result in accelerated prepayments on the offered certificates. You will bear any reinvestment risk associated with any accelerated prepayments. We cannot assure you as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effect on your certificates.

THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

         The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest available at that time, will be allocated to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Distributions to the subordinate certificates are made in the following order: to the Class M-1 certificates, then to the Class M-2 certificates, then to the Class M-3 certificates and then to the Class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the Class B certificates. The Class M-1 certificates receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the Class B certificates receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the Class B certificates will be affected to a larger degree by any losses on the mortgage loans.

ADDITIONAL RISKS ASSOCIATED WITH THE SUBORDINATE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates and the Class B certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B certificates, the Class M-3 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "Description of the Certificates--Distributions" in this prospectus supplement.

         Unless the certificate principal balances of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least January 2006 or during any period in which losses or delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

         In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess interest or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

RISKS ASSOCIATED WITH ORIGINATION FEES

         Fees earned on the origination of loans, placement of related insurance and other services provided by the sponsor and affiliated originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of mortgage loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. If such an action against any originator with respect to any mortgage loan were successful, a court might require that the principal balances of the related mortgage loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial realized losses during one or more collection periods. You could suffer a loss if such realized losses exceed the overcollateralization of the mortgage loans.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of laws, policies and principles relating to the mortgage loans may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

         Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

         (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         (3) the Real Estate Settlement Procedures Act, known as RESPA, and Regulation X promulgated under RESPA, which require certain disclosures to borrowers regarding the settlement and servicing of the mortgage loans;

         (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

         (5) the Federal Trade Commission Preservation of Consumer's Claims and Defense Rule, i6 C.F.R Part 433, regarding the preservation of a consumer's right.

         In addition to the foregoing, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state debtor relief laws, may also adversely affect the servicer's ability to collect the principal of or interest on the mortgage loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

AAMES FINANCIAL CORPORATION IS THE SUBJECT OF CURRENT INVESTIGATIONS BY GOVERNMENTAL AGENCIES AND CONSUMER GROUPS, WHICH COULD ADVERSELY AFFECT THE SELLER'S OR THE SERVICER'S BUSINESS AND ATTRACT CLASS ACTION LITIGATION AGAINST THEM

         On April 27, 2004, Aames Financial Corporation, a wholly-owned subsidiary of Aames Investment Corporation, and Aames Capital Corporation's parent, received a civil investigative demand, or CID, from the Federal Trade Commission, or FTC, that although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices. The CID was issued pursuant to an April 8, 2004 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of certain consumer protection laws. Aames Financial Corporation has advised the Depositor that it has cooperated and intends to continue to cooperate fully with the FTC in this investigation. Because the investigation is at an early stage, the outcome of the investigation and its effect, if any, on Aames Investment Corporation, Aames Financial Corporation and Aames Capital Corporation cannot be predicted.

         On September 7, 2004, Aames Financial Corporation received a Civil Investigative Demand and Notice to Proceed from the Office of the Attorney General of Iowa, that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices in Iowa. Aames Financial Corporation has advised the Depositor that it has cooperated and intends to continue to cooperate fully with the Office of the Attorney General of Iowa in this investigation. Because the investigation is at an early stage, Aames Investment Corporation cannot predict the outcome of the investigation and its effect, if any on Aames Financial Corporation's business in Iowa or on Aames Investment Corporation or Ames Capital Corporation. Approximately ___% of the initial mortgage loans, by aggregate principal balance, are secured by mortgaged properties located in Iowa. On April 26, 2004, Aames Financial Corporation was contacted by the National Community Reinvestment Coalition, or NCRC, a non-profit trade association, regarding alleged violations of federal fair lending laws. NCRC asserts that, under a grant from the United States Department of Housing and Urban Development, NCRC conducted an investigation of certain Aames Financial Corporation branches, as well as multiple other lenders, which investigation purportedly resulted in evidence of violations of fair lending laws involving discriminatory treatment of minority loan applicants. Although Aames Financial Corporation does not agree with NCRC's assertions, Aames Financial Corporation has advised the Depositor that it is discussing the matter with NCRC and intends to work with NCRC to reach a mutually satisfactory result.

         While Aames Financial Corporation has advised the Depositor that it does not believe its subsidiaries engaged in any improper or illegal activity, such allegations or suggestions, whether proven or unproven, could have an adverse effect on the business of Aames Financial Corporation, Aames Investment Corporation or Aames Capital Corporation and attract class action litigation against them.

HIGHER LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately [___]% and [___]% of the statistic calculation loans (by aggregate principal balance as of the statistic calculation date) in Group I and Group II, respectively, had loan-to-value ratios in excess of [___]%, but not more than 100%, at origination. Additionally, the sponsor's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL AFFECT THE PRICES FOR CERTIFICATES

         A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for your certificates.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

         The offered certificates, and in particular the subordinate certificates, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities, and in particular the subordinate certificates, are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE FINANCIAL CONDITION OF THE SPONSOR AND ITS CORPORATE PARENT MAY ADVERSELY AFFECT THE CERTIFICATES

         In connection with certain securitization transactions, the sponsor is in violation of specified limits on delinquencies and losses as well as certain net worth covenants. As a result, the sponsor may be terminated as servicer with respect to these transactions; however, to date the sponsor's related servicing rights have not been terminated. If the sponsor were terminated as servicer in these securitizations, the sponsor may not be able to comply with its repurchase or substitution obligations that may arise as a result of a breach of its representations or warranties under the pooling and servicing agreement. We refer you to "Origination and Servicing of Mortgage Loans--Recent Events" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will represent certain undivided beneficial ownership interests in the trust created pursuant to a pooling and servicing agreement, subject to the limits and priority of distributions described therein. The offered certificates will be issued in minimum denominations of $25,000 and integral dollar multiples of $1,000 in excess thereof. The assets of the trust will consist of:

                  (a) the mortgage loans;

                  (b) the assets that from time to time are required by the pooling and servicing agreement to be deposited in the collection account and the certificate account, and held in the prefunding account and capitalized interest account, and any investment proceeds of these accounts;

                  (c) all rights of the mortgagee under any insurance policy covering a mortgage loan or the related mortgaged property; and

                  (d) property and any proceeds thereof acquired by foreclosure of the mortgage loans, deed in lieu of foreclosure or a comparable conversion.

         The principal balance of a class of certificates on any distribution date is equal to the applicable certificate principal balance on the closing date reduced by the

         o aggregate of amounts actually distributed as principal to the holders of the class of certificates prior to the applicable date and

         o in the case of a subordinate certificate, any reductions in the class principal balance of the subordinate certificate due to realized losses as described in this prospectus supplement.

DISTRIBUTION DATES

         Distributions on the certificates will be made by the trustee on the th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in [Month] 20 , each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date is the last business day of the calendar month preceding the month of the applicable distribution date. Distributions will be made (1) in immediately available funds to holders of certificates the aggregate principal balance of which is at least $[5,000,000], by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the trustee, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the trustee as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

DISTRIBUTIONS

         Fees and Costs

         On each distribution date, the trustee will withdraw from the certificate account that portion of Available Funds for such distribution date for each mortgage loan group in such amounts so as to pay, concurrently, to the trustee, the trustee fee and to the servicer, the monthly servicing fee and certain additional expenses payable under the pooling and servicing agreement, if any (to the extent not otherwise reimbursed from the collection account), in each case for such mortgage loan group and distribution date.

         Interest Distributions on the Offered Certificates

         On each distribution date, after subtracting amounts payable toward the trustee fee, the monthly servicing fee and certain additional expenses payable under the pooling and servicing agreement, if any, the trustee shall withdraw from the certificate account that portion of Available Funds for each mortgage loan group for such distribution date and make the following disbursements and transfers in the order of priority described below:

         1. To each class of senior certificates, the related Class Interest Distribution for the applicable distribution date, allocated as follows:

               A. From the Available Funds attributable to the Group I mortgage loans:

                    first, to the Class A-1 certificates, the Class Interest Distribution for the Class A-1 certificates; and

                    second, to the Class A-2 certificates, the Class Interest Distribution for the Class A-2 certificates to the extent not paid pursuant to clause B below;

               B. From the Available Funds attributable to the Group II mortgage loans:

                    first, to the Class A-2 certificates, the Class Interest Distribution for the Class A-2 certificates; and

                    second, to the Class A-1 certificates, the Class Interest Distribution for the Class A-1 certificates to the extent not paid pursuant to clause A above;

         2. Sequentially, to the Class M-1, Class M-2, Class M-3 and Class B certificates, in that order, the related Class Monthly Interest Amount for the applicable distribution date.

         Principal Distributions on the Offered Certificates

         On each distribution date, the holders of the offered certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

         1. To the senior certificates, the Senior Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, distributed as follows:

               A. To the Class A-1 certificates, payable solely from the Basic Principal Amount from the Group I mortgage loans, an amount equal to the product of (a) the Senior Principal Distribution Amount, excluding any Subordination Increase Amount included in that amount, and (b) the Class A Principal Allocation Percentage applicable to the Class A-1 certificates, until the certificate principal balance thereof is reduced to zero;

               B. To the Class A-2 certificates, payable solely from the Basic Principal Amount from the Group II mortgage loans, an amount equal to the product of (a) the Senior Principal Distribution

         Amount, excluding any Subordination Increase Amount included in that amount, and (b) the Class A Principal Allocation Percentage applicable to the Class A-2 certificates, until the certificate principal balance thereof is reduced to zero;

         2. To the Class M-1 certificates, the Class M-1 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

         3. To the Class M-2 certificates, the Class M-2 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero,

         4. To the Class M-3 certificates, the Class M-3 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

         5. To the Class B certificates, the Class B Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, until its certificate principal balance is reduced to zero.

         If the certificate principal balance of either class of senior certificates is reduced to zero, then the remaining amount of principal distributions distributable to the holders of the senior certificates on such distribution date, and the amount of principal distributions distributable to the holders of the senior certificates on all subsequent distribution dates, will be distributed to the holders of the class of senior certificates remaining outstanding, until the certificate principal balance of such class of senior certificates remaining outstanding has been reduced to zero.

         Excess Interest Distributions on the Offered Certificates

         On each distribution date, any Excess Interest shall be paid in the following order of priority, in each case to the extent of the Excess Interest remaining undistributed:

         1. To the offered certificates the Subordination Increase Amount for the applicable distribution date, allocated in the order set forth in " -- Principal Distributions on the Offered Certificates," above.

         2. To the Class M-1 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

         3. To the Class M-2 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

         4. To the Class M-3 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

         5. To the Class B certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

         6. To the trustee, in an amount equal to its reasonable expenses, disbursements and advances payable to the trustee pursuant to the pooling and servicing agreement and not otherwise reimbursed,

         7. To the Class C certificates for deposit in the net rate cap fund.

         8. Sequentially, (a) concurrently to the Class A-1 and Class A-2 certificates, pro rata, and (b) sequentially to the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates and the Class B certificates, in that order, the related Net Rate Cap Carryover, from the net rate cap fund.

         9. To fund a distribution to the Class C certificateholders in an amount required by the pooling and servicing agreement.

         10. To the Class R certificates, the remainder.

         On each distribution date, the holders of the Class P certificates will be entitled to all Prepayment Charges received with respect to the mortgage loans during the related collection period, and such amounts will not be available for distribution on the other classes of certificates.

GLOSSARY OF TERMS

         The following terms have the meanings given below to help describe the cashflows on the offered certificates:

         "Aggregate Principal Amount" means, as to any distribution date, the sum of the Basic Principal Amount for each mortgage loan group.

         "Available Funds" as to any mortgage loan group and any distribution date, is the sum, without duplication of the following amounts with respect to the mortgage loans and the immediately preceding collection period, of:

                  (i) scheduled and unscheduled payments of principal and interest on the mortgage loans received by the servicer, including amounts deposited in respect of interest on any mortgage loan that does not have a monthly payment due in the collection period relating to the distribution date (net of amounts representing the monthly servicing fee with respect to each mortgage loan, certain additional expenses payable under the pooling and servicing agreement and reimbursement for monthly advances and servicing advances);

                  (ii) net liquidation proceeds and trust insurance proceeds with respect to the mortgage loans (net of amounts applied to the restoration or repair of a mortgaged property);

                  (iii) amounts payable in connection with each such mortgage loan that was repurchased from the trust, and all amounts payable in respect of any mortgage loan in the related mortgage loan group in connection with a substitution of a qualified replacement mortgage loan therefor;

                  (iv) payments from the servicer in connection with (a) monthly advances, (b) compensating interest, and (c) payments in connection with the termination of the trust with respect to the mortgage loans as provided in the pooling and servicing agreements;

                  (v) on the distribution dates during and immediately following the funding period, amounts from the capitalized interest account for the payment of interest on the certificates; and

                  (vi) on the distribution date at or immediately following the end of the funding period, amounts remaining on deposit in the prefunding account.

         Available Funds shall not include any Prepayment Charges.

         "Available Funds Cap" means the per annum rate equal to the weighted average loan rate of the mortgage loans net of the servicing fee, the trustee fee and certain additional expenses payable under the pooling and servicing agreement.

         "Basic Principal Amount" as to any mortgage loan group and any distribution date, is an amount equal to the sum of the following amounts (without duplication) with respect to the mortgage loans in such mortgage loan group and the immediately preceding collection period:

                  (i) each payment of principal on a mortgage loan received by the servicer during such collection period, including all full and partial principal prepayments (net of reimbursements to the servicer for servicing advances);

                  (ii) the net liquidation proceeds and trust insurance proceeds allocable to principal received by the servicer with respect to any mortgage loan during such collection period (net of amounts applied to the restoration or repair of a mortgaged property);

                  (iii) all amounts allocable to principal payable in connection with each such mortgage loan that was repurchased from the trust during such collection period, and all amounts allocable to principal payable in respect of any mortgage loan in the related mortgage loan group in connection with a substitution of a qualified replacement mortgage loan therefor; and

                  (iv) any related amounts remaining in the prefunding account after the funding period.

         "Basic Principal Distribution Amount" as to any distribution date, is an amount equal to the Aggregate Principal Amount minus the Excess Overcollateralization Amount.

         "Certificate Principal Balance" of any class of the offered certificates is the original certificate principal balance of such class as reduced by all amounts in respect of principal actually distributed to the related certificateholders on all prior distribution dates, reduced in the case of any class of subordinate certificates by any Realized Losses allocated to such class on prior distribution dates.

         "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 certificates, the numerator of which is (x) the portion of the Aggregate Principal Amount for such distribution date that is attributable to principal received on the Group I mortgage loans, and the denominator of which is (y) the Aggregate Principal Amount for such distribution date, and (ii) in the case of the Class A-2 certificates, the numerator of which is (x) the portion of the Aggregate Principal Amount for such distribution date that is attributable to principal received on the Group II mortgage loans, and the denominator of which is (y) the Aggregate Principal Amount for such distribution date.

         "Class B Principal Distribution Amount" means as to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of:

         (1)   the sum of

               (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

               (B) the certificate principal balance of the Class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

               (C) the certificate principal balance of the Class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date,

               (D) the certificate principal balance of the Class M-3 certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable distribution date, and

               (E) the certificate principal balance of the Class B certificates immediately prior to the applicable Distribution Date over

         (2) the lesser of

               (A) [___]% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

               (B) the Pool Balance as of the last day of the related collection period minus the OC Floor,

provided, however, that after the certificate principal balances of the senior, Class M-1, Class M-2 and Class M-3 certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable distribution date will equal 100% of the Principal Distribution Amount.

         "Class Interest Carryover Shortfall" means as to any class of certificates and any distribution date, an amount equal to the sum of (i) the excess of the related Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the certificateholders of the class on the preceding distribution date plus (2) one month's interest on the excess, to the extent permitted by law, at the related pass-through rate.

         "Class Interest Distribution" means as to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.

         "Class M-1 Principal Distribution Amount": As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of senior certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

         (1)   the sum of

               (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date, and

               (B) the certificate principal balance of the Class M-1 certificates immediately prior to the applicable distribution date over

         (2)   the lesser of

               (A) [____]% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

               (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

         "Class M-2 Principal Distribution Amount" means as to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate certificate principal balance of each of the senior and Class M-1 certificates has been reduced to zero and a Trigger Event exists, or
(y) if a Trigger Event is not in effect, the excess of:

         (1)   the sum of

               (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution

               Amount for the applicable distribution date,

               (B) the certificate principal balance of the Class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date, and

               (C) the certificate principal balance of the Class M-2 certificates immediately prior to the applicable distribution date over

         (2)   the lesser of

               (A) [___]% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

               (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

         "Class M-3 Principal Distribution Amount" means as to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate certificate principal balance of each of the senior, Class M-1 and Class M-2 certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

         (1)   the sum of

               (A) the aggregate certificate principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

               (B) the certificate principal balance of the Class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

               (C) the certificate principal balance of the Class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date, and

               (D) the certificate principal balance of the Class M-3 certificates immediately prior to the applicable distribution date over

         (2)   the lesser of

               (A) [___]% of the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period, and

               (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

         "Class Monthly Interest Amount" for any class of certificates on any distribution date is the amount of interest due thereon in respect of any Interest Period at the applicable pass-through rate on the related certificate principal balance, less such class' share of Interest Shortfalls.

         "Class Principal Carryover Shortfall" means as to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of subordinate certificates on the applicable distribution date as provided under "--Treatment of Realized Losses" below and (y) the amount of any reductions on prior distribution dates over (2) the amount distributed in respect of the Class Principal Carryover Shortfall to such class of subordinate certificates on prior distribution dates.

         "Collection Period" with respect to the first distribution date, is the period beginning on and including [Month] [Day], 20 and ending on and including [Month] [Day], 20 (except that with respect to payments due and unpaid on or before [Month] [Day], 20 , only collections of principal are included), and with respect to any distribution date thereafter for collections of both interest and principal, the period beginning on and including the second day of the calendar month immediately preceding such distribution date and ending on and including the first day of the calendar month of such distribution date.

         "Cumulative Loss Event" means that the percentage of cumulative losses on the mortgage loans exceeds, for the initial distribution date in each of the distribution periods set forth below, the applicable initial percentages of the initial Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date and for each successive distribution date in such period, the applicable percentage for the previous distribution date plus the related monthly increment for such distribution period.

                         NUMBER OF            INITIAL              MONTHLY
                    DISTRIBUTION DATES      PERCENTAGES           INCREMENT
                          37-48                [___]%                [___]%
                          49-60                [___]%                [___]%
                          61-72                [___]%                [___]%
                       73 and thereafter       [___]%                [___]%

         "Delinquency Amount" means as to any distribution date, the aggregate principal balance of the mortgage loans that are (a) 60 or more days delinquent or (b) 60 days or more delinquent and in bankruptcy or (c) foreclosure or REO properties as of the last day of the related collection period.

         "Delinquency Event" shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period exceeds (y) [__]% of the Senior Enhancement Percentage.

         "Excess Interest" with respect to any distribution date, means the sum of (a) any Excess Overcollateralization Amount and (b) the excess of (x) the Available Funds for such distribution date over (y) the sum for such distribution date of (A) the Class Monthly Interest Amounts for the offered certificates, (B) any Class Interest Carryover Shortfall for the Senior Certificates, and (C) the Aggregate Principal Amount.

         "Excess Overcollateralization Amount" means as to any distribution date, the lesser of (1) the Aggregate Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the offered certificates, over (y) the Required Overcollateralization Amount.

         "Interest Period" means the calendar month preceding the month in which such distribution date occurs.

         "Interest Shortfall" means as to any class of certificates and any distribution date, the amount equal to the sum of Relief Act Shortfalls and Prepayment Interest Shortfalls. On any distribution date, the amount of any Interest Shortfalls will be applied to reduce the Class Monthly Interest Amount of a class in the following order: first, to the Class C certificates in reduction of the interest amounts payable to such class on the related distribution date and, to the extent the amount of such Interest Shortfall exceeds the interest due and payable to the Class C certificates on such distribution date, thereafter to the offered certificates, pro rata, based on the respective Class Monthly Interest Amount for each such class on such distribution date before giving effect to the reduction in respect of any Interest Shortfalls.

         "Liquidation Proceeds" means the aggregate of any proceeds received by the servicer during the related collection period in connection with the liquidation of any mortgaged property securing a mortgage loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of trust insurance proceeds).

         "Net Liquidation Proceeds" means the amount equal to liquidation proceeds less expenses incurred by the servicer in connection with the liquidation of such mortgage loan.

         "Net Rate Cap Carryover" means, as to any distribution date and the offered certificates the sum of

                  (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable pass-through rate, without regard to the Available Funds Cap, over the Class Monthly Interest Amount for the applicable distribution date,

                  (b) any Net Rate Cap Carryover remaining unpaid from prior distribution dates and

                  (c) 30 days' interest on the amount in clause (b) calculated at the applicable pass-through rate, without regard to the Available Funds Cap.

         "OC Floor" means an amount equal to [___]% of the aggregate certificate principal balance of the offered certificates as of the closing date.

         "Overcollateralization Amount" means, as of any distribution date, the excess of (x) the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period over (y) the aggregate certificate principal balance of the offered certificates (after taking into account all distributions of principal on the offered certificates on such distribution date).

         "Pool Balance" means, as to any distribution date, the aggregate of the principal balances of the mortgage loans as of the end of the related collection period.

         "Prepayment Charge" means any charge paid by a mortgagor in connection with certain partial prepayments and all prepayments in full.

         "Principal Distribution Amount" means, as to any distribution date, the lesser of (a) the aggregate certificate principal balances immediately preceding such distribution date and (b) sum of (1) the Aggregate Principal Amount minus the Excess Overcollateralization Amount and (2) the Subordination Increase Amount.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Relief Act Shortfalls" means, as to any distribution date and any mortgage loan group, the amount of any reduction of interest collectable on any mortgage loan in such mortgage loan group for the related Interest Period due to the application of the Relief Act.

         "Required Overcollateralization Amount" means, as to any distribution date (a) prior to the Stepdown Date, the product of (x) [___]% and (y) the sum of the Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date; and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of [___]% and the sum of the Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date and (y) the product of [___]% and the Pool Balance as of the end of the related collection period and (2) the OC Floor; provided, however, that on each distribution date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the distribution date immediately preceding the date on which the Trigger Event first occurred.

         "Senior Enhancement Percentage" means, as to any distribution date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate certificate principal balance of the subordinate certificates and
(2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on the applicable distribution date, and the denominator of which is the sum of the Pool Balance and amounts on deposit in the prefunding account as of the last day of the related collection period.

         "Senior Principal Distribution Amount" means, as to (a) any distribution date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and
(2) the aggregate certificate principal balance of the senior certificates, and
(b) any other distribution date, an amount equal to the lesser of (I) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balance of the senior certificates immediately prior to the applicable distribution date over (y) the lesser of (A) [_______]% of the Pool Balance and (B) the Pool Balance as of the last day of the related collection period minus the OC Floor.

         "Stepdown Date" means the later to occur of (x) the earlier to occur of
(A) the distribution date in [Month] 20___ and (B;) the distribution date on which the aggregate certificate principal balance of the senior certificates is reduced to zero, and (y) the first distribution date on which the sum of the Pool Balance and amounts on deposit in the prefunding account has been reduced to [___]% of the sum of the Pool Balance as of the cut-off date and the amount deposited in the prefunding account on the closing date.

         "Subordination Deficiency" means, as to any distribution date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable distribution date over (y) the Overcollateralization Amount for that distribution date after giving effect to the distribution of the Basic Principal Amount on that distribution date (but prior to the distribution of any Subordination Increase Amount on that distribution date).

         "Subordination Increase Amount" means, as to any distribution date, the lesser of (x) the Subordination Deficiency and (y) the Excess Interest.

         "Trigger Event" means the occurrence of either a Delinquency Event and/or a Cumulative Loss Event.

         "Trust Insurance Proceeds" means the aggregate of any proceeds from or in respect of any policy of insurance that are received during a collection period and applied by the servicer to reduce the principal balance of the related mortgage loan or losses with respect thereto (which proceeds will not include any amounts applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with applicable law, the servicer's customary servicing procedures or the terms of the related mortgage loan).

PASS-THROUGH RATES

         The pass-through rate for each class of offered certificates is set forth on the cover page of this prospectus supplement. The pass-through rates of the offered certificates are subject to the Available Funds Cap and will increase by [___] basis points per annum after the clean-up call date.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, cash will be deposited in the capitalized interest account, which account will be in the name of and maintained by the trustee and will be part of the trust. The amount on deposit in the capitalized interest account, including reinvestment income on that amount, will be used by the trustee, on the distribution dates during and immediately following the funding period, to fund shortfalls in the interest collections attributable to the prefunding feature of the trust. Any amounts remaining in the capitalized interest account and not needed for this purpose will be paid to the sponsor and will not thereafter be available for distribution to the holders of the offered certificates.

         Amounts on deposit in the capitalized interest account will be invested in permitted investments as set forth in the pooling and servicing agreement. The capitalized interest account will not be an asset of any REMIC.

PREFUNDING ACCOUNT

         On the closing date, approximately $[_____] will be deposited into the prefunding account of which approximately $[_______] will be allocated to Group I and approximately $[_______] will be allocated to Group II. All mortgage loans purchased by the trust through application of amounts on deposit in the prefunding account are referred to in this prospectus supplement as the subsequent mortgage loans. The prefunding account deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the mortgage pool prior to the closing date. During the period, called the funding period, from the closing date until the earlier of (i) the date on which the amount on deposit in the prefunding account is reduced to zero and (ii) [Month] [Day], 20___, the amount on deposit in the prefunding account will be allocated for purchase of subsequent mortgage loans from the sponsor in accordance with the applicable provisions of the pooling and servicing agreement. Subsequent mortgage loans purchased by and added to the trust on any subsequent transfer date must satisfy the criteria set forth in the pooling and servicing agreement. We refer you to "Description of the Mortgage Loans -- Conveyance of subsequent mortgage loans," herein.

         On the distribution date in [Month] 20___, the portion of the prefunding account deposit that has not been applied to purchase subsequent mortgage loans during the funding period will be applied as a principal prepayment to the holders of the applicable senior certificates. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the prefunding account deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the prefunding account, no assurance can be given that such a distribution will not occur on the Distribution Date in [Month] 20___. In any event, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the prefunding account deposit.

         Amounts on deposit in the prefunding account will be invested in permitted investments. Any investment earnings on funds in the prefunding account will be transferred to the sponsor. The prefunding account will not be an asset of any REMIC.

NET RATE CAP FUND

         The pooling and servicing agreement provides for a reserve fund, called the net rate cap fund, which is held by the trustee on behalf of the holders of the offered certificates. To the extent amounts on deposit are sufficient, holders of the applicable certificates will be entitled to receive payments from the fund equal to any Net Rate Cap Carryover. The amount required to be deposited in the fund on any distribution date will equal any Net Rate Cap Carryover for such distribution date or, if no Net Rate Cap Carryover is payable on such distribution date, an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $[________]. Any investment earnings on amounts on deposit in the fund will be paid to (and for the benefit of) the holders of the Class C certificates and will not be available to pay any Net Rate Cap Carryover. The net rate cap fund will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement. The applicable certificates will be entitled to receive any related Net Rate Cap Carryover on the distribution date on which it arises or on a subsequent distribution date from and to the extent of amounts otherwise distributable to the Class C certificateholders. Net Rate Cap Carryover amounts will not be paid after the date on which the trust is terminated by optional termination or otherwise. The ratings assigned to the offered certificates do not address the likelihood of the payment of any Net Rate Cap Carryover.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to certificateholders, the trustee will make available on its web site, located at http://www.[________].com, the following information:

                  (a) the amount of the distribution with respect to each class of certificates, based on a certificate in the original principal amount of $1,000;

                  (b) the amount of such distribution allocable to principal on the related mortgage loans in each mortgage loan group, separately identifying the aggregate amount of any prepayment or other recoveries of principal included therein;

                  (c) the amount of such distribution allocable to interest on the related mortgage loans in each mortgage loan group, based on a certificate in the original principal amount of $1,000;

                  (d) the class monthly interest and the class interest carryover shortfall for each class of certificates;

                  (e) the principal amount of each class of certificates, based on a certificate in the original principal amount of $1,000 that will be outstanding after giving effect to any payment of principal on such distribution date;

                  (f) the aggregate of the principal balances of all mortgage loans and the aggregate of the principal balances of the mortgage loans in each mortgage loan group after giving effect to any payment of principal on such distribution date;

                  (g) based upon information furnished by the sponsor, such information as may be required by Section 6049(d)(7)(C) of the Internal Revenue Code and the regulations promulgated thereunder to assist certificateholders in computing their market discount;

                  (h) the total of all amounts paid by the sponsor or the servicer during such collection period in connection with purchases or repurchases from the trust of mortgage loans and substitutions for mortgage loans of qualified replacement mortgages with respect to each mortgage loan group;

                  (i) the weighted average mortgage interest rate of the mortgage loans in each mortgage loan group;

                  (j) whether a delinquency event or cumulative loss event under the pooling and servicing agreement have occurred;

                  (k) the overcollateralization amount and required overcollateralization amount;

                  (1) the certificate principal balance of each class of certificates then outstanding after giving effect to all payments of principal on such distribution date;

                  (m) with respect to each mortgage loan group, the number of mortgage loans in each mortgage loan group and the aggregate of their principal balances as a percentage of the applicable group balance, that as of the end of the immediately preceding calendar month are

                      (i) 30 to 59 days delinquent,

                      (ii) 60 to 89 days delinquent,

                      (iii) 90 or more days delinquent,

                      (iv) the subject of bankruptcy proceedings, to the
                  actual knowledge of the servicer,

                      (v) in foreclosure, and

                      (vi) as to which the related mortgaged property is
                  REO property;

                  (n) the amount of any Net Rate Cap Carryover paid and remaining unpaid as of such distribution date; and

                  (o) with respect to any distribution date during or immediately following the funding period, all amounts remaining in the prefunding account and capitalized interest account.

         Assistance in using the Trustee's web site can be obtained by calling the Trustee's investor relations desk at (###)-###-####. The obligation of the Trustee to provide information to the certificateholders is conditioned upon such information being received from the Servicer.

         Within 90 days after the end of each calendar year the trustee will mail to each person who at any time during such calendar year was a holder of record of a certificate the information set forth in clauses (a) through (o) above, aggregated for such calendar year or, in the case of each person who was a holder of record of a certificate for a portion of such calendar year, setting forth such information for each month thereof.

VOTING RIGHTS

         Each certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the certificateholder's percentage interest in such class. [_____]% of all voting interests will be allocated to each of the Class C, Class P and Class R certificates. The remaining voting interests will be allocated to the classes of offered certificates in proportion to their respective certificate principal balances on any determination date.

BOOK-ENTRY REGISTRATION OF OFFERED CERTIFICATES

         The offered certificates initially will be issued as book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., referred to as Cede, the nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or upon request Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. [Depositary #1], referred to as [Depositary #1], will act as depositary for Clearstream, Luxembourg and [Depositary #2], referred to as [Depositary #2], will act as depositary for Euroclear. Collectively, these entities are referred to as the European depositaries.

         Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing certificate principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. One certificate of each class of offered certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Global Clearance. Settlement and Tax Documentation Procedures -- U.S. Federal Income Tax Documentation Requirements" in Annex B to this prospectus supplement.

         Neither the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

TERMINATION; RETIREMENT OF THE CERTIFICATES

         The trust will terminate upon the earlier to occur of

               (a) the final payment or other liquidation of the principal balance of the last mortgage loan remaining in the trust or

               (b) the optional purchase of the mortgage loans by the servicer, as described below.

         Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the servicer may, at its option, terminate the pooling and servicing agreement on any distribution date during which the aggregate outstanding principal balance of the mortgage loans is less than [__]% of the sum of the principal balances of the initial mortgage loans as of the cut-off date and the amount deposited in the prefunding account on the closing date, called the clean-up call date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of the principal balance of the outstanding mortgage loans, plus the fair market value of any REO property included in the trust, plus accrued and unpaid interest on the related mortgage loans at the weighted average of the loan rates through the end of the related collection period and any unreimbursed servicing advances made in respect of such mortgage loans less any payments of principal and interest received during the related collection period in respect of such mortgage loans. Any resulting losses will be allocated to the subordinate certificates in reverse order of payment priority.

         The pooling and servicing agreement will provide that notice of any termination, specifying the final distribution date upon which the certificateholders may surrender their certificates to the trustee for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to certificateholders specifying

               (a)    the distribution date for the final distribution,

               (b)    the amount of any such final distribution and

               (c) that the final distribution will be made only upon presentation and surrender of the certificates at the office or agency of the trustee therein specified.

THE TRUSTEE

         [Trustee] will be the trustee under the pooling and servicing agreement. The trustee has its principal office at [Address], Attn: [_____]. The trustee has designated the offices of its agent, DTC Transfer Agent Services, located at 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for purposes of surrendering and exchanging certificates. The pooling and servicing agreement will provide that the trustee is entitled to the trustee fee and reimbursement of expenses. The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee, The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee fails to fulfill its obligations in any material respect under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                               CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the offered certificateholders consists of the application of excess interest, the overcollateralization features of the trust and the subordination of distributions on the classes of certificates with lower payment priorities.

TREATMENT OF REALIZED LOSSES

         The aggregate principal amount includes the net liquidation proceeds in respect of principal received upon liquidation of a liquidated mortgage loan, If the portion of net liquidation proceeds allocable to principal are less than the unpaid principal balance of the related liquidated mortgage loan, the pool balance will decline more than the aggregate class principal balance of the offered certificates. If the difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

         If, following the distributions on a distribution date, the aggregate class principal balance of the offered certificates exceeds the sum of the pool balance and the amounts on deposit in the prefunding account, that is, the certificates are undercollateralized, the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a class principal carryover shortfall for the applicable class. Although a class principal carryover shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distributions as provided above under "--Distribution Priorities."

         The pooling and servicing agreement does not permit the allocation of realized losses to the senior certificates or the retained certificates. Investors in the senior certificates should note that although realized losses cannot be allocated to the senior certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the senior certificates all interest and principal amounts to which they are then entitled.

         For all purposes of this prospectus supplement, the Class B certificates will have the lowest payment priority of any class of subordinate certificates.

OVERCOLLATERALIZATION AND APPLICATION OF EXCESS INTEREST

         The weighted average net mortgage interest rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the offered certificates, In addition, to the extent that there is overcollateralization, these mortgage loans will be generating still further excess interest relative to the pass-through rates on the offered certificates.

         The overcollateralization mechanics of the trust result in a limited acceleration of the payment of the offered certificates relative to the amortization of the mortgage loans. The accelerated amortization will cause the aggregate of the related principal balances of the certificates to amortize more rapidly than the principal balances of the mortgage loans, increasing the amount of overcollateralization. Once the required overcollateralization amount is reached, such accelerated amortization feature will cease, unless necessary to maintain the required overcollateralization amount. On any distribution date on which the required overcollateralization amount is reached, the excess interest will not be passed through as a distribution of principal to the holders of the offered certificates on such distribution date, but will be distributed to the retained certificateholders.

         The pooling and servicing agreement provides that, based on the delinquency and loss experience of the mortgage loans, the required overcollateralization amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the offered certificates to increase the actual level of overcollateralization to the required overcollateralization amount: a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to the required overcollateralization amount.

                               THE MORTGAGE LOANS

         The mortgage loans will include:

                  (a) the mortgage loans identified as of [Month] [Day], 20__ and described in this prospectus supplement, called the statistic calculation loans;

                  (b) additional fixed and hybrid loans to be delivered on the closing date, referred to as the additional mortgage loans, and together with the statistic calculation loans, called the initial mortgage loans; and

                  (c) additional mortgage loans to he purchased by the trust from the seller from time to time on or prior to [Month] [Day], 20__, called the subsequent mortgage loans, and together with the initial mortgage loans, called the mortgage loans.

         The following brief description of the statistic calculation loans is based on the terms of the statistic calculation loans, including their respective principal balances as of the statistic calculation date, and each mortgage loan group as of the statistic calculation date. Certain mortgage loans may be removed, prior to the closing date, from the mortgage pool and each mortgage loan group and other mortgage loans may be substituted therefor. As a result, the statistical information presented in this prospectus supplement regarding the statistic calculation loans and each mortgage loan group may vary in certain limited respects but will not vary in any material respects from comparable information based on the actual composition of the mortgage pool and each mortgage loan group at the closing date.

         None of the mortgage loans is or will be insured or guaranteed by the sponsor, the depositor, the servicer, the trustee, any originator or any of their respective affiliates, or by any governmental agency or other person.

         None of the mortgage loans is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

         A schedule of the initial mortgage loans included in each mortgage loan group as of the closing date will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates. A current report on Form 8-K containing a description of the mortgage loans included in the final mortgage pool as of the end of the funding period in a form comparable to the description of the statistic calculation loans contained in "Annex A:
Description of the Mortgage Pool" will be filed with the Securities and Exchange Commission within 15 days after the end of the funding period.

         Each mortgage loan in the trust will be assigned to Group I or Group
II. All of the mortgage loans in Group I have agency conforming balances while the mortgage loans in Group II have both agency conforming and non-conforming balances. Each mortgage loan in Group I and in Group II bears interest at either a fixed rate or at an initial fixed rate term at origination followed by an adjustable rate term. All statistic calculation loans are secured by first liens.

         Certain mortgage loans will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. No mortgage loan will impose a prepayment charge for a term in excess of five years and no mortgage loan in Group I originated on or after [Month] [Day], 20__ will impose a prepayment charge for a term in excess of three years. Such charge, to the extent received, however, will not be available to the trust but will instead be paid to the holders of the Class P certificates.

         In connection with the assignment of the mortgage loans to the trust, the sponsor will represent and warrant that, among other things, as of the cut-off date, no mortgage loan had two or more monthly payments past due. However, you should be aware that approximately [____]% and [____]%, by aggregate principal balance, of the statistic calculation loans in Group I and Group II, respectively, had a first monthly payment due before [Month] [Day], 20__, and only such mortgage loans could have had two or more monthly payments past due as of the cut-off date. None of the statistic calculation loans in each of Group I and Group II, respectively, were 30 days delinquent in payment as of the statistic calculation date. No statistic calculation loan has a loan-to-value ratio at origination of more than 100%.

         Approximately [___]%, [___]% and [___]%, by principal balance, of the statistic calculation loans in Group I and approximately [___]%, [___]% and [___]%, by principal balance, of the statistic calculation loans in Group II change from having a fixed rate of interest to having an adjustable rate of interest [___], [___] and [___] months after origination, respectively. We refer to these loans, collectively, as hybrid loans. The weighted average month to next rate adjustment for the hybrid loans in Group I and Group II, as of the statistic calculation date, is approximately [___] months and [___] months, respectively. The interest rate, also referred to as the loan rate, borne by each hybrid loan during its adjustable rate term, which we refer to as an ARM, is subject to adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each referred to as a change date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits changes in the loan rate for each ARM on each change date, The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. The periodic cap for all of the ARMs, subsequent to the first change date, is [___]%. However, the periodic cap for the initial change date for the hybrid loans generally is [___]%.

         For all of the statistic calculation mortgage loans that are ARMs, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the change dates occur every six months after the initial change date. The reference for each applicable loan index and the date prior to a change date as of which the loan index is determined is set forth in the related mortgage note.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         On the closing date, cash in an amount not to exceed approximately $[________], called the prefunding account deposit, will be deposited into the prefunding account. Amounts on deposit in the prefunding account will be withdrawn to purchase subsequent mortgage loans from the sponsor during the funding period from the closing date until the closing of business on [Month] [Day], 20__.

         The purchase price for the subsequent mortgage loans will equal the outstanding principal balances of those mortgage loans as of the related cut-off dates and will be paid by withdrawal of funds on deposit in the prefunding account. The subsequent mortgage loans may have characteristics which differ from the initial mortgage loans. Accordingly, the statistical characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans, but will not vary in any material respects from the characteristic of the statistic calculation loans.

         The obligation of the trust to purchase subsequent mortgage loans on any date during the funding period is subject to the following requirements in addition to other requirements set forth in the pooling and servicing agreement:

         o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related cut-off date;

         o the remaining term to stated maturity of the subsequent mortgage loan will not exceed 30 years;

         o each subsequent mortgage loan will be secured by a mortgage in a first lien position;

         o the subsequent mortgage loan will be underwritten or re-underwritten in accordance with the sponsor's underwriting criteria;

         o the addition of the subsequent mortgage loans will not result in a withdrawal or downgrading of the ratings assigned to the offered certificates;

         o the subsequent mortgage loan will not have a loan rate less than [____]%; and

         o following the delivery of such subsequent mortgage loans, the mortgage loans in each loan group (including the subsequent mortgage loans) (a) will have a related weighted average loan rate not materially different from the weighted average loan rate of the statistic calculation loans in such loan group, (b) will each have a principal balance not in excess of $[____] in the case of Group 1 and $[____] in the case of Group II and (c) will satisfy any additional requirements set forth in the pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE LOANS

         On the closing date with respect to the initial mortgage loans and on each subsequent transfer date with respect to the subsequent mortgage loans, the sponsor will transfer to the depositor and the depositor will contemporaneously transfer to the trust all of their respective right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively referred to as the related documents, including all payments received after the related cut-off date other than payments of interest on the initial mortgage loans due on or before [Month] [Day], 20__. The trustee, concurrently with the initial transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This schedule will include information as to the principal balance of each mortgage loan as of the related cut-off date, as well as information with respect to the loan rate.

         The pooling and servicing agreement will require that, within the time period specified in the agreement, the depositor will deliver or cause to be delivered to the trustee the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the depositor may deliver or cause to be delivered true and correct copies of the original mortgages.

         Under the terms of the pooling and servicing agreement, the depositor, promptly and in no event later than 30 days after the closing date with respect to the initial mortgage loans and promptly but not later than 30 days after each subsequent transfer date with respect to the related subsequent mortgage loans, will prepare and record or cause to be prepared and recorded assignments of the mortgages related to each mortgage loan in favor of the trustee, unless opinions of counsel satisfactory to the rating agencies are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the mortgage loans. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date or subsequent transfer date, as the case may be, the assignment will be prepared and recorded within 30 days after receipt of this information, but in no event later than eight months after the closing date or subsequent transfer date, as the case may be.

         Within 45 days of the closing date with respect to the initial mortgage loans and each subsequent transfer date with respect to the subsequent mortgage loans, the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement and if any mortgage loan or related document is found to be missing, mutilated, torn, defaced or otherwise does not conform to the requirements of the pooling and servicing agreement in any material respect and such defect is not cured within 60 days following notification of such defect to the depositor and the sponsor by the trustee, the sponsor will be obligated to either (a) substitute for the mortgage loan a qualified replacement mortgage loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or
(b) purchase the mortgage loan at a price, called the purchase price, equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, net of the servicing fee if the sponsor is the servicer, plus if the sponsor is not the servicer the amount of any unreimbursed servicing advances made by the servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding deposit date after the obligation arises. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee, the depositor or the certificateholders,

         The sponsor will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. In addition, the sponsor will represent and warrant, on the closing date, among other things: (a) that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws; (b) that each mortgage is a valid lien of the applicable priority; (c) that, as of the closing date, no mortgage loan had two or more monthly payments past due; (d) that each mortgaged property consists of a one-to four-family residential property or unit in a condominium or planned unit development; (e) that the sponsor had good title to each mortgage loan prior to the sale and assignment by the sponsor; and (f) that no proceeds from any mortgage loan were used to finance single-premium credit, life and disability insurance policies. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the certificateholders in the related mortgage loan and related documents, the sponsor will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the sponsor will be obligated to (x) substitute for the mortgage loan a qualified replacement mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         The servicer additionally has the option to purchase from the trust any mortgage loan delinquent in three or more consecutive monthly payments, at the purchase price set forth above for the purchase of defective mortgage loans; provided, however, that the aggregate of the principal balances of the mortgage loans so purchased by the servicer may not exceed [__]% of the sum of the cut-off date pool balance and the amounts on deposit in the prefunding account on the closing date and such mortgage loans may be purchased only in the order of the most delinquent to the least delinquent. We refer you to "The Pooling and Servicing Agreement -- Realization upon defaulted mortgage loans" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND CERTIFICATE
ACCOUNT

         The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an eligible account meeting the criteria specified in the pooling and servicing agreement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for certain monthly advances, servicer advances and any other expenses incurred by it for which it is entitled to reimbursement under the pooling and servicing agreement, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in permitted investments, as described in the pooling and servicing agreement, that meet the criteria of the rating agencies as being consistent with their then current ratings of the offered certificates. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

         The trustee will establish a certificate account. Three days prior to each distribution date, which date is called the deposit date, the servicer is required to deposit into the certificate account the Available Funds for each mortgage loan group and the related collection period. The certificate account will be an eligible account. Amounts on deposit in the certificate account may be invested in permitted investments maturing on or before the business day prior to the related distribution date. Investment earnings from amounts on deposit in the distribution account will not be part of Available Funds.

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Certificates. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

         Pursuant to the Pooling and Servicing Agreement, the Trustee will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pools. The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (###) ###-####. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at [TRUSTEE'S STREET ADDRESS], [CITY], [STATE] [ZIP CODE], Attention: Aames Mortgage Trust 20___-___. The Trustee will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

THE SELLER

         The mortgage loans will be sold to the depositor by Aames Capital Corporation ("ACC"). ACC is a California corporation and a national mortgage-banking company, which together with its parent Aames Financial Corporation and its sister corporation Aames Funding Corporation are focused primarily on originating subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC, Aames Financial Corporation and Aames Funding Corporation are each subsidiaries of Aames Investment Corporation ("Aames Investment"), their corporate parent. Aames Investment's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000. Aames Investment has elected to be taxed as a real estate investment trust (a "REIT"). ACC, Aames Financial Corporation and Aames Funding Corporation are each taxable REIT subsidiaries of Aames Investment.

UNDERWRITING OF MORTGAGE LOANS

         Mortgage loans originated by ACC and its affiliated originators have been underwritten in accordance with standard guidelines developed by ACC and the related affiliated originator, as described in the prospectus. Mortgage loans originated by unaffiliated originators are re-underwritten in accordance with ACC's guidelines. We refer you to "THE ORIGINATORS--Underwriting Guidelines" in the prospectus.

EVENTS RELATED TO PRIOR SECURITIZATIONS

         In the past, and most recently in [_____] 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities) issued by trusts containing mortgage loans that were originated or purchased by ACC or its affiliates have been downgraded by the rating agencies that issued ratings on the mortgage-pass through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

         See the discussion below under "The Servicer--Mortgage Loan Delinquency and Foreclosure Experience" regarding loss triggers related to securitizations for which ACC acts as servicer and which include mortgage loans originated or purchased by ACC.

                               THE MASTER SERVICER

         The information in this section has been provided by [MASTER SERVICER]. ("[MASTER SERVICER]" or the "Master Servicer"), and none of the Depositor, the Trustee, the Seller, the Underwriters, the Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

         [MASTER SERVICER] is a national banking association, with its master servicing offices located at [STREET ADDRESS], [CITY], [STATE] [ZIP CODE]. [MASTER SERVICER] is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. [MASTER SERVICER] is one of the banking subsidiaries of [PARENT COMPANY].

                                  THE SERVICER

         The information in this section has been provided by the Servicer and none of the Depositor, the Trustee, the Underwriters, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

         ACC (also, the "Servicer"), is a California corporation and, through Aames Funding Corporation, a national mortgage-banking company focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000.

         As of March 31, 2005, ACC's total servicing portfolio was $3.7 billion, all of which was serviced in-house. ACC's servicing portfolio consists mainly of loans held for investment and loans serviced on an interim basis, including loans held for sale and loans sold to others and subserviced on an interim basis. To a lesser extent, ACC's servicing portfolio includes mortgage loans securitized prior to 2000 for which ACC retained servicing, and loans sold to others and subserviced on a long-term basis. ACC's servicing portfolio included mortgage loans held for investment of $2.9 billion at March 31, 2005. ACC subserviced $119.9 million of mortgage loans for others at March 31, 2005. ACC's portfolio of mortgage loans in securitization trusts was $106.5 million at March 31, 2005. The servicing portfolio at March 31, 2005 also included $625.2 million of loans serviced on an interim basis. Loans serviced on an interim basis include loans held for sale and loans sold where servicing has not yet been transferred. ACC currently has in place an experienced subprime mortgage loan servicing team and a highly scalable servicing platform. ACC has approximately 91 servicing employees.

COLLECTIONS, DELINQUENCIES AND FORECLOSURE

         Servicing by ACC includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults and liquidating foreclosed properties.

         ACC sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the "grace period"), if a borrower fails to pay the monthly payment within this grace period, ACC commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers in the

"C" through "D" credit grades or with a poor payment history with ACC, collection efforts begin immediately after the due date. ACC continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

         As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment (five days after the initial due date for "C" through "D" credit grades), providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and ACC evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin. Generally, ACC will have commenced foreclosure proceedings when a loan is 60 to 100 days delinquent, depending upon credit grade, other credit considerations or borrower bankruptcy status.

         Servicing and collection practices change over time in accordance with, among other things, ACC's business judgment, changes in portfolio performance and applicable laws and regulations.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table sets forth delinquency, foreclosure and loss information of ACC's servicing portfolio included in ACC's servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of ACC, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of ACC or purchased by the Seller or affiliates of Seller and, in each case, serviced by or on behalf of Seller as of the end of the period indicated.

                                                                           AT OR DURING
                                                                     SIX MONTHS
                                         THREE MONTHS                  ENDED
                                        ENDED MARCH 31,              DECEMBER 31,          FISCAL YEAR ENDED JUNE 30,
                                       -----------------------       -----------    -------------------------------------
                                         2005          2004              2004         2004           2003           2002
                                       -------        --------       --------       -------        -------        -------
                                                                     (DOLLARS IN THOUSANDS)
Percentage of  dollar amount of
    delinquent loans to loans
    serviced (period end)(1)(2)
    One month..................        0.5%           0.4%           0.3%           0.3%           0.7%           0.7%
    Two months.................        0.3            0.2            0.2            0.2            0.3            0.5
    Three or more months:
       Not foreclosed(3) ......        1.4            2.5            1.8            2.4            7.2            7.4
       Foreclosed(4)...........            0.2            0.3            0.2            0.3            0.8            1.0
                                       -------        --------       --------       -------        -------        -------
Total..........................            2.4%           3.4%           2.5%           3.2%           9.0%           9.6%
                                       =======        =======        =======        =======        =======        =======
Percentage of total dollar amount
    of delinquent loans in:
    Loans held for investment..        1.1%                --%       0.2%                --%            --%            --%
    Loans serviced on an interim
    basis......................        4.2            0.7            1.5            0.6            1.3            1.5
    Loans subserviced for
    others.....................        5.5            1.7            4.8            2.7            --             --
    Loans in securitization
    trusts.....................        23.2           20.3           22.5           20.7           17.4           15.7
Percentage of dollar amount of
    loans foreclosed during the
    period to servicing
    portfolio(2)(5)............        0.1%           0.2%           0.1%           0.5%           1.3%           2.2%
Number of loans  foreclosed during
    the period.................        42             61             68             180            417            780
Principal amount of foreclosed
    loans during the period....        $2,351         $4,659         $3,585         $11,667        $27,703        $56,419
Number of loans liquidated during
    the period.................        69             125            163            503            1,033          1,624
Net losses on liquidations during
    the period(6)..............        $2,104         $4,518         $6,778         $18,371        $35,669        $67,444
Percentage of annualized losses to
    servicing portfolio(2)(5)..        0.3%           0.6%           0.5%           0.8%           1.6%           2.6%
Servicing portfolio at period end      $3,709,833     $2,395,072     $2,843,887      $2,341,028     $1,739,632    $2,308,170


-----------------
(1)   Delinquent loans are loans for which more than one payment is due.
(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by ACC including loans serviced on an interim basis.
(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.
(4) Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.
(5) The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.
(6) Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

         ACC has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans by principal balance of the total servicing portfolio at March 31, 2005 were $89.7 million compared to $71.0 million at December 31, 2004 and $80.7 million at March 31, 2004. At March 31, 2005, total delinquent loans in the portfolio of mortgage loans held for investment were $32.4 million. Total delinquent loans in ACC's portfolio of loans serviced on an interim basis were $26.0 million and $11.5 million at March 31, 2005 and December 31, 2004, respectively, and were $12.6 million at March 31, 2004. Total delinquent loans in ACC's portfolio of loans subserviced for others were $6.6 million and $6.2 million at March 31, 2005 and December 31, 2004, respectively and were $3.2 million at March 31, 2004.

         The delinquency rate at March 31, 2005 was 2.4% compared to 2.5% at December 31, 2004 and 3.4% at March 31, 2004. The delinquency rate at March 31, 2005 declined from the delinquency rate at December 31, 2004 due to the fact that loans in ACC's portfolio of mortgage loans in securitization trusts, which contains the majority of delinquent loans, became a smaller part of its total servicing portfolio, primarily as a consequence of calls of securitization trusts in August 2003, November 2003 and February 2005.

         During the three months ended March 31, 2005, losses on loan liquidations decreased to $2.1 million from $4.5 million during the comparable three-month period a year ago primarily due to the decrease in the number of loans liquidated. Substantially all of the foreclosures and liquidations handled by ACC occur in connection with its portfolio of mortgage loans in securitization trusts.

         Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

         There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because ACC is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under "--Servicing Compensation and Payment of Expenses," "--Prepayment Interest Shortfalls" and "--Advances" below. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

         The Servicer may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Pooling and Servicing Agreement, with the prior consent of the Master Servicer and the requirement that the Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

         In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action as it deems appropriate to maximize recoveries to the Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to a monthly fee (the "Master Servicing Fee") calculated at a rate of 0.0125% per annum for each Mortgage Loan (the "Master Servicing Fee Rate") and to a portion of the investment earnings on amounts on deposit in the account established by the Trustee (the "Collection Account") into which the Servicer is generally required to deposit or cause to be deposited all amounts from the Custodial Account.

         The Servicer will be paid a monthly fee out of interest collections received from the related Mortgage Loan (the "Servicing Fee") calculated at a rate of 0.50% per annum for each Mortgage Loan (the "Servicing Fee Rate"). If the Servicer is terminated and replaced by a successor servicer, the fee payable to such successor servicer will in all cases not exceed the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower (ii) any Prepayment Interest Excess (as defined below) and (iii) any interest or other income earned on funds held in the Custodial Account and any escrow accounts and other similar items described under the Pooling and Servicing Agreement.

         The Servicing Fee is subject to reduction as described below under "--Prepayment Interest Shortfalls" below. The Servicer will pay certain expenses incurred in connection with the servicing of the loans, including defaulted loans. Certain of these expenses are reimbursable pursuant to the terms of the Pooling and Servicing Agreement from Liquidation Proceeds and Insurance Proceeds. See "The Agreements--Advances and Compensating Interest" in the Prospectus for information regarding expenses payable by the Servicer. In addition, the Servicer and the Master Servicer will each be entitled to reimbursement of its expenses in connection with the restoration of REO Property. This right of reimbursement is prior to the rights of the Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds. See "The Agreements--Payments on the Mortgage Loans" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT INTEREST SHORTFALLS

         Prepayments received during a Prepayment Period will be included in determining payments to Certificateholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Certificateholders on the related Payment Date. "Prepayment Interest Shortfall" means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month's interest at the Mortgage Rate less the Servicing Fee Rate, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Servicer will be required to pay the amount of any Prepayment Interest Shortfall into the Collection Account in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date (such amount, the "Compensating Interest"); provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer fails to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute "Prepayment Interest Excess," which will be retained by the Servicer as additional servicing compensation and will not be available to make any payments to the Certificateholders on the related Payment Date. Any Prepayment Interest Shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for payment on the related Payment Date.

ADVANCES

         The Servicer will be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Master Servicer and the Servicer will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

         The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws.

         The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the Certificateholders as necessary or appropriate to effect the terms of such a facility.

COLLECTION PROCEDURES

         Until the date each Mortgage Loan ceases to be subject to the Pooling and Servicing Agreement, the Servicer is required to proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.

         The Servicer is required to use its best efforts, consistent with the servicing standard specified in the Pooling and Servicing Agreement, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement. The Servicer is required to use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property has suffered damage, the Servicer is not required to expend its own funds toward the restoration of such property unless it determines in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property.

         Although the Servicer may waive, modify or vary any term of any Mortgage Loan, including (i) waiving any late payment charge and (ii) extending the due dates for payments due on a Mortgage Note for a period not greater than 120 days, the Pooling and Servicing Agreement contains certain restrictions on the Servicer's ability to grant such waivers, modifications or variances.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to (i) 100% of the outstanding principal balance thereof, (ii) accrued interest thereon and (iii) any costs or damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, minus (iv) any unreimbursed Advances with respect to that Mortgage Loan.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

         The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

         As specified in the Pooling and Servicing Agreement, the Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Pooling and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obligated to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

         The Master Servicer will deliver to the Trustee an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year. The Servicer will deliver to the Master Servicer an annual statement signed by an officer of the Master Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

         If the Master Servicer is in default on certain of its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by the Certificateholders having more than 50% of the voting rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default on its obligation to make an Advance as provided in the Pooling and Servicing Agreement, the Trustee will be obligated to terminate promptly the Master Servicer. The events that constitute a Master Servicer event of default that would enable the Trustee or the Certificateholders to so terminate the Master Servicer are specified in the Pooling and Servicing Agreement. If the Master Servicer is terminated, the Trustee will either assume the duties of the Master Servicer, as successor Master Servicer, or appoint, or petition a court of competent jurisdiction to appoint, a successor Master Servicer.

         If the Servicer is in default on its obligations under the Pooling and Servicing Agreement, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. The events that constitute a Servicer event of default that would enable the Master Servicer to so terminate the Servicer are specified in the Pooling and Servicing Agreement. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

         Neither the Master Servicer nor the Servicer will be required to purchase any Mortgage Loan in connection with any breach of its respective obligations under the Pooling and Servicing Agreement.

MASTER SERVICER RESIGNATION; SERVICER RESIGNATION

         Except as otherwise provided in the Pooling and Servicing Agreement, the Master Servicer may not resign unless it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. No such resignation will become effective until the Trustee has assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor has assumed, the Master Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Master Servicer will have the right to assign its obligations under the Pooling and Servicing Agreement as specified in the Pooling and Servicing Agreement.

         In general, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided, that that person (or an affiliate) is qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac and will have a net worth of not less than $15,000,000.

         Except as otherwise provided in the Pooling and Servicing Agreement, the Servicer may not resign except by mutual consent of the Servicer and the Master Servicer, or upon the determination that its duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. If the Servicer resigns, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

PLEDGE OF SERVICING RIGHTS

         The Pooling and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Pooling and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer is acceptable to the Master Servicer and meets the requirements for appointment of a successor servicer under the Pooling and Servicing Agreement. See "--General" above.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         On the Closing Date, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [Month][Day], 20____, by and among the Depositor, the Seller and Servicer, the Master Servicer and the Trustee, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will, in turn, sell the Mortgage Loans to the Trust.

ASSIGNMENT OF MORTGAGE LOANS

         On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date).

         Each Mortgage Loan will be identified in a schedule to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the custodian of the mortgage file, and applicable prepayment premium provisions, if any.

         As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Trustee or in blank, or a lost note affidavit conforming to the requirements of the Pooling and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. The Depositor generally does not expect to cause the assignments of mortgage to be recorded and may instead receive an opinion of counsel acceptable to the Rating Agencies, to the effect that recording is not required to protect the Trustee's interest in the related Mortgage Loan. The Trustee or the Custodian on behalf of the Trustee, will, for the benefit of Certificateholders, review the mortgage loan documents as specified in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

         Pursuant to the terms of the Pooling and Servicing Agreement, the Seller will make to the Depositor certain representations and warranties concerning the Mortgage Loans; including representations that (i) each Mortgage Loan is covered by a title insurance policy and each Mortgaged Property was covered by a standard hazard insurance; (ii) immediately prior to the Pooling and assignment of each Mortgage Loan, the Seller had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage;
(iv) each Mortgage Loan was current as to all required payments; (v) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, usury, equal credit opportunity, and truth-in-lending or similar disclosure laws and all applicable anti-predatory and anti-abusive lending laws; (vi) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (vii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; and (viii) no Mortgage Loan imposes a prepayment premium for a term in excess of three years. Within the period of time specified in the Pooling and Servicing Agreement following discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan). Rather than repurchase the Mortgage Loan as provided above, within the two year period following the Closing Date, the Seller may remove the Mortgage Loan from the Trust and substitute in its place another Mortgage Loan of like kind; provided that the substituted Mortgage Loan meets the required characteristics specified in the Pooling and Servicing Agreement.

         To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or a replacement Mortgage Loan is not substituted by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Certificates, in particular the Subordinate Certificates, may incur a loss.

ADMINISTRATION

         The Trustee will agree, to the extent provided in the Pooling and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Pooling and Servicing Agreement. [TRUSTEE] will not receive additional compensation for such services as Trustee.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trustee, the Seller, the Servicer and the Trustee, without consent of the Certificateholders, (1) to cure any ambiguity,
(2) to conform the provisions of the Pooling and Servicing Agreement to the information contained herein or to correct or supplement any provision therein,
(3) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Certificateholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the rating agencies confirm that such action would not adversely affect the then-current ratings on the Certificates.

         The Pooling and Servicing Agreement may also be amended by the Depositor, the Trust, the Trustee, the Master Servicer, the Seller, the Servicer, the Trustee, the holders of each class of Certificates affected thereby evidencing voting rights aggregating not less than 66?% of each such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Certificates without the consent of the holder of each such Certificate affected thereby or
(2) reduce the percentage of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates affected thereby.

VOTING RIGHTS

         At all times 99% of all voting rights will be allocated among the holders of the Certificates as provided below. The portion of such voting rights allocated to such Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate principal amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Certificates. At all times during the term of the Pooling and Servicing Agreement, the holder of the non-offered Certificates will be allocated 1% of the voting rights for so long as the class remains outstanding. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding principal amount of such Certificates.

ISSUANCE OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, an electronic copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to [STREET ADDRESS], [CITY], [STATE] [ZIP CODE],
Attention: Aames Mortgage Trust 20___-___.

THE TRUSTEE

         [TRUSTEE] will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Certificateholders. The Trustee's Corporate Trust Office is located at [STREET ADDRESS], [CITY], [STATE] [ZIP CODE], Attention: Aames Mortgage Trust 20___-___., or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The weighted average life of and the yield to maturity on an offered certificate will be directly related to the rate of prepayments of principal of the mortgage loans. The actual rate of principal prepayments on the mortgage loans may be influenced by a variety of economic, tax, geographic, demographic, social, competitive, legal and other factors and has fluctuated considerably in recent years. The mortgage loans may be prepaid by the borrowers at any time; however, a majority of the mortgage loans are subject to a prepayment charge.

         Because a portion of all amounts available for distribution on each class of certificates after distributions in respect of class monthly interest are applied as reductions of the related certificate principal balance, the weighted average lives of the certificates will be influenced by the amount of excess interest so applied. Because the overcollateralization feature is expected to cause interest collections on the related mortgage loans to outpace required interest distributions for each class of certificates, such excess interest will be applied to reduce the principal balances of the offered certificates. It is expected that, over time, this excess interest will increase in proportion to the principal balances of the offered certificates in the absence of offsetting realized losses.

PASS-THROUGH RATES

         The pass-through rate for the offered certificates is subject to the available funds cap. The available funds cap on any distribution date is determined by reference to the weighted average interest rate of the mortgage loans, net of certain expenses, in effect at the beginning of the related collection period. Approximately [_____]% and [____]% of the statistic calculation loans in Group I and Group II, respectively, have interest rates that are fixed for the lives of such mortgage loans. If mortgage loans bearing higher interest rates were to prepay at rates faster than mortgage loans with lower interest rates, the available funds cap would be lower than otherwise would be the case. Thus, the effective pass-through rate on the offered certificates will be dependent on the prepayment experience of the mortgage loans.

         The yield to investors on the offered certificates will be sensitive to, among other things, the level of the loan index. Approximately [____]%, [____]% and [____]%, measured by aggregate principal balance, of the statistic calculation loans in Group I and approximately [____]%, [____]% and [____]%, measured by aggregate principal balance, of the statistic calculation loans in Group II are hybrid loans which will bear interest at fixed rates for either 24 months, 36 months or 60 months, respectively, after origination of such mortgage loans. Although each of the hybrid loans, after its initial fixed rate period, bears interest at an adjustable rate, such rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the index increases substantially between change dates, the adjusted interest rate on the related mortgage loan may not equal the index plus the related gross margin due to the constraint of such caps. In such event, the related mortgage interest rate will be less than would have been the case in the absence of such caps. If the index of a hybrid loan during its adjustable rate period decreases, the related mortgage loan for any collection period may bear interest at a rate lower than the rate on one or more of the offered certificates. In such an event, the available funds cap would be lower than otherwise would be the case. In addition, the mortgage interest rate applicable to any change date will be based on the index related to the change date. Thus, if the value of the index with respect to a mortgage loan rises, the lag in time before the corresponding mortgage interest rate increases will, all other things being equal, slow the upward adjustment of the available funds cap. Furthermore, mortgage loans that have not reached their first change date are more likely to be subject to the applicable periodic rate cap on their first change date, Although the holders of the offered certificates will be entitled to receive the related net rate cap carryover, there is no assurance that sufficient funds will be available therefor. The ratings on the offered certificates do not address the likelihood of the payment of any Net Rate Cap Carryover to the offered certificates,

         The subordinate certificates provide credit enhancement for the senior certificates in both certificate groups and may absorb losses on the mortgage loans in either loan group. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the mortgage loans will reduce the certificate principal balance of the class of subordinate certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions on a distribution date, exceeds the pool balance. As a result of these reductions, less interest will accrue on the class of subordinate certificates than otherwise would be the case.

         The basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the pool balance will decline more than the aggregate certificate principal balance of the offered certificates, thus reducing the overcollateralization amount. If this difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss. In addition, the subordinate certificates will not be entitled to any principal distributions prior to the stepdown date or during the continuation of a trigger event, unless all of the certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the subordinate certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

         For all purposes, the Class B certificates will have the lowest payment priority of any class of subordinate certificates.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

         The effective yield to the certificateholders will be lower than the yield otherwise produced by the pass-through rate for such class and the purchase price of such certificates because distributions will not be payable to the certificateholders until the [__]th day of the month following the month of accrual, without any additional distribution of interest or earnings thereon in respect of such delay.

MANDATORY PREPAYMENT

         In the event that at the end of the funding period there are any remaining amounts on deposit in the prefunding account for either loan group, the holders of the related class of senior certificates will receive an additional distribution allocable to principal in an amount equal to the remaining amounts on deposit in the prefunding account. Although there can be no assurance, the sponsor anticipates that there should be no material principal prepayment to the senior certificateholders due to a lack of subsequent mortgage loans.

PROJECTED PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

         If an offered certificate is purchased at other than its parity price, its yield to maturity will be affected by the rate of the payment of principal on the mortgage loans in the related mortgage loan group. If the actual rate of payments on the mortgage loans in the related mortgage loan group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, especially in the case of a subordinate certificate, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans in the related mortgage loan group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         As is the case with conventional fixed rate mortgage loans, the hybrid loans after their initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, these loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their hybrid loans during their adjustable rate period in order to "lock in" a lower fixed interest rate. In addition, the prepayment behavior of the hybrid loans may differ from that of the other mortgage loans. As a hybrid loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the mortgage interest rate, The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. However, no assurance can be given as to the expected level of prepayments on the mortgage loans.

         Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers of the mortgage loans may be the subject of solicitations to refinance their loans. Any refinancing of the mortgage loans, whether such refinancing is effected by the servicer or a competitor, will affect the rate of prepayment of the mortgage loans.

         In addition to the foregoing factors affecting the weighted average lives of the offered certificates, the use of excess interest to pay principal of the offered certificates will result in acceleration of the offered certificates then entitled to principal distributions, relative to the amortization of the related mortgage loans, particularly in the early months of the transaction. This acceleration feature creates overcollateralization which equals the excess of the pool balance over the aggregate certificate principal balance of the certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization,

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date for each class of offered certificates is set forth in the summary of this prospectus supplement. The final scheduled distribution date for each class of the offered certificates is the distribution date in the month after the last due date of the latest maturing mortgage loan, including any subsequent mortgage loan, in either mortgage loan group. It is expected that the weighted average lives of the offered certificates are likely to be shorter, and the actual final distribution date for each class of offered certificates could occur significantly earlier than the final scheduled distribution date for such class.

STRUCTURING ASSUMPTIONS

         The following tables have been prepared on the basis of the following assumptions,:

         (i)     the offered certificates are purchased on [Month] [Day], 20__;

         (ii) with respect to the initial collection period, the mortgage loans include 30 days of interest and no deposits in respect of interest were contributed to the trust;

         (iii) scheduled payments are timely received on the first day of each month commencing in [Month] 200_;

         (iv) distributions on the offered certificates are received, in cash, on the [__]th day of each month, commencing in [Month] 20__;

         (v) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

         (vi) prepayments represent payment in full of individual mortgage loans and are received on the last day of each month, commencing in [Month] 20__ and include 30 days' interest thereon;

         (vii) the mortgage loans prepay according to the indicated prepayment scenarios as described below;

         (viii) the six-month London Interbank Offered Rate remains constant at [____]%;

         (ix) except as otherwise indicated on the following table, the servicer does not exercise its right of optional termination;

         (x) the required overcollateralization amount is set as specified in this prospectus supplement;

         (xi) all adjustable rate mortgage loans have semi-annual rate adjustment frequencies;

         (xii) each mortgage loan group consists of mortgage loans having the characteristics set forth in the following tables;

         (xiii) the capitalized interest account has an initial balance of $[______]; and

         (xiv) the subsequent mortgage loans make their initial payment of principal in [Month] 20__.

         The foregoing assumptions are referred to collectively in this prospectus supplement as the structuring assumptions.


                                                 ASSUMED MORTGAGE LOAN CHARACTERISTICS

GROUP I MORTGAGE LOANS

                                                                                                         Months   Initial
                                                                                                           to      Peri      Peri-
                            Gross            Original  Remaining Original            Maximum    Minimum   Next     odic      odic
                            Mort-              Term      Term     Amorti-             Mort-      Mort-    Mort-    Rate      Rate
Loan                        gage    Servic-     to        to      zation              gage       gage     gage    Adjust-   Adjust-
Rate          Principal   Interest    ing    Maturity  Maturity    Term    Gross    Interest   Interest   Rate     ment      ment
Type           Balance      Rate      (1)    (Months)  (Months)  (Months)  Margin     Rate       Rate     Change   cap       Cap
----          ---------   --------  -------  --------  --------  --------  ------   --------   --------  -------  -------   -------
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A      N/A       N/A       N/A
_______________
(1) Includes trustee fee and certain additional expenses.


                                                                                                         Months   Initial
                                                                                                           to      Peri      Peri-
                            Gross            Original  Remaining Original            Maximum    Minimum   Next     odic      odic
                            Mort-              Term      Term     Amorti-             Mort-      Mort-    Mort-    Rate      Rate
Loan                        gage    Servic-     to        to      zation              gage       gage     gage    Adjust-   Adjust-
Rate          Principal   Interest    ing    Maturity  Maturity    Term    Gross    Interest   Interest   Rate     ment      ment
Type           Balance      Rate      (1)    (Months)  (Months)  (Months)  Margin     Rate       Rate     Change   cap       Cap
----          ---------   --------  -------  --------  --------  --------  ------   --------   --------  -------  -------   -------
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
Fixed(2)    $[__________]  [____]%  [____]%   [____]    [____]    [____]    N/A        N/A       N/A       N/A       N/A      N/A
____________
(2) Represents mortgage loans purchased during the funding period.


GROUP II MORTGAGE LOANS

                                                                                                         Months   Initial
                                                                                                           to      Peri      Peri-
                            Gross            Original  Remaining Original            Maximum    Minimum   Next     odic      odic
                            Mort-              Term      Term     Amorti-             Mort-      Mort-    Mort-    Rate      Rate
Loan                        gage    Servic-     to        to      zation              gage       gage     gage    Adjust-   Adjust-
Rate          Principal   Interest    ing    Maturity  Maturity    Term    Gross    Interest   Interest   Rate     ment      ment
Type           Balance      Rate      (1)    (Months)  (Months)  (Months)  Margin     Rate       Rate     Change   cap       Cap
----          ---------   --------  -------  --------  --------  --------  ------   --------   --------  -------  -------   -------
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Adjustable  $[__________]  [____]%  [____]%   [____]    [____]    [____]   [____]%   [____]%   [____]%   [____]   [____]%   [____]%
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed       $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
Fixed(2)    $[__________]  [____]%  [____]%   [____]    [____]    [____]     N/A       N/A       N/A       N/A      N/A       N/A
____________
------------------------------------------------------------------------------------------------------------------------------------
(1) Includes trustee fee and certain additional expenses.
(2) Represents mortgage loans purchased during the funding period.

DECREMENT TABLES

         The weighted average lives of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related mortgage loan group are made, which may be in the form of scheduled amortization or prepayments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. In the case of the mortgage loans bearing a fixed rate of interest, a 100% prepayment assumption assumes a 4.0% constant prepayment rate, referred to as CPR, per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.4545% in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, a CPR of 20% per annum each month is assumed. In the case of the hybrid loans, the prepayment assumption assumes a constant prepayment rate of the applicable per annum CPR percentage of the outstanding principal balance of the hybrid loans. Each of the prepayment assumptions in the table below assumes the respective percentages of the prepayment scenario in the case of the fixed rate mortgage loans or CPR in the case of the hybrid loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any of the mortgage loans. The sponsor is not aware of any statistics that provide a reliable basis for predicting with any certainty the amount or the timing of receipt of prepayments on the related mortgage loans.

         The prepayment scenarios are defined as a percentage of the applicable prepayment assumption:


                                           SCENARIO   SCENARIO    SCENARIO    SCENARIO IV  SCENARIO V  SCENARIO    SCENARIO
                                              I           II         III                                   VI         VII
                                          ----------- ----------- ----------- ------------ ----------- ----------- -----------
Fixed Rate Mortgage Loans:
    % of Prepayment Assumption......       [____]%     [____]%     [____]%      [____]%     [____]%     [____]%     [____]%
Hybrid Mortgage Loans;
    CPR %...........................       [____]%     [____]%     [____]%      [____]%     [____]%     [____]%     [____]%



                               PERCENT OF CLASS A-1 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
                                                                          -------------------
DISTRIBUTION DATE                                  I         II        III        IV          V         VI        VII
-----------------                              ------     ------     ------    ------     ------     ------    ------
Initial Percent..........................      [___]%     [___]%     [___]%    [___]%     [___]%     [___]%    [___]%
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
Average Life To Maturity (years).........      [____]     [____]     [____]    [____]     [____]     [____]    [____]
Average Life To Call* (years)............      [____]     [____]     [____]    [____]     [____]     [____]    [____]


                               PERCENT OF CLASS A-2 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
DISTRIBUTION DATE                                  I         II        III        IV          V         VI        VII
-----------------                              ------     ------     ------    ------     ------     ------    ------
Initial Percent..........................      [___]%     [___]%     [___]%    [___]%     [___]%     [___]%    [___]%
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
Average Life To Maturity (years).........      [____]     [____]     [____]    [____]     [____]     [____]    [____]
Average Life To Call* (years)............      [____]     [____]     [____]    [____]     [____]     [____]    [____]


                               PERCENT OF CLASS M-1 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
DISTRIBUTION DATE                                  I         II        III        IV          V         VI        VII
-----------------                              ------     ------     ------    ------     ------     ------    ------
Initial Percent..........................      [___]%     [___]%     [___]%    [___]%     [___]%     [___]%    [___]%
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
Average Life To Maturity (years).........      [____]     [____]     [____]    [____]     [____]     [____]    [____]
Average Life To Call* (years)............      [____]     [____]     [____]    [____]     [____]     [____]    [____]


                               PERCENT OF CLASS M-2 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
DISTRIBUTION DATE                                  I         II        III        IV          V         VI        VII
-----------------                              ------     ------     ------    ------     ------     ------    ------
Initial Percent..........................      [___]%     [___]%     [___]%    [___]%     [___]%     [___]%    [___]%
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
Average Life To Maturity (years).........      [____]     [____]     [____]    [____]     [____]     [____]    [____]
Average Life To Call* (years)............      [____]     [____]     [____]    [____]     [____]     [____]    [____]


                               PERCENT OF CLASS M-3 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
DISTRIBUTION DATE                                  I         II        III        IV          V         VI        VII
-----------------                              ------     ------     ------    ------     ------     ------    ------
Initial Percent..........................      [___]%     [___]%     [___]%    [___]%     [___]%     [___]%    [___]%
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
Average Life To Maturity (years).........      [____]     [____]     [____]    [____]     [____]     [____]    [____]
Average Life To Call* (years)............      [____]     [____]     [____]    [____]     [____]     [____]    [____]

                                 PERCENT OF CLASS B INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
DISTRIBUTION DATE                                  I         II        III        IV          V         VI        VII
-----------------                              ------     ------     ------    ------     ------     ------    ------
Initial Percent..........................      [___]%     [___]%     [___]%    [___]%     [___]%     [___]%    [___]%
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
[Month], 20__............................      [___]      [___]      [___]     [___]      [___]      [___]     [___]
Average Life To Maturity (years).........      [____]     [____]     [____]    [____]     [____]     [____]    [____]
Average Life To Call* (years)............      [____]     [____]     [____]    [____]     [____]     [____]    [____]

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The assets of the trust (other than the prefunding account, the capitalized interest account and the net rate cap fund) will he designated as one or more real estate mortgage investment conduits, each called a REMIC, for federal income tax purposes. The Class R certificates will represent the residual interest in each REMIC. We refer you to `Federal Income Tax Considerations" in the prospectus.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the net rate cap fund is an "outside reserve fund" that is beneficially owned by the beneficial owner of the Class C certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of beneficial owners of the offered certificates to receive payments from the net rate cap fund represent interests in an interest rate cap contract for federal income tax purposes.

         For federal income tax purposes, a beneficial owner of an offered certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that the interest payments will be determined (i) without regard to any payments made from the net rate cap fund. Any amount paid on an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the net rate cap fund and will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Considerations -- Taxation of debt securities including regular interest securities" in the prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under" -- The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

ALLOCATIONS

         A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

         Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the offered certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Considerations -- Taxation of debt securities including regular interest securities" in the prospectus.

ORIGINAL ISSUE DISCOUNT

         The REMIC regular interest component of an offered certificate may be issued with ODE. A beneficial owner of an offered certificate must include any ODE with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such ODE. See "Federal Income Tax Considerations -- Taxation of debt securities including regular interest securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of any ODE, market discount, or bond premium, if any, will be a rate equal to [___]% of the prepayment scenario in the case of the fixed rate loans and [___]% CPR in the case of the hybrid loans, as such terms are defined in "Prepayment and Yield Considerations --- Decrement Tables," above. No representation is made as to the actual rate at which the mortgage loans will prepay.

THE CAP CONTRACT COMPONENTS

         The portion of the overall purchase price of an offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method --the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate, Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

         Any payments made to a beneficial owner of an offered certificate from the net rate cap fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

STATUS OF THE OFFERED CERTIFICATES

         The REMIC regular interest components of offered certificates will be treated as assets described in Section 7701 (a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any

REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the offered certificate will not qualify, however, as an asset described in Section 7701 (a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                              ERISA CONSIDERATIONS

         Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Code, as amended, such plans and assignments collectively called a plan, which proposes to cause the plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the Code, of the plan's acquisition and ownership of the certificates,

         The U.S. Department of Labor granted an administrative exemption to Morgan Stanley & Co. Incorporated, which administrative exemption is referred to as the exemption, which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied. The exemption will apply to the acquisition, holding and resale of the offered certificates by a plan, provided that its conditions, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, are met. We refer you to "ERISA Considerations" in the prospectus.

         It is expected that the exemption will apply to the acquisition and holding of the offered certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met, provided that at the time such offered certificates are acquired they are rated at least BBB-- or the equivalent by at least one of the rating agencies. Accordingly, the acquisition of a Class B Certificate in the secondary market directly or indirectly by or on behalf of a plan will be deemed a representation by the acquirer that it understands that the availability of the exemption is conditioned upon such minimum BBB-- or equivalent rating at the time of the acquisition or that the acquisition is being made pursuant to the Section I and III of Prohibited Transaction Class Exemption 95-60, relating to insurance company general accounts.

         The exemption provides only limited relief to plans sponsored by the seller, the underwriters, the trustee, the securities administrator, the servicer, any other servicers, a provider of credit enhancement or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of any of these parties, called the restricted group. No exemption from certain prohibited transactions is provided for the acquisition or holding of offered certificates on behalf of an excluded plan by any person who is a fiduciary with respect to the assets of the excluded plan. For purposes of the offered certificates, an excluded plan is a plan sponsored by any member of the restricted group. Relief from certain fiduciary prohibited transactions is available only if the fiduciary (and its affiliates) are obligated for no more than 5% of the aggregate unauthorized principal balance of the assets in the trust. In addition, no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

         We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                                 USE OF PROCEEDS

         The sponsor intends to use the net proceeds to be received from the sale of the offered certificates to pay off certain indebtedness incurred in connection with the acquisition of the mortgage loans, to fund the prefunding account and capitalized interest account, to repay warehouse facilities (including certain amounts owing to affiliates of the underwriters) and to pay other expenses associated with the pooling of the mortgage loans and the issuance of the certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A-1, Class A-2, Class M-1 and Class M-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made in this prospectus supplement as to whether the offered certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. You are urged to consult with your counsel concerning the status of the offered certificates as legal investments for you prior to investing in the offered certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement and the related pricing agreement, collectively called the underwriting agreement, among the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from the depositor the principal amount of offered certificates set forth below opposite their respective names.

UNDERWRITER                     CLASS A-1      CLASS A-2       CLASS M-1      CLASS M-2      CLASS M-3        CLASS B
-----------                     ---------      ---------       ---------      ---------      ---------        -------
[Underwriter]...........      $ [________]   $ [________]    $ [________]   $ [________]   $ [________]    $ [________]
[Underwriter]...........      $ [________]   $ [________]    $ [________]   $ [________]   $ [________]    $ [________]
[Underwriter]...........      $ [________]   $ [________]    $ [________]   $ [________]   $ [________]    $ [________]
[Underwriter]...........      $ [________]   $ [________]    $ [________]   $ [________]   $ [________]    $ [________]
                              ------------   ------------    ------------   ------------   ------------    ------------
   Totals:..............      $ [________]   $ [________]    $ [________]   $ [________]   $ [________]    $ [________]
                              ------------   ------------    ------------   ------------   ------------    ------------


         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the offered certificates.

         The depositor has been advised that the underwriters propose initially to offer the offered certificates to some dealers at the price less a selling concession not to exceed 0.18%, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed 0.12%.

         After the initial public offering, the public offering prices, concessions and discounts may be changed.

         The depositor has been advised by the underwriters that they presently intend to make a market in the offered certificates. However, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

         Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in particular transactions that stabilize the prices of the offered certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

         Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related offered certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         All of the underwriters have represented that: (i) they have not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any offered certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of securities regulations 1995; (ii) they have complied and will comply with all applicable provisions of the financial services act 1986 with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom; and (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by them in connection with the issuance of the offered certificates to a person who is of a kind described in article 11(3) of the financial services act 1986 (investment advertisements) (exemptions) order 1997 or is a person to whom the document can lawfully be issued or passed on.

         The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the mortgage loans (prior to their sale to the trust). One or more of the underwriters (or their respective affiliates) has acted as a "warehouse lender" to the depositor or its affiliates, and may receive a portion of such proceeds as repayment of such warehouse debt.

                                  LEGAL MATTERS

         Certain legal matters with respect to the certificates will be passed upon for the sponsor and depositor by Greenberg Traurig, LLP, New York, New York. [____________________________], New York, New York, will act as counsel for the underwriters.

                       RATING OF THE OFFERED CERTIFICATES

         It is a condition to the issuance of each class of offered certificates that each such class shall be rated by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., called S&P, Fitch Ratings, called Fitch, and Moody's Investors Service, Inc., called Moody's, which are collectively called the rating agencies as follows:

             CLASS           S&P          FITCH         MOODY'S
             -----           ---          -----         -------
             A-1             AAA           AAA            Aaa
             A-2             AAA           AAA            Aaa
             M-1             AA             AA            Aa2
             M-2             AA             AA            --
             M-3              A             A             --
             B               BBB           BBB            --


         The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the related mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The ratings do not reflect the likelihood of payment of any net rate cap carryover.

         There is no assurance that any rating assigned to the offered certificates will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the offered certificates.

         The ratings of the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

         There can be no assurance as to whether any other rating agency will rate the offered certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's, Fitch or S&P.

                                     ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL

         The following is a description of certain terms of the statistic calculation loans in tabular form based on the statistic calculation loans and each mortgage loan group as of the statistic calculation date.


                                                               GROUP I

                                                            PRODUCT TYPE

                                                                                                       PERCENTAGE OF
                                                                                                          GROUP I
                                                                                 STATISTIC               STATISTIC
                                                          NUMBER OF          CALCULATION DATE         CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
ADJUSTMENT TYPE                                      CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------                                      -----------------       -----------------       -----------------
ARM - 2 Year /6 Month...........................       [ ________ ]      $  [ ________ ]            [ ________ ].%
ARM - 3 Year /6 Month...........................       [ ________ ]      $  [ ________ ]            [ ________ ].
Fixed Rate......................................       [ ________ ]      $  [ ________ ]            [ ________ ].
                                                     -----------------   ---------------------      ------------------
   Total........................................       [ ________ ]      $  [ ________ ]                     100.%
                                                     -----------------   ---------------------      ------------------



                                                               GROUP I

                                                          PRINCIPAL BALANCE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
    RANGE OF STATISTIC                                    STATISTIC              AGGREGATE                AGGREGATE
CALCULATION DATE PRINCIPAL BALANCE                   CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------------                   -----------------   ---------------------     -------------------
       $0.01 to $50,000.00.......................       [ ________ ]      $    [ ________ ]          [ ________ ]
  $50,000.01 to $100,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $100,000.01 to $150,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $150,000.01 to $200,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $200,000.01 to $250,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $250,000.01 to $300,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $300,000.01 to $350,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $350,000.01 to $400,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
 $400,000.01 to $450,000.00......................       [ ________ ]           [ ________ ]          [ ________ ]
                                                      -----------------   ---------------------     -------------------
   Total.........................................       [ ________ ]      $    [ ________ ]               100.00%
                                                      -----------------   ---------------------     -------------------

                                                               GROUP I

                                                       CURRENT MORTGAGE RATES

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
CURRENT MORTGAGE RATES                               CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------                               -----------------       -----------------      ------------------
  5.001% to  5.500%..............................       [ ________ ]      $     [ ________ ]         [ ________ ]
  5.501% to  6.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  6.001% to  6.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  6.501% to  7.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  7.001% to  7.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  7.501% to  8.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  8.001% to  8.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  8.501% to  9.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  9.001% to  9.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
  9.501% to 10.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 10.001% to 10.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 10.501% to 11.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 11.001% to 11.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 11.501% to 12.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 12.001% to 12.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 12.501% to 13.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 13.001% to 13.500%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 13.501% to 14.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
 14.501% to 15.000%..............................       [ ________ ]            [ ________ ]         [ ________ ]
                                                       --------------     ---------------------     -------------------
   Total.........................................       [ ________ ]      $     [ ________ ]            100.00%
                                                       --------------     ---------------------     -------------------



                                                               GROUP I

                                                            ORIGINAL TERM

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
ORIGINAL TERM (MONTHS)                               CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------                               -----------------   ---------------------     -------------------
109 to 120.......................................       [ ________ ]      $      [ ________ ]        [ ________ ]
121 to 132.......................................       [ ________ ]             [ ________ ]        [ ________ ]
169 to 180.......................................       [ ________ ]             [ ________ ]        [ ________ ]
181 to 192.......................................       [ ________ ]             [ ________ ]        [ ________ ]
193 to 204.......................................       [ ________ ]             [ ________ ]        [ ________ ]
229 to 240.......................................       [ ________ ]             [ ________ ]        [ ________ ]
289 to 300.......................................       [ ________ ]             [ ________ ]        [ ________ ]
325 to 336.......................................       [ ________ ]             [ ________ ]        [ ________ ]
349 to 360.......................................       [ ________ ]             [ ________ ]        [ ________ ]
                                                      ----------------    ---------------------     -------------------
   Total.........................................       [ ________ ]      $      [ ________ ]           100.00%
                                                      ----------------    ---------------------     -------------------


                                                               GROUP I

                                                  REMAINING TERM TO STATED MATURITY

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
REMAINING TERM TO                                         STATISTIC              AGGREGATE                AGGREGATE
STATED MATURITY (MONTHS)                             CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
------------------------                             -----------------   ---------------------     -------------------
  1 to  12.......................................       [ ________ ]      $      [ ________ ]        [ ________ ]
 61 to  72.......................................       [ ________ ]             [ ________ ]        [ ________ ]
109 to 120.......................................       [ ________ ]             [ ________ ]        [ ________ ]
169 to 180.......................................       [ ________ ]             [ ________ ]        [ ________ ]
193 to 204.......................................       [ ________ ]             [ ________ ]        [ ________ ]
229 to 240.......................................       [ ________ ]             [ ________ ]        [ ________ ]
289 to 300.......................................       [ ________ ]             [ ________ ]        [ ________ ]
325 to 336.......................................       [ ________ ]             [ ________ ]        [ ________ ]
349 to 360.......................................       [ ________ ]             [ ________ ]        [ ________ ]
                                                      ----------------    ---------------------     -------------------
   Total.........................................       [ ________ ]      $      [ ________ ]           100.00%
                                                      ----------------    ---------------------     -------------------



                                                               GROUP I

                                                    ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIO                         CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------                         -----------------   ---------------------     ------------------
Less than  50.00%.................................      [ ________ ]      $      [ ________ ]        [ ________ ]
 50.01% to 60.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
 60.01% to 70.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
 70.01% to 75.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
 75.01% to 80.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
 80.01% to 85.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
 85.01% to 90.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
 90.01% to 95.00%................................       [ ________ ]             [ ________ ]        [ ________ ]
                                                      ----------------    ---------------------     -------------------
   Total.........................................       [ ________ ]      $      [ ________ ]           100.00%
                                                      ----------------    ---------------------     -------------------


                                                               GROUP I

                                                              OCCUPANCY

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIO                         CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------                         -----------------   ---------------------     ------------------
Primary.........................................       [ ________ ]      $       [ ________ ]       [ ________ ]
Non-Owner Occupied..............................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     -------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     -------------------


                                                               GROUP I

                                                            PROPERTY TYPE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
PROPERTY TYPE                                        CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------                                        -----------------   ---------------------     -------------------
Single Family Residence.........................       [ ________ ]      $       [ ________ ]       [ ________ ]
Two-Four Family.................................       [ ________ ]              [ ________ ]       [ ________ ]
Condominium.....................................       [ ________ ]              [ ________ ]       [ ________ ]
Manufactured Housing............................       [ ________ ]              [ ________ ]       [ ________ ]
Unknown.........................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                               GROUP I

                                                             ORIGINATOR

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
ORIGINATOR                                           CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------                                           -----------------   ---------------------     -------------------
Broker/Wholesale................................       [ ________ ]      $       [ ________ ]       [ ________ ]
National Loan Center............................       [ ________ ]              [ ________ ]       [ ________ ]
National Loan Center - Irvine...................       [ ________ ]              [ ________ ]       [ ________ ]
Retail..........................................       [ ________ ]              [ ________ ]       [ ________ ]
Unaffiliated Originator.........................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------

                                                               GROUP I

                                                  GEOGRAPHIC DISTRIBUTION BY STATE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
STATE                                                CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----                                                -----------------   ---------------------     -------------------
Arizona.........................................       [ ________ ]      $       [ ________ ]       [ ________ ]
Arkansas........................................       [ ________ ]              [ ________ ]       [ ________ ]
California......................................       [ ________ ]              [ ________ ]       [ ________ ]
Colorado........................................       [ ________ ]              [ ________ ]       [ ________ ]
Connecticut.....................................       [ ________ ]              [ ________ ]       [ ________ ]
Delaware........................................       [ ________ ]              [ ________ ]       [ ________ ]
Florida.........................................       [ ________ ]              [ ________ ]       [ ________ ]
Georgia.........................................       [ ________ ]              [ ________ ]       [ ________ ]
Hawaii..........................................       [ ________ ]              [ ________ ]       [ ________ ]
Idaho...........................................       [ ________ ]              [ ________ ]       [ ________ ]
Illinois........................................       [ ________ ]              [ ________ ]       [ ________ ]
Indiana.........................................       [ ________ ]              [ ________ ]       [ ________ ]
Iowa............................................       [ ________ ]              [ ________ ]       [ ________ ]
Kansas..........................................       [ ________ ]              [ ________ ]       [ ________ ]
Kentucky........................................       [ ________ ]              [ ________ ]       [ ________ ]
Louisiana.......................................       [ ________ ]              [ ________ ]       [ ________ ]
Maine...........................................       [ ________ ]              [ ________ ]       [ ________ ]
Maryland........................................       [ ________ ]              [ ________ ]       [ ________ ]
Massachusetts...................................       [ ________ ]              [ ________ ]       [ ________ ]
Michigan........................................       [ ________ ]              [ ________ ]       [ ________ ]
Minnesota.......................................       [ ________ ]              [ ________ ]       [ ________ ]
Mississippi.....................................       [ ________ ]              [ ________ ]       [ ________ ]
Missouri........................................       [ ________ ]              [ ________ ]       [ ________ ]
Montana.........................................       [ ________ ]              [ ________ ]       [ ________ ]
Nebraska........................................       [ ________ ]              [ ________ ]       [ ________ ]
Nevada..........................................       [ ________ ]              [ ________ ]       [ ________ ]
New Hampshire...................................       [ ________ ]              [ ________ ]       [ ________ ]
New Jersey......................................       [ ________ ]              [ ________ ]       [ ________ ]
New Mexico......................................       [ ________ ]              [ ________ ]       [ ________ ]
New York........................................       [ ________ ]              [ ________ ]       [ ________ ]
North Carolina..................................       [ ________ ]              [ ________ ]       [ ________ ]
North Dakota....................................       [ ________ ]              [ ________ ]       [ ________ ]
Ohio............................................       [ ________ ]              [ ________ ]       [ ________ ]
Oklahoma........................................       [ ________ ]              [ ________ ]       [ ________ ]
Oregon..........................................       [ ________ ]              [ ________ ]       [ ________ ]
Pennsylvania....................................       [ ________ ]              [ ________ ]       [ ________ ]
Rhode Island....................................       [ ________ ]              [ ________ ]       [ ________ ]
South Carolina..................................       [ ________ ]              [ ________ ]       [ ________ ]
South Dakota....................................       [ ________ ]              [ ________ ]       [ ________ ]
Tennessee.......................................       [ ________ ]              [ ________ ]       [ ________ ]
Texas...........................................       [ ________ ]              [ ________ ]       [ ________ ]
Utah............................................       [ ________ ]              [ ________ ]       [ ________ ]
Virginia........................................       [ ________ ]              [ ________ ]       [ ________ ]
Washington......................................       [ ________ ]              [ ________ ]       [ ________ ]
West Virginia...................................       [ ________ ]              [ ________ ]       [ ________ ]
Wisconsin.......................................       [ ________ ]              [ ________ ]       [ ________ ]
Wyoming.........................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------

<


                                                               GROUP I

                                                         DOCUMENTATION LEVEL

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
DOCUMENTATION LEVEL                                  CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------                                  -----------------   ---------------------     -------------------
Full............................................       [ ________ ]      $       [ ________ ]       [ ________ ]
Stated Documentation............................       [ ________ ]              [ ________ ]       [ ________ ]
Light...........................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                               GROUP I

                                                            CREDIT GRADE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
CREDIT GRADE                                         CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------                                  -----------------   ---------------------     -------------------
A+..............................................       [ ________ ]      $        [ ________ ]      [ ________ ]
A...............................................       [ ________ ]               [ ________ ]      [ ________ ]
A-..............................................       [ ________ ]               [ ________ ]      [ ________ ]
B+..............................................       [ ________ ]               [ ________ ]      [ ________ ]
B...............................................       [ ________ ]               [ ________ ]      [ ________ ]
B-..............................................       [ ________ ]               [ ________ ]      [ ________ ]
C+..............................................       [ ________ ]               [ ________ ]      [ ________ ]
C...............................................       [ ________ ]               [ ________ ]      [ ________ ]
C-..............................................       [ ________ ]               [ ________ ]      [ ________ ]
D...............................................       [ ________ ]               [ ________ ]      [ ________ ]
S...............................................       [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                               GROUP I

                                                             FICO SCORE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
FICO SCORE                                           CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------                                  -----------------   ---------------------     -------------------
451 to 500.......................................       [ ________ ]      $        [ ________ ]      [ ________ ]
501 to 550.......................................       [ ________ ]               [ ________ ]      [ ________ ]
551 to 600.......................................       [ ________ ]               [ ________ ]      [ ________ ]
601 to 650.......................................       [ ________ ]               [ ________ ]      [ ________ ]
651 to 700.......................................       [ ________ ]               [ ________ ]      [ ________ ]
701 to 750.......................................       [ ________ ]               [ ________ ]      [ ________ ]
751 to 800.......................................       [ ________ ]               [ ________ ]      [ ________ ]
801 to 360.......................................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]          100.00%
                                                      ----------------    ---------------------     ------------------


                                                               GROUP I

                                                        PREPAYMENT PENALTIES

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
PREPAYMENT PENALTY STATUS                            CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------------                            -----------------   ---------------------     -------------------
No Prepayment Penalty...........................       [ ________ ]      $       [ ________ ]       [ ________ ]
Prepayment Penalty..............................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                               GROUP I

                                                            LOAN PURPOSE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
LOAN PURPOSE                                         CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
------------                                         -----------------   ---------------------     -------------------
Refinance - Cashout.............................       [ ________ ]      $       [ ________ ]       [ ________ ]
Refinance - Rate Term...........................       [ ________ ]              [ ________ ]       [ ________ ]
Purchase........................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                        GROUP I HYBRID LOANS

                                                               MARGINS

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
MARGIN                                               CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
------                                               -----------------   ---------------------     -------------------
  4.001% to  4.500%..............................       [ ________ ]      $       [ ________ ]        [ ________ ]
  5.001% to  5.500%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  5.501% to  6.000%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  6.001% to  6.500%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  6.501% to  7.000%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  7.001% to  7.500%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  7.501% to  8.000%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  8.001% to  8.500%..............................       [ ________ ]              [ ________ ]        [ ________ ]
  9.501% to 10.000%..............................       [ ________ ]              [ ________ ]        [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                      ----------------    ---------------------     ------------------


                                                        GROUP I HYBRID LOANS

                                                      NEXT RATE ADJUSTMENT DATE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
   NEXT RATE                                              STATISTIC              AGGREGATE                AGGREGATE
ADJUSTMENT DATE                                      CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------                                      -----------------   ---------------------     -------------------
[Month] [Day], 20__.............................       [ ________ ]      $        [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------




                                                         GROUP I HYBRID LOANS

                                                        MAXIMUM MORTGAGE RATES

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                 STATISTIC              STATISTIC
                                                          NUMBER OF          CALCULATION DATE        CALCULATION DATE
                                                          STATISTIC              AGGREGATE                AGGREGATE
MAXIMUM MORTGAGE RATES                               CALCULATION LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------                                      -----------------   ---------------------     -------------------
 12.001% to 12.500%..............................       [ ________ ]      $        [ ________ ]      [ ________ ]
 12.501% to 13.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 13.001% to 13.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 13.501% to 14.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 14.001% to 14.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 14.501% to 15.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 15.001% to 15.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 15.501% to 16.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 16.001% to 16.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 16.501% to 17.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 17.001% to 17.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 17.501% to 18.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 18.001% to 18.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 18.501% to 19.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 19.001% to 19.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 19.501% to 20.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 20.501% to 21.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------



                                                         GROUP I HYBRID LOANS

                                                        MINIMUM MORTGAGE RATES

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                  STATISTIC             STATISTIC
                                                           NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                           STATISTIC              AGGREGATE               AGGREGATE
MINIMUM MORTGAGE RATES                                CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------                               -----------------   ---------------------     -------------------
  6.001% to  6.500%..............................       [ ________ ]      $        [ ________ ]      [ ________ ]
  6.501% to  7.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  7.001% to  7.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  7.501% to  8.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  8.001% to  8.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  8.501% to  9.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  9.001% to  9.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  9.501% to 10.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 10.001% to 10.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 10.501% to 11.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 11.001% to 11.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 11.501% to 12.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 12.001% to 12.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 12.501% to 13.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 13.001% to 13.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 13.501% to 14.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 14.501% to 15.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------


                                                               GROUP II

                                                             PRODUCT TYPE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                  STATISTIC             STATISTIC
                                                           NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                           STATISTIC              AGGREGATE               AGGREGATE
ADJUSTMENT TYPE                                       CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------                                      -----------------   ---------------------     -------------------
ARM - 2 Year/6 Month...........................       [ ________ ]      $        [ ________ ]      [ ________ ]
ARM - 3 Year/6 Month...........................       [ ________ ]               [ ________ ]      [ ________ ]
ARM - 5 Year/6 Month...........................       [ ________ ]               [ ________ ]      [ ________ ]
Fixed Rate.....................................       [ ________ ]               [ ________ ]      [ ________ ]
                                                    ----------------    ---------------------     ------------------
   Total.......................................       [ ________ ]      $        [ ________ ]         100.00%
                                                    ----------------    ---------------------     ------------------




                                                              GROUP II

                                                          PRINCIPAL BALANCE

                                                                                                      PERCENTAGE OF
                                                                                                         GROUP I
                                                                                  STATISTIC             STATISTIC
                                                           NUMBER OF          CALCULATION DATE       CALCULATION DATE
    RANGE OF STATISTIC                                     STATISTIC              AGGREGATE               AGGREGATE
CALCULATION DATE PRINCIPAL BALANCE                    CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------                   -----------------   ---------------------     -------------------
       $0.01 to  $50,000.00......................       [ ________ ]      $        [ ________ ]      [ ________ ]%
 $100,000.01 to $150,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $300,000.01 to $350,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $350,001.00 to $400,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $400,000.01 to $450,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $450,000.01 to $500,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $500,000.01 to $550,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $550,000.01 to $600,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
 $700,000.01 to $750,000.00......................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------



                                                              GROUP II

                                                       CURRENT MORTGAGE RATES

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
CURRENT MORTGAGE RATES                               CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------                               -----------------   ---------------------     -------------------
  5.501% to  6.000%..............................       [ ________ ]      $        [ ________ ]      [ ________ ]%
  6.001% to  6.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  6.501% to  7.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  7.001% to  7.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  7.501% to  8.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  8.001% to  8.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  8.501% to  9.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  9.001% to  9.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  9.501% to 10.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 11.501% to 12.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 12.501% to 13.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------


                                                              GROUP II

                                                            ORIGINAL TERM

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
ORIGINAL TERM (MONTHS)                               CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------                               -----------------   ---------------------     -------------------
169 to 180.......................................       [ ________ ]      $        [ ________ ]      [ ________ ]%
229 to 240.......................................       [ ________ ]               [ ________ ]      [ ________ ]
349 to 360.......................................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------




                                                              GROUP II

                                                  REMAINING TERM TO STATED MATURITY

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
  REMAINING TERM TO                                       STATISTIC              AGGREGATE               AGGREGATE
STATED MATURITY (MONTHS)                             CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------                             -----------------   ---------------------     -------------------
169 to 180.......................................       [ ________ ]      $        [ ________ ]      [ ________ ]
229 to 240.......................................       [ ________ ]               [ ________ ]      [ ________ ]
349 to 360.......................................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------




                                                              GROUP II

                                                    ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIO                         CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------                         -----------------   ---------------------     -------------------
Less than  50.00%................................      [ ________ ]      $        [ ________ ]      [ ________ ]
 50.01% to 60.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
 60.01% to 70.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
 70.01% to 75.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
 75.01% to 80.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
 80.01% to 85.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
 85.01% to 90.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
 90.01% to 95.00%................................      [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------


                                                              GROUP II

                                                              OCCUPANCY

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIO                         CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------                         -----------------   ---------------------     -------------------
Primary.........................................       [ ________ ]      $       [ ________ ]       [ ________ ]
Non-Owner Occupied..............................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------




                                                              GROUP II

                                                            PROPERTY TYPE

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
PROPERTY TYPE                                        CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
-------------                                        -----------------   ---------------------     -------------------
Single Family Residence.........................       [ ________ ]      $       [ ________ ]       [ ________ ]
Condominium.....................................       [ ________ ]              [ ________ ]       [ ________ ]
Two-Four Family.................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                              GROUP II

                                                             ORIGINATOR

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
ORIGINATOR                                           CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------                                           -----------------   ---------------------     -------------------
Broker/Wholesale................................       [ ________ ]      $       [ ________ ]       [ ________ ]
National Loan Center............................       [ ________ ]              [ ________ ]       [ ________ ]
National Loan Center - Irvine...................       [ ________ ]              [ ________ ]       [ ________ ]
Retail..........................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------


                                                              GROUP II

                                                  GEOGRAPHIC DISTRIBUTION BY STATE

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
STATE                                                CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----                                                -----------------   ---------------------     -------------------
California......................................       [ ________ ]      $       [ ________ ]       [ ________ ]
Florida.........................................       [ ________ ]              [ ________ ]       [ ________ ]
Hawaii..........................................       [ ________ ]              [ ________ ]       [ ________ ]
Illinois........................................       [ ________ ]              [ ________ ]       [ ________ ]
Louisiana.......................................       [ ________ ]              [ ________ ]       [ ________ ]
Massachusetts...................................       [ ________ ]              [ ________ ]       [ ________ ]
Michigan........................................       [ ________ ]              [ ________ ]       [ ________ ]
Minnesota.......................................       [ ________ ]              [ ________ ]       [ ________ ]
Nevada..........................................       [ ________ ]              [ ________ ]       [ ________ ]
New Hampshire...................................       [ ________ ]              [ ________ ]       [ ________ ]
New Jersey......................................       [ ________ ]              [ ________ ]       [ ________ ]
New York........................................       [ ________ ]              [ ________ ]       [ ________ ]
Ohio............................................       [ ________ ]              [ ________ ]       [ ________ ]
Pennsylvania....................................       [ ________ ]              [ ________ ]       [ ________ ]
Texas...........................................       [ ________ ]              [ ________ ]       [ ________ ]
Washington......................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                               GROUP II

                                                          DOCUMENTATION LEVEL

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
DOCUMENTATION LEVEL                                  CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
-------------------                                  -----------------   ---------------------     -------------------
Full............................................       [ ________ ]      $        [ ________ ]      [ ________ ]
Stated Documentation............................       [ ________ ]               [ ________ ]      [ ________ ]
Light...........................................       [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------


                                                              GROUP II

                                                            CREDIT GRADE

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
CREDIT GRADE                                         CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------                                         -----------------   ---------------------     -------------------
A+..............................................       [ ________ ]      $       [ ________ ]       [ ________ ]%
A...............................................       [ ________ ]              [ ________ ]       [ ________ ]
A-..............................................       [ ________ ]              [ ________ ]       [ ________ ]
B...............................................       [ ________ ]              [ ________ ]       [ ________ ]
C...............................................       [ ________ ]              [ ________ ]       [ ________ ]
C-..............................................       [ ________ ]              [ ________ ]       [ ________ ]
S...............................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                     ----------------    ---------------------     ------------------




                                                              GROUP II

                                                             FICO SCORE

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
FICO SCORE                                           CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------                                           -----------------   ---------------------     -------------------
451 to 500.......................................       [ ________ ]      $       [ ________ ]       [ ________ ]%
501 to 550.......................................       [ ________ ]              [ ________ ]       [ ________ ]
551 to 600.......................................       [ ________ ]              [ ________ ]       [ ________ ]
601 to 650.......................................       [ ________ ]              [ ________ ]       [ ________ ]
651 to 700.......................................       [ ________ ]              [ ________ ]       [ ________ ]
701 to 750.......................................       [ ________ ]              [ ________ ]       [ ________ ]
751 to 800.......................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $       [ ________ ]          100.00%
                                                      ----------------    ---------------------     ------------------




                                                              GROUP II

                                                        PREPAYMENT PENALTIES

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
PREPAYMENT PENALTY STATUS                            CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
-------------------------                            -----------------   ---------------------     -------------------
No Prepayment Penalty...........................       [ ________ ]      $        [ ________ ]      [ ________ ]
Prepayment Penalty..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------

                                                               GROUP II

                                                             LOAN PURPOSE

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
LOAN PURPOSE                                         CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------                                         -----------------   ---------------------     -------------------
Refinance - Cashout.............................       [ ________ ]      $       [ ________ ]       [ ________ ]
Refinance - Rate Term...........................       [ ________ ]              [ ________ ]       [ ________ ]
Purchase........................................       [ ________ ]              [ ________ ]       [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------




                                                        GROUP II HYBRID LOANS

                                                               MARGINS

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
MARGIN                                               CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
------                                               -----------------   ---------------------     -------------------
  5.001% to 5.500%..............................       [ ________ ]      $        [ ________ ]      [ ________ ]%
  5.501% to 6.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  6.001% to 6.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  6.501% to 7.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  7.001% to 7.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  7.501% to 8.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------




                                                        GROUP II HYBRID LOANS

                                                      NEXT RATE ADJUSTMENT DATE

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
   NEXT RATE                                              STATISTIC              AGGREGATE               AGGREGATE
ADJUSTMENT DATE                                      CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------                                      -----------------   ---------------------     -------------------
[Month] [Day], 20__.............................       [ ________ ]      $        [ ________ ]      [ ________ ]%
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
[Month] [Day], 20__.............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                     ----------------    ---------------------     ------------------
   Total........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                     ----------------    ---------------------     ------------------


                                                         GROUP II HYBRID LOANS

                                                        MAXIMUM MORTGAGE RATES

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
MAXIMUM MORTGAGE RATES                               CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------                               -----------------   ---------------------     -------------------
 12.501% to 13.000%..............................       [ ________ ]      $        [ ________ ]      [ ________ ]%
 13.001% to 13.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 14.001% to 14.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 14.501% to 15.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 15.501% to 16.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 16.501% to 17.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 18.501% to 19.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------




                                                         GROUP II HYBRID LOANS

                                                        MINIMUM MORTGAGE RATES

                                                                                                     PERCENTAGE OF
                                                                                                        GROUP I
                                                                                 STATISTIC             STATISTIC
                                                          NUMBER OF          CALCULATION DATE       CALCULATION DATE
                                                          STATISTIC              AGGREGATE               AGGREGATE
MINIMUM MORTGAGE RATES                               CALCULATION LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------                               -----------------   ---------------------     -------------------
  6.501% to  7.000%..............................       [ ________ ]      $        [ ________ ]      [ ________ ]%
  7.001% to  7.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  8.001% to  8.500%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  8.501% to  9.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
  9.501% to 10.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 11.501% to 12.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
 12.501% to 13.000%..............................       [ ________ ]               [ ________ ]      [ ________ ]
                                                      ----------------    ---------------------     ------------------
   Total.........................................       [ ________ ]      $        [ ________ ]         100.00%
                                                      ----------------    ---------------------     ------------------

                                     ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except under limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 200 _____ - _____, referred to as global securities will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC or, upon request, Euroclear or Clearstream, Luxembourg. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice i.e., seven calendar day settlement.

         Secondary market trading between investors holding global securities through DTC will he conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

         Non-U.S. holders as described below of global securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants

INITIAL Settlement

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

         Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account, The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the global securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities, For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date i.e., the trade fails, receipt of the cash proceeds in the Euroclear participant's or Clearstream. Luxembourg participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase global securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant

U.S.  Federal Income Tax Documentation Requirements

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal income Tax Reporting Procedure. The global securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years from the close of the calendar year in which collected.

         U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a certificate that is for United States federal income tax purposes

                  (a) a citizen or resident of the United States,

                  (b) a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

                  (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or

                  (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a certificate that is not a U.S. person.

Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation requirements and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

                             SUBJECT TO COMPLETION,
                            DATED SEPTEMBER 30, 2005


Prospectus

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE BACKED NOTES
                                -----------------

                           AAMES CAPITAL CORPORATION,
                                   AS SPONSOR
                      AAMES CAPITAL ACCEPTANCE CORPORATION,
                                  AS DEPOSITOR
                                -----------------


 -----------------------------------------
|The securities are obligations only of   | Securities Offered
|the related trust and are not insured or |
|guaranteed by any governmental agency.   | o  mortgage pass-through
|                                         |    certificates, mortgage-backed
|The securities involve significant       |    notes or a combination
|risks. We recommend that you review the  |
|information under "Risk Factors" in this | o  rated in one of the four highest
|prospectus and in the accompanying       |    rating categories by at least
|prospectus supplement.                   |    one nationally recognized rating
|                                         |    organization
|This prospectus must be accompanied by a |
|prospectus supplement for the particular | o  not listed on any trading
|series                                   |    exchange
 -----------------------------------------

                                            Assets

                                            o  mortgage loans secured by first
                                               or second liens on residential
                                               or mixed used properties

                                            o  securities backed by those types
                                               of mortgage loans

                                            o  may include one or more forms of
                                               enhancement

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         The sponsor or depositor may offer securities through underwriters or by other methods described under the caption "Method of Distribution."

              The date of this prospectus is _______________, 2005

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The sponsor or depositor, as creator of each trust, has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061-2511 and 233 Broadway, New York, New York 10279. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

         Each trust will be required to file with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) a Current Report on Form 8-K each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 8-K will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated by reference in this prospectus modifies or changes the information in this prospectus, the modified or changed information will control, and if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

         The sponsor or the depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to General Counsel, Aames Capital Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071. Telephone requests for copies should be directed to the sponsor or the depositor, at (323) 210-5000. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED PRICE
                                              No market will exist for the
                                              securities before they are issued.
                                              In addition, we cannot give you
                                              any assurance that a resale market
                                              will develop following the
                                              issuance and sale of any series of
                                              the securities. Even if a resale
                                              market does develop, you may not
                                              be able to sell your securities
                                              when you wish or at the price you
                                              want.
ONLY THE ASSETS OF THE RELATED TRUST FUND
ARE AVAILABLE TO PAY YOUR SECURITIES.....
                                              The securities of each series will
                                              be payable solely from the assets
                                              of the related trust fund,
                                              including any applicable credit
                                              enhancement, and will not have a
                                              claim against the assets of any
                                              other trust. In the case of
                                              securities that are in the form of
                                              notes, the related indenture will
                                              require that noteholders proceed
                                              only against the assets of the
                                              related trust fund. We cannot give
                                              you any assurance that the market
                                              value of the assets in any trust
                                              fund will be equal to or greater
                                              than the total principal amount of
                                              the related securities then
                                              outstanding, plus accrued
                                              interest. Moreover, if the assets
                                              of a trust fund are ever sold, the
                                              sale proceeds will be applied
                                              first to reimburse any related
                                              trustee, servicer and credit
                                              enhancement provider for their
                                              unpaid fees and expenses before
                                              any remaining amounts are
                                              distributed to securityholders. In
                                              addition, at the times specified
                                              in the related prospectus
                                              supplement, assets of the trust
                                              fund and the related security
                                              accounts may be released to the
                                              depositor, the servicer, the
                                              credit enhancement provider or
                                              other persons, if

                                                 o  all payments then due on
                                                    the related securities have
                                                    been made, and

                                                 o  any other payments
                                                    specified in the related
                                                    prospectus supplement have
                                                    been made.

                                              Once released, such assets will no
                                              longer be available to make
                                              payments to securityholders.

                                              You will have no recourse against
                                              the depositor or any other person
                                              if any required distribution on
                                              the securities
                                              is not made or for any
                                              other default. The only
                                              obligations of the depositor with
                                              respect to a trust fund or the
                                              related securities would result
                                              from a breach of the
                                              representations and warranties
                                              that the depositor may make
                                              concerning the trust assets.
                                              However, because of the
                                              depositor's very limited assets,
                                              even if the depositor should be
                                              required to repurchase a loan from
                                              a particular trust fund because of
                                              the breach of a representation or
                                              warranty, its sole source of funds
                                              for the repurchase would be:

                                              o    funds obtained from enforcing
                                                   any similar obligation of the
                                                   originator of the loan, or

                                              o    monies from any reserve fund
                                                   established to pay for loan
                                                   repurchases.

CREDIT ENHANCEMENT MAY BE INSUFFICIENT TO
PROVIDE AGAINST PARTICULAR RISKS.........
                                              Although credit enhancement is
                                              intended to reduce the effect of
                                              delinquent payments or loan losses
                                              on particular classes of
                                              securities, the amount of any
                                              credit enhancement is subject to
                                              the limits described in the
                                              related prospectus supplement. In
                                              addition, the amount of credit
                                              enhancement may decline or be
                                              depleted before the related
                                              securities are paid in full. As a
                                              result, securityholders may suffer
                                              losses.
PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF, AND
RATE OF RETURN ON, YOUR SECURITIES.......
                                              You may be unable to reinvest the
                                              principal payments on your
                                              securities at a rate of return
                                              equal to the rate on your
                                              securities. The timing of
                                              principal payments on the
                                              securities of a series will be
                                              affected by a number of factors,
                                              including the following:

                                                 o    the extent of prepayments
                                                      on the underlying loans in
                                                      the trust fund or, if the
                                                      trust fund contains
                                                      underlying securities, on
                                                      the loans backing the
                                                      underlying securities;

                                                 o    how payments of principal
                                                      are allocated among the
                                                      classes of securities of
                                                      that series as specified
                                                      in the related prospectus
                                                      supplement;

                                                 o    if any party has an option
                                                      to terminate the related
                                                      trust early, the effect of
                                                      the exercise of
                                                      the option;

                                                 o    the rate and timing of
                                                      defaults and losses on the
                                                      assets in the related
                                                      trust fund;

                                                 o    repurchases of assets in
                                                      the related trust fund as
                                                      a result of material
                                                      breaches of
                                                      representations and
                                                      warranties made by the
                                                      depositor or a seller; and

                                                 o    in the case of a trust
                                                      fund that contains
                                                      revolving credit line
                                                      loans, any provisions for
                                                      non-amortization, early
                                                      amortization or scheduled
                                                      amortization periods
                                                      described in the related
                                                      prospectus supplement.

                                              All the above factors may affect
                                              the yield to maturity of the
                                              securities.

THE INTEREST ACCRUAL PERIOD MAY REDUCE THE
EFFECTIVE YIELD ON YOUR SECURITIES.......
                                              Interest payable on the securities
                                              on any given distribution date
                                              will include all interest accrued
                                              during the related interest
                                              accrual period. Each prospectus
                                              supplement will specify the
                                              interest accrual period for the
                                              related securities. If interest
                                              accrues during the calendar month
                                              before the related distribution
                                              date, your effective yield will be
                                              less than it would be if the
                                              interest accrual period ended the
                                              day before the distribution date.
                                              As a result, your effective yield
                                              at par may be less than the
                                              indicated coupon rate.
NEGATIVE AMORTIZATION
PROVISIONS ..............................     Certain underlying loans may have
                                              negative amortization features.
                                              Negative amortization occurs when
                                              the amount of interest accruing on
                                              the principal balance of a
                                              mortgage loan at the applicable
                                              mortgage rate exceeds the amount
                                              of the monthly payment on such
                                              mortgage loans and the resulting
                                              excess is added to the unpaid
                                              principal balance of the mortgage
                                              loan. For certain mortgage loans
                                              with a negative amortization
                                              feature, the monthly payment is
                                              increased in order to amortize the
                                              mortgage loan fully by the end of
                                              its original term. Other such
                                              mortgage loans limit the amount by
                                              which the monthly payment can be
                                              increased, which results in a
                                              larger payment at maturity. The
                                              ability of the mortgagor to make
                                              that payment may depend on its
                                              ability to obtain refinancing of
                                              the balance due on the mortgage
                                              loan or to sell the related
                                              mortgaged property. Certain of
                                              these mortgagors may have
                                              negative payment histories that
                                              would affect their ability to
                                              refinance. As a result, mortgage
                                              loans with negative amortization
                                              provisions could experience higher
                                              default rates relative to other
                                              mortgage loans.



LOANS WITH BALLOON PAYMENTS MAY INCREASE
YOUR RISK OF LOSS........................     Certain underlying loans may not
                                              be fully amortizing over their
                                              terms to maturity and may require
                                              a substantial principal payment (a
                                              "balloon" payment) at their stated
                                              maturity. Loans of this type
                                              involve greater risk than fully
                                              amortizing loans since the
                                              borrower generally must be able to
                                              refinance the loan or sell the
                                              related property prior to the
                                              loan's maturity date. The
                                              borrower's ability to do so will
                                              depend on such factors as the
                                              level of available mortgage rates
                                              at the time of sale or
                                              refinancing, the relative strength
                                              of the local housing market, the
                                              borrower's equity in the property,
                                              the borrower's general financial
                                              condition and tax laws.

JUNIOR LIEN LOANS GENERALLY ARE RISKIER
THAN SENIOR LIEN LOANS...................     If the mortgage loans in a trust
                                              fund are primarily in a junior
                                              lien position, any proceeds from
                                              liquidations, insurance recoveries
                                              or condemnations must be used
                                              first to satisfy the claims of the
                                              related senior lien loans (and
                                              related foreclosure expenses)
                                              before being available to satisfy
                                              the junior lien loans. In
                                              addition, a junior mortgage lender
                                              may only foreclose subject to the
                                              related senior mortgage. As a
                                              result, the junior mortgage lender
                                              must either pay the related senior
                                              mortgage lender in full, at or
                                              before the foreclosure sale, or
                                              agree to make the regular payments
                                              on the senior mortgage. The trust
                                              will not have a source of funds to
                                              satisfy any senior mortgages or to
                                              continue making payments on them.
                                              As a result, the trust's ability,
                                              as a practical matter, to
                                              foreclose on any junior mortgage
                                              loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS..........................      The following factors, among
                                              others, could adversely affect
                                              property values in such a way that
                                              the outstanding balance of the
                                              related loans, together with any
                                              senior financing on the same
                                              properties, would equal or exceed
                                              those values:

                                                 o    an overall decline in the
                                                      residential real estate
                                                      markets where the
                                                      properties are located;

                                                 o    failure of borrowers to
                                                      maintain their properties
                                                      adequately; and

                                                 o    natural disasters that may
                                                      not be covered by hazard
                                                      insurance, such as
                                                      earthquakes and floods.

                                              If property values decline, actual
                                              rates of delinquencies,
                                              foreclosures and losses on the
                                              underlying loans could be higher
                                              than those currently experienced
                                              by the mortgage lending industry
                                              in general.

SOME MORTGAGED PROPERTIES MAY NOT BE OWNER
OCCUPIED.................................     The mortgaged properties in the
                                              trust fund may not be owner
                                              occupied. Rates of delinquencies,
                                              foreclosures and losses on
                                              mortgage loans secured by
                                              non-owner occupied properties may
                                              be higher than those on mortgage
                                              loans secured by the borrower's
                                              primary residence.

MORTGAGE LOANS MAY NOT HAVE SUFFICIENT        A trust fund may include mortgage
SECURITY.................................     loans with original loan-to-value
                                              ratios (or combined loan-to-value
                                              ratios in the case of junior
                                              loans) greater than 100%. In these
                                              cases, the trust fund could be
                                              treated as a general unsecured
                                              creditor for the unsecured portion
                                              of these loans. If a loan of this
                                              type goes into default, the trust
                                              fund will have recourse only
                                              against the borrower's assets
                                              generally for the unsecured
                                              portion of the loan, along with
                                              the borrower's other general
                                              unsecured creditors. In a
                                              bankruptcy proceeding, the
                                              unsecured portion of the loan may
                                              be discharged, even if the value
                                              of the borrower's assets available
                                              to the trust fund would be
                                              insufficient to pay the remaining
                                              amounts owing on the loan.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT ARE
NOT USED TO PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE RELATED
SECURITIES...............................
                                              The related prospectus supplement
                                              may provide that the depositor or
                                              seller will deposit a specified
                                              amount in a pre-funding account on
                                              the date the securities are
                                              issued. In this case, the
                                              deposited funds may be used only
                                              to acquire additional assets for
                                              the trust during a specified
                                              period after the initial issuance
                                              of the securities. Any amounts
                                              remaining in the account at the
                                              end of that period will be
                                              distributed as a prepayment of
                                              principal to the holders of the
                                              related securities. The resulting
                                              prepayment could adversely affect
                                              the yield to maturity on those
                                              securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS.........
                                              The federal bankruptcy code and
                                              state debtor relief laws may
                                              adversely affect the ability of
                                              the trust fund, as a secured
                                              lender, to realize upon its
                                              security. For example, in a
                                              federal bankruptcy proceeding, a
                                              lender may not foreclose on
                                              mortgaged property without the
                                              bankruptcy court's permission.
                                              Similarly, the debtor may propose
                                              a rehabilitation plan, in the case
                                              of mortgaged property that is not
                                              his principal residence, that
                                              would reduce the amount of the
                                              lender's secured indebtedness to
                                              the value of the property as of
                                              the commencement of the
                                              bankruptcy. As a result, the
                                              lender would be treated as a
                                              general unsecured creditor for the
                                              reduced amount, the amount of the
                                              monthly payments due on the loan
                                              could be reduced, and the interest
                                              rate and loan payment schedule
                                              could be changed.

                                              Any such actions could result in
                                              delays in receiving payments on
                                              the loans underlying the
                                              securities and result in the
                                              reduction of total payments.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE       The seller and the depositor will
TIMING AND AMOUNT OF DISTRIBUTIONS ON THE     treat the transfer of the loans
SECURITIES..............................      held in the trust fund by the
                                              seller to the depositor as a sale
                                              for legal purposes. The depositor
                                              and the trust fund will treat the
                                              transfer of the loans from the
                                              depositor to the trust fund as a
                                              sale for legal purposes. If these
                                              characterizations are correct,
                                              then if the seller were to become
                                              bankrupt, the loans would not be
                                              part of the seller's bankruptcy
                                              estate and would not be available
                                              to the seller's creditors. On the
                                              other hand, if the seller becomes
                                              bankrupt, its bankruptcy trustee
                                              or one of its creditors may
                                              attempt to recharacterize the sale
                                              of the loans as a borrowing by the
                                              seller, secured by a pledge of the
                                              loans. Presenting this position to
                                              a bankruptcy court could prevent
                                              timely payments on the securities
                                              and even reduce the payments on
                                              the securities. Similarly, if the
                                              characterizations of the transfers
                                              as sales are correct, then if the
                                              depositor were to become bankrupt,
                                              the loans would not be part of the
                                              depositor's bankruptcy estate and
                                              would not be available to the
                                              depositor's creditors. On the
                                              other hand, if the depositor
                                              becomes bankrupt, its bankruptcy
                                              trustee or one of its creditors
                                              may attempt to recharacterize the
                                              sale of the loans as a borrowing
                                              by the depositor, secured by a
                                              pledge of the loans. Presenting
                                              this position to a bankruptcy
                                              court could prevent timely
                                              payments on the securities and
                                              even reduce the payments on the
                                              securities.

ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT
TRUST FUND ASSETS........................
                                              Federal, state and local laws and
                                              regulations impose a wide range of
                                              requirements on activities that
                                              may affect the environment, health
                                              and safety. In certain
                                              circumstances, these laws and
                                              regulations impose obligations on
                                              owners or operators of residential
                                              properties such as those that
                                              secure the loans. Failure to
                                              comply with these laws and
                                              regulations can result in fines
                                              and penalties that could be
                                              assessed against the trust fund as
                                              owner of the related property.

                                              In some states, a lien on the
                                              property due to contamination has
                                              priority over the lien of an
                                              existing mortgage. Further, a
                                              mortgage lender may be held liable
                                              as an "owner" or "operator" for
                                              costs associated with the release
                                              of petroleum from an underground
                                              storage tank under certain
                                              circumstances. If the trust fund
                                              is considered the owner or
                                              operator of a property, it will
                                              suffer losses as a result of any
                                              liability imposed for
                                              environmental hazards on the
                                              property.
CONSUMER PROTECTION LAWS MAY ADVERSELY
AFFECT TRUST FUND
ASSETS...................................     The loans and contracts in each
                                              trust fund also may be subject to
                                              federal laws relating to loan
                                              origination and underwriting.
                                              These laws

                                              o    require certain disclosures
                                                   to the borrowers regarding
                                                   the terms of the loans;

                                              o    prohibit discrimination on
                                                   the basis of age, race,
                                                   color, sex, religion, marital
                                                   status, national origin,
                                                   receipt of public assistance
                                                   or the exercise of any right
                                                   under the consumer credit
                                                   protection act, in the
                                                   extension of credit;

                                              o    regulate the use and
                                                   reporting of information
                                                   related to the borrower's
                                                   credit experience; and

                                              o    require additional
                                                   application disclosures,
                                                   limit changes that may be
                                                   made to the loan documents
                                                   without the borrower's
                                                   consent and restrict a
                                                   lender's ability to declare a
                                                   default or to suspend or
                                                   reduce a borrower's credit
                                                   limit to certain enumerated
                                                   events.

                                              Loans may also be subject to
                                              federal, state or local laws that
                                              impose additional disclosure
                                              requirements and other
                                              restrictions on creditors with
                                              respect to mortgage loans with
                                              high interest rates or high
                                              up-front fees and charges. These
                                              laws can impose specific
                                              liabilities upon creditors that
                                              fail to comply and may affect the
                                              enforceability of the related
                                              loans.

                                              In addition, the trust
                                              fund, as assignee of the creditor,
                                              would generally be subject to all
                                              claims and defenses that the
                                              borrower could assert against the
                                              creditor, including the right to
                                              rescind the loan. If certain
                                              provisions of these laws are
                                              violated, the servicer may be
                                              unable to collect all or part of
                                              the principal or interest on the
                                              loans. The trust fund also could
                                              be subject to damages and
                                              administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK..........................     If you invest in any class of
                                              subordinate securities, your
                                              rights as an investor to receive
                                              payments otherwise due you will be
                                              subordinate to the rights of the
                                              servicer and the holders of the
                                              related senior securities. As a
                                              result, before investing in any
                                              subordinate securities, you must
                                              be prepared to bear the risk that
                                              payments on your securities may be
                                              delayed and that you might not
                                              recover all of your initial
                                              investment.

ANY CREDIT SUPPORT PROVIDED BY FINANCIAL
INSTRUMENTS MAY BE INSUFFICIENT TO PROTECT
AGAINST PARTICULAR RISKS.................
                                              As described in the related
                                              prospectus supplement, a trust
                                              fund may include financial
                                              instruments to protect against
                                              certain risks or to provide
                                              certain cash flow characteristics
                                              for particular classes of the
                                              securities of a series. If you
                                              invest in one of these classes and
                                              the issuer of the financial
                                              instruments fails to perform its
                                              obligations, the yield to
                                              maturity, market price and
                                              liquidity of your securities could
                                              be materially adversely affected.
                                              In addition, if the issuer of the
                                              related financial instruments
                                              experiences a credit rating
                                              downgrade, the market price and
                                              liquidity of your securities could
                                              be reduced. Finally, if the
                                              financial instruments are intended
                                              to provide an approximate or
                                              partial hedge for certain risks or
                                              cashflow characteristics, the
                                              yield to maturity, market price
                                              and liquidity of your securities
                                              could be adversely affected to the
                                              extent that the financial
                                              instrument does not provide a
                                              perfect hedge.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR
ABILITY TO SELL SECURITIES AND DELAY YOUR
RECEIPT OF PAYMENTS......................     Limit on Liquidity of Securities.
                                              Securities issued in book-entry
                                              form may have only limited
                                              liquidity in the resale market,
                                              since investors may be unwilling
                                              to
                                              purchase securities for which they
                                              cannot obtain physical
                                              instruments.

                                              Limit on Ability to Transfer or
                                              Pledge. Transactions in book-entry
                                              securities can be effected only
                                              through The Depository Trust
                                              Company (DTC), its participating
                                              organizations, its indirect
                                              participants and certain banks. As
                                              a result, your ability to transfer
                                              or pledge securities issued in
                                              book-entry form may be limited.

                                              Delays in Distributions. You may
                                              experience some delay in the
                                              receipt of distributions on
                                              book-entry securities since the
                                              distributions will be forwarded by
                                              the trustee to DTC for DTC to
                                              credit to the accounts of its
                                              participants. In turn, these
                                              participants will credit the
                                              distributions to your account
                                              either directly or indirectly
                                              through indirect participants.

RATINGS OF THE SECURITIES DO NOT ADDRESS
ALL INVESTMENT RISKS AND MUST BE VIEWED
WITH CAUTION.............................     Any class of securities issued
                                              under this prospectus and the
                                              accompanying prospectus supplement
                                              will be rated in one of the four
                                              highest rating categories of a
                                              nationally recognized rating
                                              agency. A rating is based on the
                                              adequacy of the value of the trust
                                              fund assets and any credit
                                              enhancement for that class and
                                              reflects the rating agency's
                                              assessment of the likelihood that
                                              holders of the class of securities
                                              will receive the payments to which
                                              they are entitled. A rating is not
                                              an assessment of the likelihood
                                              that principal prepayments on the
                                              underlying loans will be made, the
                                              degree to which the rate of
                                              prepayments might differ from that
                                              originally anticipated or the
                                              likelihood of an early termination
                                              of the securities. You should not
                                              view a rating as a recommendation
                                              to purchase, hold or sell
                                              securities because it does not
                                              address the market price or
                                              suitability of the securities for
                                              any particular investor. There is
                                              no assurance that any rating will
                                              remain in effect for any given
                                              period or that the rating agency
                                              will not lower or withdraw the
                                              rating in the future. The rating
                                              agency could lower or withdraw its
                                              rating due to:

                                              o    any decrease in the adequacy
                                                   of the value of the trust
                                                   fund assets or any related
                                                   credit enhancement, or

                                              o    an adverse change in the
                                                   financial or other condition
                                                   of a redit enhancement
                                                   provider.

                                 USE OF PROCEEDS

         The sponsor or the depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

          o to establish any reserve fund, pre-funding account or segregated trust account,

          o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement,

          o    to repay any warehouse facilities, and

          o    for its general corporate purposes.

                      AAMES CAPITAL ACCEPTANCE CORPORATION

         Aames Capital Acceptance Corporation, called either ACAC or the depositor, was incorporated in the State of Delaware on February 4, 1997 and is a wholly owned limited purpose finance subsidiary of Aames Capital Corporation. ACAC maintains its principal office at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 and its telephone number is (323) 210-5000. ACAC was organized for the sole purpose of facilitating transactions of the type described in this prospectus; specifically, the purchasing, holding, owning and transferring all right, title and interest in mortgage loans and any activities incidental to and necessary or convenient for the accomplishment of such purpose. ACAC does not have, and is not expected in the future to have, any significant assets.

         If specified in the related prospectus supplement, ACAC may act as depositor to the related trust described therein.

         Neither ACAC nor any of its affiliates will insure or guarantee distributions on the securities of any series.

                            AAMES CAPITAL CORPORATION

GENERAL

         Aames Capital Corporation, called either ACC or the sponsor, was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of Aames Financial Corporation. ACC, through its sister corporation Aames Funding Corporation, is a national mortgage-banking company focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 and its telephone number is (323) 210-5000. Aames Financial Corporation is a subsidiary of Aames Investment Corporation. Aames Investment Corporation has elected to be taxed as a real estate investment trust for United States federal income tax purposes, known as a "REIT". ACC, ACAC, Aames Financial Corporation and Aames Funding Corporation are each taxable REIT subsidiaries of Aames Investment Corporation. Neither ACC nor any of its affiliates will insure or guarantee distributions on the securities of any series. Either ACC, or such other entity identified in the related prospectus supplement, will act as servicer with respect to the mortgage loans included in the mortgage pool for any series of securities.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table sets forth delinquency, foreclosure and loss information of ACC's servicing portfolio for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of ACC, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of ACC or purchased by ACC or affiliates of ACC and, in each case, serviced by or on behalf of ACC as of the end of the period indicated.

                                                                                     AT OR DURING
                                                                  --------------------------------------------------
                                                                               FISCAL YEAR ENDED JUNE 30,
                                                                  --------------------------------------------------
                                                                       2004              2003              2002
                                                                  -------------  -----------------------  ----------
Percentage of dollar amount of delinquent loans to loans                         (Dollars in Thousands)
    serviced (period end)(1)(2)
    One month.........................................                  0.3%              0.7%              0.7%
    Two months........................................                  0.2               0.3               0.5
    Three or more months..............................
    Not foreclosed(3) ................................                  2.4               7.2               7.4
    Foreclosed(4).....................................                  0.3               0.8              1.0
                                                                  -------------  -----------------------  ----------
    Total..............................................                 3.2%              9.0%             9.6%
                                                                  =============  =======================  ==========
Percentage of total dollar amount of delinquent

loans in:
    Loans serviced on an interim basis................                  0.6               1.3               1.5
    Loans subserviced for others......................                  2.7               --                --
    Loans in securitization trusts....................                  20.7             17.4              15.7
Percentage of dollar amount of loans foreclosed
  during the period to servicing portfolio(2)(5)......                  0.5%             1.3%              2.2%
Number of loans foreclosed during the period..........                  180              417                780
Principal amount of foreclosed loans during the
  period..............................................                $11,667          $27,703            $56,419
Number of loans liquidated during the period..........                  503              1,033             1,624
Net losses on liquidations during the period(6)........               $18,371           $35,669           $67,444
Percentage of annualized losses to servicing
  portfolio(2)(5).....................................                  0.8%             1.6%              2.6%
Servicing portfolio at period end......................              $2,341,028       $1,739,632        $2,308,170

--------------------------------------
(1) Delinquent loans are loans for which more than one payment is due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by ACC including loans serviced on an interim basis.

(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(4) Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(5) The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.

(6) Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

         ACC has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans by principal balance of the total servicing portfolio at June 30, 2004 were $74.9 million compared to $156.5 million at June 30, 2003 and $222.1 million at June 30, 2002.

         The delinquency rate at June 30, 2004 was 3.2% compared to 9.0% at June 30, 2003 and 9.6% at June 30, 2002. The delinquency rate at June 30, 2004 declined from the delinquency rate at June 30, 2003 due to the fact that loans in ACC's portfolio of mortgage loans in securitization trusts, which contains the majority of delinquent loans, became a smaller part of its total servicing portfolio, primarily as a consequence of calls of securitization trusts in August 2003 and November 2003.

         Substantially all of the foreclosures and liquidations handled by ACC occur in connection with its portfolio of mortgage loans in securitization trusts.

         Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

         There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because ACC is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                                 THE ORIGINATORS

         ACC may either acquire mortgage loans originated by one or more subsidiaries of ACC Corporation, which are called affiliated originators in this prospectus, or originated by entities unaffiliated with ACC, which are called unaffiliated originators in this prospectus. The affiliated originators and unaffiliated originators are collectively called originators.

UNDERWRITING GUIDELINES

         The following is a general summary of the underwriting guidelines of ACC. This summary does not purport to be a complete description of the underwriting standards of ACC. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by ACC and, as the case may be, the affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans.

         ACC's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower's monthly debt payments divided by the borrower's monthly income before taxes and other payroll deductions, an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

         ACC's underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower's history of payments on his prior mortgage, credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. A critical function of ACC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. ACC has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. ACC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet ACC's formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. ACC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

         Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

         An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, ACC makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. ACC's underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

         The underwriting of a mortgage loan to be originated or purchased by ACC generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to ACC for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

         ACC requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

         Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by ACC and is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans.

         "Super Aim" Underwriting Guidelines. The Super Aim guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio ("DTI") of 50% and require that the borrower not be more than 149 days delinquent on the existing mortgage. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the "A+", "A" and "A-" credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%. The following chart generally outlines the parameters of the credit grades of ACC's Super Aim underwriting guidelines.

                                                                    CREDIT GRADE
                                  -------------------------------------------------------------------------------
                                     "A+"          "A"           "A-"          "B"           "C"          "C-"
                                  ------------- ------------- ------------- ------------- ------------- ---------
12 Month Mortgage History         0 x 30        1 x 30        3 x 30        1 x 60        1 x 90        1 x 120
Minimum Credit Score              500 (580      500 (580      500           500           500           500
                                  for           for
                                  interest-only interest-only
                                  loans)        loans)
BK/FC(1) Seasoning                24 months     24 months     24 months     18 months     12 months     No current
                                                                                                        BK
Full Documentation Plus, Owner    80%; 100%     80%; 95%      80%; 95%      80%; 90%      75%; 85%      70%
    Occupied Max LTV              for credit    for credit    for credit    for credit    for credit
                                  score of      score of      score of      score of      score of
                                  620 or        550 or above  550 or above  550 or above  550 or above
                                  above
Full Documentation, Owner         80%; 95%      80%; 95%      80%; 95%      80%; 90%      75%; 85%      70%
    ?Occupied Max LTV             for credit    for credit    for credit    for credit    for credit
                                  score of      score of      score of      score of      score of
                                  550 or        550 or above  550 or above  550 or above  550 or above
                                  above
Limited Documentation, Owner      80%; 90%      80%; 90%      80%; 85%      80%; 85%      75%; 80%      70%
    ?Occupied Max LTV             for credit    for credit    for credit    for credit    for credit
                                  score of      score of      score of      score of      score of
                                  550 and       550 and       550 and       550 and       550 and
                                  above         above         above         above         above
Stated Income, Owner ?Occupied    80%; 90%      80%; 90%      75%; 80%      75%; 80%      70%; 75%      Not
    Max LTV                       for credit    for credit    for credit    for credit    for credit    available
                                  score of      score of      score of      score of      score of
                                  580 or        620 and       525 and       550 and       550 or above
                                  above         above         above         above

----------------
(1)   Bankruptcy and foreclosure

         ACC's mortgage programs include several levels of documentation used to verify the borrower's income:

         Full Documentation Plus: The highest level of income documentation based upon S&P's full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower's most recent two-years IRS Form 1040's and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year.

         Full Documentation: Generally a stable, one-year history of the income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

         Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two-years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

         Stated Income: The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of 2 years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

SERVICING PROCEDURES

         ACC sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the "grace period"), if a borrower fails to pay the monthly payment within this grace period, ACC commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers with a low behavioral score, collection efforts begin immediately after the due date. ACC continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

         As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment, providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and ACC evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin. Generally, ACC will have commenced foreclosure proceedings when a loan is 85 to 100 days delinquent, depending upon credit considerations or borrower bankruptcy status.

         Loans originated or purchased by ACC are secured by mortgages, deeds of trust, security deeds or deeds to collateralize debt, depending upon the prevailing practice in the state in which the property collateralizing the loan is located. Depending on local law, foreclosure is effected by judicial action or nonjudicial sale, and is subject to various notice and filing requirements. In general, the borrower, or any person having a junior encumbrance on the real estate, may cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation during a statutorily prescribed reinstatement period. Generally, state law or jurisdictional practice determines the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender, the minimum time required to foreclose and the reinstatement or redemption rights of the borrower.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, ACC often purchases the property from the trustee or referee through a credit bid in an amount up to the principal amount outstanding under the loan, accrued and unpaid interest, servicing advances and the expenses of foreclosure. Depending upon market conditions and other factors, including the condition of the property, the ultimate proceeds of the sale may not equal ACC's investment in the property.

         As an alternative to foreclosure, ACC may, under limited circumstances, arrange for a special repayment arrangement, forestall foreclosure to enable a borrower to sell the mortgaged property or accept the payoff of less than the full principal balance and accrued interest owing on a mortgage loan. ACC believes that such loss mitigation efforts reduce overall losses in loan liquidations. However, the loss on such mitigation efforts is realized earlier in the life of the mortgage loan.

         Servicing and collection practices change over time in accordance with, among other things, ACC's business judgment, changes in portfolio performance and applicable laws and regulations.

         If provided in the related prospectus supplement, the servicer may be a party other than ACC or one of its affiliates and, if so, such party's servicing procedures will be set forth in the related prospectus supplement to the extent they differ from the procedures set forth herein.

REPRESENTATIONS BY ORIGINATORS AND THE TRANSFERORS

         Generally, an unaffiliated originator will make certain representations and warranties with respect to the mortgage loans, when the mortgage loans are sold by such unaffiliated originator to the sponsor. The sponsor will make comparable representations and warranties with respect to the mortgage loans being transferred pursuant to the related Agreement, as applicable.

         Such representations and warranties generally include, among other things, that (A) at the time of the sale by the originator of each mortgage loan and, (B) at the time of the conveyance by the sponsor of each mortgage loan into the related mortgage pool:

         o the information with respect to each mortgage loan set forth in the loan schedule and delivered upon conveyance of the mortgage loan is true and correct as of the related cut-off date;

         o the proceeds of each mortgage loan have been fully disbursed and there are no obligations to make further disbursements with respect to any mortgage loan;

         o each mortgaged property is improved by a single, one- to four-family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law;

         o each mortgage loan had, at the time of origination, either an attorney's certification of title or a title search or title policy;

         o as of the related cut-off date, each mortgage loan is secured by a valid and subsisting lien of record on the mortgaged property;

         o each originator held good and indefeasible title to, and was the sole owner of, each mortgage loan conveyed by such originator; and

         o each mortgage loan was originated in accordance with law and is the valid, legal and binding obligation of the related mortgagor, subject to certain limitations.

         Upon the discovery of a breach of a representation and/or warranty with respect to a mortgage loan made by the sponsor under the related Agreement, after conveyance of the related mortgage loan to a mortgage pool, the sponsor may be required to withdraw such trust estate from such trust estate or remove such trust estate from the trust estate and convey a substantially similar trust estate to the mortgage pool in substitution therefore.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The mortgage pass-through certificates, which we refer to as "certificates" of each series (including any class of certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust estate created pursuant to the related pooling and servicing agreement for such certificates. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. A series of securities may also include or consist of mortgage-backed notes which we refer to as "notes," and together with the certificates, as "securities" that will represent indebtedness of the related trust estate and will be issued pursuant to an indenture for such notes. In the case of a series of notes, the issuer and the depositor will also enter into a sale and servicing agreement and indenture with the indenture trustee and the issuer. A form of indenture and sale and service agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. We refer to the related pooling and servicing agreement for certificates and the indenture and sale and servicing agreement for notes, each as an "Agreement." The provisions of each Agreement will vary depending upon the nature of the securities to be issued and the nature of the related trust.

         The following summaries describe the material provisions in the Agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

         Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise specified in the related prospectus supplement, distributions or payments, as applicable, on securities will be made only from the assets of the related trust or trust estate, as applicable, and the securities will not represent interests in or obligations of the sponsor, the servicer, the trustee, any originator or any other person. The assets of each trust or trust estate, as applicable, will consist of one or more of the following, to the extent set forth in the related prospectus supplement:

         o mortgage loans or securities backed by mortgage loans that from time to time are subject to the related Agreement;

         o the assets of the trust or the trust estate that from time to time are required by the related Agreement to be deposited in the certificate account or note account, as applicable, the collection account and any other accounts, which are collectively called accounts, or invested in permitted investments;

         o property and any proceeds from such property acquired by foreclosure;

         o        any financial guaranty insurance policy;

         o        any insurance policy relating to a mortgage loan;

         o        any bankruptcy bond;

         o        any funds on deposit in any reserve account; and

         o all rights under any interest rate swap, caps or other derivative agreements other insurance policies, guarantees, surety bond, letters of credit or other credit enhancement.

         Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the mortgage loans or securities backed by mortgage loans for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement or derivative agreement will be deposited directly into the collection account, certificate account or payment account, as the case may be. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the certificate account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

CLASSES OF SECURITIES

         Each series of securities will be issued in one or more classes as specified in the related prospectus supplement. The securities of any class of any series:

         o        may be entitled to receive:

                  o only principal, only interest (or other specified collections) or any combination thereof,

                  o prepayments of principal throughout the life of the securities or only during specified periods, and

                  o amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

         o may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of securities of the series, and

         o which are interest bearing securities may be entitled to receive:

                  o interest at a rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of securities of the series are entitled to receive interest, and

                  o distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

BOOK-ENTRY REGISTRATION

         The prospectus supplement for a series may specify that the securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company. Unless and until the securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a certificate or a note. All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures. The beneficial owners of the securities will not be recognized by the trustee as "certificateholders" or "noteholders" as those terms are used in the related Agreement, and the beneficial owners of the securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations. The beneficial owners of the securities may hold securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See "--Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

THE DEPOSITORY TRUST COMPANY

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the securities, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

         Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

         Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the securities on DTC's records. The ownership interests of the beneficial owners of the securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the securities.

         To facilitate subsequent transfers, all securities deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the securities. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the securities are credited, which may or may not be the beneficial owners of the securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

         Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the securities, may be limited due to lack of a physical certificate for the securities.

         Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent r vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the securities will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the securities is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the securities may experience some delay in their receipt of principal and interest payments.

         THE INFORMATION IN THIS SECTION CONCERNING DTC AND DTC'S BOOK-ENTRY SYSTEM HAS BEEN OBTAINED FROM SOURCES THAT THE DEPOSITOR BELIEVES TO BE RELIABLE, BUT THE DEPOSITOR ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY.

CLEARSTREAM AND EUROCLEAR

         Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the securities. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

         The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

         The Euroclear system is operated by Euroclear Bank S.A./NV, under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

         Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable Agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securities among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

         THE INFORMATION IN THIS SECTION CONCERNING CLEARSTREAM, EUROCLEAR AND DTC HAS BEEN OBTAINED FROM SOURCES THAT THE DEPOSITOR BELIEVES TO BE RELIABLE, BUT THE DEPOSITOR ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

         Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

         Initial Settlement. All globally-offered securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the globally-offered securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants. Investors electing to hold globally-offered securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold globally-offered securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All globally-offered securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When globally-offered securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered securities against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered securities. After settlement has been completed, the globally-offered securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant. The globally-offered securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the globally-offered securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

         Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the globally-offered securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

         THE INFORMATION IN THIS SECTION CONCERNING CLEARSTREAM, EUROCLEAR AND DTC HAS BEEN OBTAINED FROM SOURCES THAT THE DEPOSITOR BELIEVES TO BE RELIABLE, BUT THE DEPOSITOR ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY. THE SETTLEMENT PROCEDURES DESCRIBED IN THIS SECTION ARE SUBJECT TO CHANGE AT ANY TIME. THE DEPOSITOR ASSUMES NO RESPONSIBILITY FOR ANY LOSSES THAT MAY RESULT FROM ANY DISRUPTION IN THE OPERATIONS OF THE SETTLEMENT SYSTEMS AND PROCEDURES DESCRIBED IN THIS PROSPECTUS.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a U.S. Person (as defined under "Federal Income Tax Consequences") holding a book-entry security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a U.S. Person may be subject to 30% withholding unless:

         I. the trustee or the U.S. withholding agent receives a statement -

                  (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that -

                           (i) is signed by the holder under penalty of perjury,

                           (ii) certifies that such owner is not a U.S. Person,
and

                           (iii) provides the name and address of the holder, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that -

                           (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                           (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

                           (iii) provides the name and address of the holder, and

                           (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

         IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the certificates.

         A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:
         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a U.S. Person;

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons. If you are not a U.S. Person, we recommend that you consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

DEFINITIVE SECURITIES

         Book-entry securities will be issued in fully registered, certificated form to the beneficial owners of the certificates or the notes, as the case may be, or their respective nominees, rather than to DTC or its nominee, only if:

         o DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

         o the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

         o DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry securities, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the securities.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the securities, through organizations participating in DTC, of the availability of fully registered certificates. Upon surrender by DTC of the certificates representing the securities and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the securities.

DISTRIBUTIONS AND PAYMENTS ON SECURITIES

         Unless otherwise specified in the related prospectus supplement, distributions or payments of principal and interest on the related certificates or notes, as applicable, will be made by the trustee on each distribution date or payment date, as applicable, specified in the related prospectus supplement, in the amounts specified in the related prospectus supplement. Distributions or payments will be made to the persons in whose names the securities are registered at the close of business on the record dates specified in the prospectus supplement. Distributions or payments will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for securityholders or, to the extent described in the related prospectus supplement, by wire transfer or by such other means as are described therein, except that the final distribution or payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the final distribution notice to securityholders.

         With respect to a given series of securities, each class of securities within such series will evidence the interests specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions or payments, as applicable, on the securities of such series.

         Distributions or payments allocable to principal and interest on the securities of a series will be made by the trustee out of, and only to the extent of, funds in a segregated account established and maintained by the trustee for the deposits of such amounts which is called the certificate account, with respect to certificates, and the note account, with respect to notes. Unless otherwise specified in the prospectus supplement relating to a given series of securities, distributions or payments, as applicable, on the securities of any class of a series will be made pro rata to all related securityholders of that class.

AVAILABLE FUNDS

         All distributions or payments on the securities of each series on any distribution date or payment date will be made from the funds available for distribution or payment, as applicable, on such distribution date or payment date in accordance with the terms described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, these funds, called available funds, will consist of the following amounts:

                  (a) all payments of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans or securities backed by mortgage loans in the related mortgage pool, received by the servicer during the related collection period other than:

                  o all payments which were received before the cut-off date;

                  o late payment fees and other amounts retained by the servicer as additional compensation;

                  o        reimbursements for advances made by the servicer;

                  o that portion of each collection of interest to be retained by the servicer as servicing compensation; and

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

                  o trustee fees and expenses or other fees payable out of the related trust or trust estate;

                  (b)      net liquidations proceeds and insurance proceeds;

                  (c) the amount of any monthly advance or compensating interest payment made by the servicer and deposited in the certificate account or note account; and

                  (d) if applicable, amounts withdrawn from a reserve account or a prefunding account or received in connection with other credit enhancement.

PAYMENTS OF INTEREST

         The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date or payment date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date or payment date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date or payment date for the payment of principal of that class. Interest will accrue on the principal balance or notional balance of the securities entitled to interest, at a fixed rate or variable rate and for the periods specified in the related prospectus supplement. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date or payment date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date or payment date.

         Interest payable on the securities on a distribution date or payment date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date or payment date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date or payment date.

PAYMENTS OF PRINCIPAL

         On each distribution date or payment date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date or payment date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date or payment date for the payment of interest for the class. Interest only securities may not be entitled to any payments of principal.

         The timing and amounts of distributions allocable to interest and principal and, if applicable, principal prepayments and scheduled payments of principal, to be made on any distribution date or payment date may vary among classes over time, or otherwise, as specified in the prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

         Except as otherwise set forth in the related prospectus supplement, on or before each distribution date or payment date each securityholder of record of the related series of securities will be entitled to receive a statement or, if provided in the related prospectus supplement, the trustee will make available on its web site such information, setting forth, to the extent applicable to such series, the following information with respect to the related distribution date or payment date:

                  (a) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

                  (b) the amount of interest distributed to holders of the related securities and the current interest on the securities;

                  (c)      the amounts of

                           o any overdue accrued interest included in the distribution,

                           o any remaining overdue accrued interest with respect to the securities, or

                           o any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

                  (d) the amounts of

                           o any overdue payments of scheduled principal included in the distribution,

                           o any remaining overdue principal amounts with respect to the related securities,

                           o        any current shortfall in receipt of
                                    scheduled principal payments on the related mortgage loans or securities backed by mortgage loans, or

                           o any realized losses to be allocated as reductions in the outstanding principal balances of the related securities;

                  (e) the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any;

                  (f) if applicable with respect to a given series of securities, the aggregate amount

                           o otherwise allocable to the subordinated securityholders on such distribution date, and

                           o withdrawn from a reserve account, if any, that is included in the amounts distributed with respect to senior securities;

                  (g) the aggregate outstanding principal balance of the mortgage loans or securities backed by mortgage loans, on the distribution date or payment date, and that amount expressed as a percentage of the cut-off date principal balance;

                  (h) if applicable with respect to a given series of certificates, the percentage of principal payments on the mortgage loans or securities backed by mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

                  (i) for any variable rate security, the related interest applicable to the distribution on the distribution date or payment date, as applicable;

                  (j) the number and aggregate principal balance of mortgage loans or securities backed by mortgage loans in the related mortgage pool that were delinquent

                           o        one month,

                           o        two months, and

                           o        three or more months

                           as of the end of the related collection period;

                  (k) the number and aggregate principal balance of all mortgage loans or securities backed by mortgage loans in foreclosure or other similar proceedings, and the value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (l) if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution or payment, as applicable, on the distribution date or payment date, as applicable;

                  (m) if applicable, during the pre-funding period, the remaining prefunding amount and the portion of the prefunding amount used to acquire additional mortgage loans or securities backed by mortgage loans since the preceding distribution date or payment date as applicable;

                  (n) if applicable, during the pre-funding period, the amount remaining in the capitalized interest account; and

                  (o) the amount of monthly advances, servicing advances and/or compensating interest payments, if any, made since the preceding distribution date or payment date, as applicable.

         Where applicable, any amount set forth above may be expressed as a dollar amount of the related securities having the denomination or interest specified either in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each person who was a securityholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement will be included in the related prospectus supplement.

         If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

         o Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

         o Overcollateralization which will equal the excess of the aggregate principal balance of the mortgage loans or securities backed by mortgage loans over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of mortgage loans to create this excess or may build over time from the application of excess cash amounts generated by the mortgage loans to accelerate the amortization of the applicable class or classes of securities;

         o Crosscollateralization in which certain excess available funds with respect to one group of securities will be available to cover certain shortfalls and to create overcollateralization with respect to the securities in another group of securities within the same trust. The prospectus supplement for a series of securities which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature;

         o Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the mortgage loans or securities backed by mortgage loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

         o Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the mortgage loans or securities backed by mortgage loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

         o Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

         o Subordinate securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the mortgage loans may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series; or

         o Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the mortgage loans or securities backed by mortgage loans into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the mortgage loans and/or the securities.

         The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                                 THE AGREEMENTS

         Set forth below is a summary of the material provisions of each Agreement that are not described elsewhere in this prospectus. The summary does not purport to describe all provisions of each Agreement, and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement, as the case may be. Where provisions or terms used in a particular Agreement are different than as described herein, a description of such provisions or terms will be included in the related prospectus supplement.

ASSIGNMENT OF MORTGAGE LOANS

         Transfer of the Mortgage Loans. At the time of issuance of the securities of a series, the sponsor will transfer, convey and assign to the trust or, if as set forth in the related prospectus supplement ACAC is acting as depositor, the sponsor will transfer to the depositor and the depositor will transfer to the trust all of its respective right, title and interest in the mortgage loans or securities backed by mortgage loans and other property to be transferred to the trust for a series. An assignment will include all principal and interest due or received on or with respect to the mortgage loans after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

         The notes will be secured by a pledge of the assets of the trust estate, or an individual mortgage loan group, and the certificates will represent beneficial ownership interests in the assets of the trust estate, or an individual asset group, each as specified in the prospectus supplement. The securities will be non-recourse obligations of the trust estate. Holders of the notes may only proceed against the assets of the trust estate as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust estate not pledged to secure the notes. In the case of a series of notes, the trust estate will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. Each mortgage loan or security backed by a mortgage loan included in a trust will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the scheduled principal balance of each mortgage loan or mortgage backed security as of the specified date and its interest rate, its original principal balance and other specified information.

         The sponsor will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee,

         o the mortgage note, with all intervening endorsements, endorsed without recourse to the order of the trustee or in blank,

         o the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the sponsor will certify that the original of such mortgage was delivered to such recording office,

         o        an original assignment of the mortgage in recordable form,

         o all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a mortgage have been modified or a mortgage note has been assumed,

         o all intervening mortgage assignments with evidence of recording sufficient to show a complete chain of assignment from the originator of the mortgage loan to the related transferor, and

         o the original lender's title insurance policy or, if such title policy has been lost, a certified copy thereof.

The trustee or the custodian, will hold such documents in trust for the benefit of the holders.

         The sponsor will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans or as to which the rating agencies advise that the omission to record therein will not affect the ratings of the securities. If specified in the related prospectus supplement, the sponsor will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event the applicable Agreement may require the sponsor to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will specify with respect to each loan:

         o the original principal amount and unpaid principal balance as of the cut-off date;

         o        the current interest rate;

         o        the current scheduled payment of principal and interest;

         o        the maturity date, if any, of the related mortgage note; and

         o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

         Review of the mortgage file. The trustee will review each mortgage file within the period of time specified in the related Agreement to determine if the documents described above have been executed and received, and that such documents relate to the mortgage loans in the loan schedule.

         If within such period the trustee finds that any document constituting a part of a mortgage file is not properly executed, has not been received or is unrelated to the mortgage loans identified in the related loan schedule, or that any mortgage loan does not conform in a material respect to the description thereof as set forth in the related loan schedule, the trustee will be required to promptly notify the sponsor of any defect. The sponsor will use reasonable efforts to remedy a material defect in a document constituting part of a mortgage file within the period of time specified in the related Agreement following the trustee's notice. Thereafter, the trustee shall also certify that it has received all of the documents referred to above and that all corrections or curative actions required to be taken by the sponsor within the such period have been completed or effected, or that the related mortgage loans will be withdrawn or substituted, as specified below.

         Repurchase and substitution of non-conforming mortgage loans. If any document in the file relating to the mortgage loans delivered by the sponsor to the trustee, or custodian, is found to be defective in any material respect and the sponsor does not cure that defect within the period of time specified in the related Agreement, the sponsor will, not later than the period of time specified in the related Agreement following the trustee's notice to the sponsor of the defect, repurchase the related mortgage loan or any property acquired in respect of the mortgage loan from the trustee at a price equal to the outstanding principal balance of the mortgage loan and accrued and unpaid interest to the date of the repurchase/substitution of the mortgage loan at the rate set forth in the related Agreement.

         The sponsor, may, rather than repurchase the mortgage loan as described above, remove the mortgage loan from the trust estate and substitute in its place one or more other mortgage loans; provided, however, that:

                  (a) with respect to a trust estate for which no REMIC election is made, the substitution must be effected within 90 days of the date of initial issuance of the securities and

                  (b) with respect to a trust estate for which a REMIC election is made, the substitution must be effected within a specified time period, and the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust estate to lose its status as a REMIC or otherwise subject the trust estate to a prohibited transaction tax.

         Any substitute mortgage loan will have, on the date of substitution,

         o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the deleted mortgage loan, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders,

         o an interest rate not less than, and not substantially greater than, the interest rate or margin of the removed mortgage loan,

         o a remaining term-to-stated maturity neither greater nor less than that of the removed mortgage loan by such amount as set forth in the related Agreement, and

         o will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a mortgage loan.

         The sponsor will make representations and warranties with respect to mortgage loans for a series. If the sponsor cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related Agreement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the mortgage loan, the sponsor is obligated to repurchase the affected mortgage loan or provide a substitute mortgage loan for the affected mortgage loan, subject to the same conditions and limitations on purchases and substitutions as described above.

PAYMENTS ON THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, the related Agreement will require the servicer to establish and maintain a collection account. The servicer will deposit all collections related to the mortgage loans or securities backed by mortgage loans into a collection account no later than the second business day after receipt. All funds in the collection accounts will be invested in as permitted investments, as described below. The servicer may make withdrawals from the collection account for the following purposes:

                  (a) to make deposits into a certificate account or note account, if any, as applicable;

                  (b)      to pay itself any monthly servicing fees;

                  (c) to make any servicing advance or to reimburse itself for any servicing advance or monthly advance previously made;

                  (d) to withdraw amounts that have been deposited to the collection account in error; and

                  (e)      to clear and terminate the collection account.

INVESTMENT OF ACCOUNTS

         Unless otherwise specified in the related prospectus supplement, amounts in any account may be invested and reinvested in one or more investments, called permitted investments. No investment in the collection account may mature later than the deposit date next succeeding the date of investment. The trustee will not in any way be held liable by reason of any insufficiency in any account resulting from any loss on any permitted investment included therein. Unless otherwise specified in the related prospectus supplement, all income or other gain from investments in any account will be held in such account for the benefit of the servicer and will be subject to withdrawal from time to time as permitted by the related pooling and servicing agreement.

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

         Unless otherwise specified in the related prospectus supplement, each Agreement will define "permitted investments" generally as follows:

                  (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

                  (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (d) Fannie Mae senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

                  (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

                  (g) Commercial paper, having original maturities of not more than 180 days, assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

                  (h) Investments in money market funds assigned a minimum rating specified in the related pooling and servicing agreement by the applicable rating agency.

                  (i) Other investments acceptable to the applicable rating agency.

ADVANCES AND COMPENSATING INTEREST

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make monthly advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Monthly advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any monthly advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or note account, if any, as the case may be, or from a specified reserve fund as applicable, to the extent provided in the prospectus supplement.

         With respect to any mortgage loan that is liquidated or otherwise charged off during a collection period, if specified in the related prospectus supplement, the servicer will be obligated to pay, from amounts otherwise payable to the servicer as the servicing fee, any difference between the scheduled interest on such mortgage loan and the portion of the liquidation proceeds applied to interest for the month of liquidation to the date of liquidation. This amount is referred to as compensating interest. The servicer will not be entitled to be reimbursed for any payments of compensating interest. If the servicing fee in respect of such collection period is insufficient to make the entire required compensating interest payment, the resulting shortfall will reduce the amount of interest payable to the securityholders on such distribution date and such reduction will not be recoverable thereafter.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, the servicer is required to foreclose upon or otherwise comparably effect the ownership of mortgaged properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute servicing advances.

         In the case of a trust for which a REMIC election has been made, the servicer generally will be required to liquidate any mortgaged property not later than three years of its acquisition by the trustee. Unless otherwise specified in the related prospectus supplement, the sponsor or the servicer may have the right and the option to reacquire for its own account any Mortgage Loan which becomes delinquent.

GENERAL SERVICING PROCEDURES

         The servicer will service the mortgage loans either directly or through sub-servicers, in accordance with the provisions of each related Agreement and the policies and procedures customarily employed by the servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, loan processing, customer service, remittance handling, collections and liquidations.

         The servicer, or any sub-servicer, will:

         (x) execute and deliver any and all instruments of satisfaction, cancellation, release or discharge of the mortgage loans,

         (y)      foreclosure on any mortgaged property and

         (z)      collect any insurance proceeds or liquidation proceeds.

         During a foreclosure, any expenses incurred by the servicer are reimburseable to the servicer as servicing advances. Servicing and charge-off policies and collection practices may change over time.

SUB-SERVICERS

         The servicer is permitted to enter into sub-servicing arrangements with certain mortgage servicing institutions, known as sub-services. Any such sub-servicing arrangements will not relieve the servicer of any liability associated with servicing the mortgage loans. Compensation for the services of the sub-servicer with respect to the mortgage loans will be paid by the servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

         If and to the extent specified in the related prospectus supplement, the servicer will pay the expenses incurred in connection with the servicing of the loans, and will also pay the fees and expenses of the trustee and independent accountants, insurance policy premiums and the cost of credit support, if any, and expenses incurred in preparation of reports to holders.

         The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances by the servicer. In addition, the servicer will be entitled to reimbursement for monthly advances as described above under "--Advances and compensating interest."

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of monthly advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

         In addition, a sub-servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related prospectus supplement. The sub-servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the mortgage note or related instruments. The sub-servicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed for such expenditures. Compensation for the services of the sub-servicer shall be paid by the servicer as a general corporate obligation of the servicer.

MAINTENANCE OF HAZARD INSURANCE

         The servicer will be required to maintain fire and hazard insurance with extended coverage customary in the area where each mortgaged property is located in an amount at least equal to the least of

                  (a) the outstanding principal balance owing on the mortgage loan and the related senior lien, if any,

                  (b) the full insurable value of the related mortgaged property and

                  (c) the minimum amount required to compensate for damage or loss on a replacement cost basis.

         If the mortgaged property is in an area identified in a federally designated special flood hazard area, the servicer will be required to cause to be maintained a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

                  (a) the outstanding principal balance of the mortgage loan and the senior lien, if any,

                  (b) the minimum amount required to compensate for damages or loss on a replacement cost basis or

                  (c) the maximum amount of insurance available under the federal flood insurance program.

         The servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each property acquired by the trust through foreclosure in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the servicer under any such policies not applied to the restoration or repair of the mortgaged property, are required to be deposited by the servicer in the collection account.

         The servicer may obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the mortgage loans. If such blanket policy contains a deductible clause, the servicer will be required to pay to the trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless exercise of the servicer's rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. The material terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

VOTING

         The related prospectus supplement will set forth the method of determining allocations of voting interests with respect to a series. Each securityholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the securityholder's percentage interest in such class. With respect to any provisions of the related Agreement providing for action, consent or approval of a specified class or classes of securities, each securityholder of such specified class will have a voting interest in such class equal to such securityholder's percentage interest in such class. If specified in the related prospectus supplement, a specified class or classes of securities or a financial guarantee insurer may be provided the right to exercise all voting rights of the holders of securities.

AMENDMENTS

         Without the consent of the securityholders, the trustee, the sponsor and the servicer may amend the related Agreement for the purposes of

                  (a) curing any ambiguity or correcting or supplementing any provision of such Agreement that may be inconsistent with any other provision of such Agreement,

                  (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel, removing the restriction against the transfer of a residual certificate or

                  (c) complying with the requirements of the Internal Revenue Code of 1986, as amended;

provided, however, that such action pursuant to clause (c) above shall not, as evidenced by an opinion of counsel delivered to the trustee, materially and adversely affect the interests of any securityholder. Any amendment except pursuant to clause (c) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities. No amendment shall be permitted if such amendment shall have a material adverse affect on the sale treatment of the corpus of the trust from the sponsor or the depositor to the trustee or shall result in the consolidation of the assets and liabilities of the trust with those of the sponsor or the depositor or any affiliate thereof, as the case may be.

         The related Agreement may also be amended by the trustee, the sponsor, the depositor and the servicer, with the prior written approval of not less than a majority of the voting rights, or such greater percentage set forth in the related Agreement, represented by each affected class of securities then outstanding, as represented by all classes if all classes are affected, for the purpose of adding, changing, or eliminating the provisions thereof or modifying the rights of the securityholders thereunder; provided, however, that no such amendment shall

                  (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any securityholder without the consent of such securityholder;

                  (b) change the percentages of percentage interests of voting rights which are required to consent to any such amendments, without the consent of the securityholders of all securities of the class or classes affected then outstanding; or

                  (c) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described above without the consent of the holders of securities of the class evidencing a majority of the voting rights thereof, or such greater percentage set forth in the related Agreement; or

                  (d) reduce the aforesaid percentage of voting rights represented by securityholders required to consent to any amendment unless each holder of a security consents.

         The Agreement may also be amended by the parties to the Agreement without the consent of securityholders for the purpose of, among other things:

                  (a)      curing any ambiguity,

                  (b) to cause the provisions of the Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the securities, the trust estate or the Agreement in any disclosure document pursuant to which any securities were offered,

                  (c) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein,

                  (d) to add to the duties of the depositor, or the servicer,

                  (e) to add any other provisions with respect to matters or questions arising thereunder, or

                  (f) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement.

         The trustee will be required to furnish a copy of any such amendment to each securityholder in the manner set forth in the related Agreement.

EVENTS OF DEFAULT

         Certificates

                  (a) Unless otherwise specified in the related prospectus supplement, events of default with respect to certificates under a pooling and servicing agreement will include any failure by the servicer to make a monthly advance as required;

                  (b) failure by the servicer to make a required deposit into the collection account or certificate account;

                  (c) failure by the servicer to observe or perform in any material respect its covenants or agreements in the pooling and servicing agreement;

                  (d) certain events of insolvency, readjustment of debt, or similar proceedings indicating its insolvency or inability to pay its obligations; and/or

                  (e) the occurrence of delinquencies and/or losses in respect of the mortgage loans in excess of levels, and for periods of time, as specified in the pooling and servicing agreement.

         Notes

         As specified in the prospectus supplement, events of default under the indenture for each series of notes generally include:

                  (a) a default for a specified number of days in the payment of any interest or installment of principal on a note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any note at the note's maturity;

                  (b) failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

                  (c) any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

                  (d) certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

                  (e) any other event of default provided with respect to notes of that series.

RIGHTS UPON EVENTS OF DEFAULT

         Certificates

         Unless otherwise specified in the related prospectus supplement, upon the occurrence of an event of default, certificateholders evidencing voting interests represented by all certificates aggregating not less than 51% or such greater percentage set forth in the related Agreement or the trustee may terminate all of the rights and obligations of the servicer, whereupon the trustee will succeed the servicer. In the event that the trustee is unwilling or legally unable to act, it may appoint, or have a court appoint, any established institution that regularly services home equity loans that meets certain requirements set forth in the related pooling and servicing agreement, provided that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the certificates by any applicable rating agency. Pending appointment of a successor servicer, the trustee shall be obligated to act as servicer. The servicing compensation to be paid, may not be greater than the servicing fee.

         Unless otherwise specified in the related prospectus supplement, no certificateholder may institute any action, suit or proceeding with respect to the related pooling and servicing agreement unless such certificateholder previously has given to the trustee written notice of default and unless certificateholders evidencing voting interests represented by all certificates aggregating not less than 51% or such greater percentage set forth in the related Agreement have made written request upon the trustee to institute such action, suit or proceeding, and the trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, such certificateholders must first have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Notes

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of the voting interests of a specified percentage of the then aggregate outstanding amount of the notes of the series may declare the principal amount or, if the notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage of voting rights represented by the aggregate outstanding amount of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the holders of the voting interests of a specified percentage of the then aggregate outstanding amount of the notes of the series may, in their discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

         o the holders of 100% (or any other percentages specified in the indenture) of the voting rights of the then aggregate outstanding amount of the notes (or certain classes of notes) of the series consent to the sale;

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the notes of the series.

         As specified in the prospectus supplement, in the event the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

         Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the voting rights represented by the then aggregate outstanding amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a specified percentage of the voting rights represented by the then aggregate outstanding amount of the notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

TERMINATION; OPTIONAL TERMINATION

         Certificates

         Each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in any accounts or by the servicer, and required to be paid to them following the final payment or other liquidation of the last of the related mortgage loans. The seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the mortgage loans from the trust estate on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or mortgage loans, as specified in the related prospectus supplement is less than the amount or percentage specified in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         Notes

         The indenture will be discharged with respect to a series of notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

         In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the notes on the stated maturity date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, holders of the notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their notes until maturity.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that this examination, which has been conducted substantially in compliance with the requirements of the uniform single audit program for mortgage bankers, or such other applicable audit program set forth in the related Agreement, has disclosed no items of non-compliance with the provisions of the applicable Agreement that, in the opinion of the firm, are material, except for the items of non-compliance as shall be specified in such report.

         The applicable Agreement for each series will also provide for delivery to the trustee for that series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE SPONSOR

         The related Agreement will provide that neither the sponsor nor any of its directors, officers, employees or agents shall have any liability to the related trust or to any of the securityholders, except with respect to liabilities resulting from willful malfeasance, bad faith or negligence or from the reckless disregard of obligations or duties arising under the related Agreement. The related Agreement will further provide that, with the exceptions stated above, the sponsor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related trust against any loss, liability or expense incurred in connection with legal actions relating to such Agreement or the securities.

THE TRUSTEE

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The related Agreement will provide that the trustee may resign at any time, upon appointing a successor trustee. The sponsor may remove the trustee if the trustee ceases to be eligible to continue as such under the related Agreement or if the trustee becomes insolvent, upon the appointment of a successor trustee. Each Agreement will provide that the trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement at the request or direction of any of the holders of securities, unless such holders of securities shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The trustee may execute any of the rights or powers granted by the Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the related Agreement, the trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the related Agreement. The trustee and any director, officer, employee or agent of the trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the related Agreement.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
                                 RELATED MATTERS

         The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor encompass the laws of all states in which the properties securing the loans are situated.

MORTGAGES

         The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, for example, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

         Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

         Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen's liens, and other liens given priority by applicable law.

         There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a deed of trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the property securing the mortgage loan, called the "security property" to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Certain of the mortgage loans may be loans secured by condominium units. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate interest in condominium building, other than the individual condominium units, and all common areas and facilities. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE AND REPOSSESSION

         Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

         The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

         A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the security property by trustee's deed, confers absolute legal title to the security property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

         Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender, or other purchaser at the trustee's sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

         The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

         Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In many states, there is no right to redeem property after a trustee's sale under a deed of trust, unless a deficiency judgment is sought by the lender. As a result, lenders may choose to forego their right to a deficiency judgment to expedite the start of the marketing process for such foreclosed mortgage.

         When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         The mortgage loans comprising or underlying the primary assets included in the trust estate for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust (and therefore the holders) as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust may be or become subject to liens for real estate taxes and other obligations. Although the seller generally

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

does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York, for example, there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 bankruptcy code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a Chapter 11 case under the bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to specified tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loans. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

                  (a) originated or assumed during the "window period" under the Garn-St. Germain Depository Institutions Act which ended in all cases not later than October 15, 1982, and

                  (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

         Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Depository Institutions Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The regulations of the Office of Thrift Supervision ("OTS") prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender. The absence of a restraint on prepayment or the inability to enforce prepayment charge provisions in the mortgage loan documents (particularly with respect to mortgage loans having higher interest rates) may increase the likelihood of refinancing or other early retirements of the mortgage loans.

         Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charge. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permitted the collection of prepayment charges in connection with certain types of eligible mortgage loans preempting any contrary state law prohibitions. However, recent changes to the OTS regulations implementing the Parity Act make mortgage loans originated on or after July 1, 2003 subject to state law restrictions on prepayment charges.

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

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 referred to as "Title V", provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

ENVIRONMENTAL LEGISLATION

         A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a mortgage. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust estate, if it promptly marketed the foreclosed property for resale. In the event that a trust estate acquired title to a property securing a mortgage loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust estate.

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

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, borrowers who enter military service after the origination of their mortgage loan, including a borrower who was a member of the National Guard or was in reserve status and is called to active duty after the origination of their mortgage loan:

                  (a) are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

                  (b) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service, and

                  (c) may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

         The Servicemembers Civil Relief Act applies to borrowers who are in military service, including members of the Air Force, Army, Navy, Marines, National Guard, Reserves, Coast Guard and U.S. Public Health Officers assigned to duty with the military. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved pursuant to the Servicememembers Civil Relief Act, none of the trust fund, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities. California has a law very similar to the Servicemembers Civil Relief Act.

                                 USE OF PROCEEDS

         The seller will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o to establish any reserve fund, pre-funding account or segregated trust account,

         o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement and

         o    for its general corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of Greenberg Traurig, LLP, special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

         This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport

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to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include, without limitation, dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

         In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

         In this discussion, when we use the term:

         o "Security Owner," we mean any person holding a beneficial ownership interest in a security;

         o    "Code," we mean the Internal Revenue Code of 1986, as amended;

         o    "IRS," we mean the Internal Revenue Service;

         o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

         o    "Foreign Person," we mean any person other than a U.S. Person; and

         o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

         This discussion addresses the following three types of securities:

         o    REMIC securities;

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         o    notes issued by a trust, including a trust owned, for federal income tax purposes, by an entity with respect to which an election has been made to be treated as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT"), or a wholly-owned subsidiary of such an entity; and

         o trust certificates issued by trusts for which a REMIC election is not made.

         The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "--Special Tax Attributes," "--Backup Withholding" and "--Reportable Transactions" below address all types of securities.

         REMIC Securities Generally. With respect to each series of REMIC securities, Greenberg Traurig, LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in
Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interests in the REMICs.

         A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

         We refer to a REMIC security representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "--REMIC Residual Certificates" below.

         A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions. Additionally, the Code subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer securities will engage in any such transactions or receive any such income.

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under "--Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury


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Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust estate but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

         Issuance of Notes Generally. For each issuance of notes by a trust that does not make a REMIC election, Greenberg Traurig, LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Greenberg Traurig, LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

         With respect to certain trusts that issue notes, the owner of such trusts, for federal income tax purposes, may be an entity which has made an election to be treated as a REIT, or a wholly-owned subsidiary of such an entity. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the owner of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

         Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC election is made, Greenberg Traurig, LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the


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arrangement involving Grantor Trust Certificates or Partner Certificates may not
be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

         When we refer to "Debt Securities" in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

         Interest Income and OID. Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

         For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

         The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as

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

Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

         To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

         If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

         The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

         The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

         For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

         Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative

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for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

         Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

         Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

         Market Discount. If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

         Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

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         Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

         If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

         Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         Non-Pro rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case

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of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

         Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

         Treatment of Losses. Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

         Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

         Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the

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sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

         Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security

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Owner to compute accruals of market discount or bond premium using the pro rata method described under "--Market Discount" above.

         Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

         If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

         Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "--Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

         Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "--Grantor Trust Certificates--Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

         Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual

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certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

         Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

         Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

         Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate

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mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

         Basis Rules and Distributions. A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

         A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "--Sales of REMIC Residual Certificates" below.

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Residual Certificates."

         Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

         Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

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

         Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

         Noneconomic REMIC Residual Certificates. A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

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

         A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion concerning prepayment assumptions.

         All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

         Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

         o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

         o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

         o the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

         o either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or
                  (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other

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

              requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

         Restrictions on Transfers of Residual Certificates to Foreign Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

         Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust estate to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID. See "--Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult

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their own tax advisors regarding the specific tax consequences to them of owning
REMIC residual certificates.

         Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

         Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

         The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "--Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Securities" below.

         Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

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GRANTOR TRUST CERTIFICATES

         For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

         Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

         Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

         Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "--Taxation of Securities Treated as Debt Instruments" above.

         Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments--Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

         For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

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         A beneficial owner of a Stripped Certificate, particularly any Stripped
Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "--Taxation of Standard
Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

         In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.

         Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "--Taxation of Securities Treated as Debt Instruments--Treatment of Losses" above.

         For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

         Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the

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excess, if any, of adjusted gross income over $142,700 ($71,350 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2004 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

         Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

         Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

         Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments--Foreign Persons."

PARTNER CERTIFICATES

         If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

         Security Owner's Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

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         A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "--Grantor Trust Certificates--Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

         Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

         A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

         If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

         Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

         Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book-entry certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

         Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

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

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

         Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person generally will not be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

         Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

         Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

         Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

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SPECIAL TAX ATTRIBUTES

         In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

         REMIC Securities. REMIC securities held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in
Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

         In addition, REMIC securities held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

         REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

         The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

         For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust estate as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be "real estate assets"

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within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         As described above, certain securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities--REMIC Securities Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

         Non-REMIC Debt Securities. Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

         Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

         Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

         Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

         Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

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REPORTABLE TRANSACTIONS

         Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

         o    a sale or exchange of a security resulting in a loss in excess of
              (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

         o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

         o    any other characteristic described by the IRS.

         A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.

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Any of these plans that is qualified and exempt from taxation under Sections 401
(a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

PLAN ASSETS

         A Plan's investment in securities may cause the assets included in a related trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") (the "Plan Asset Regulations") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" if 25% or more of the value of any class in the entity is held by benefit plan investors, as calculated under such Regulations. Securities which are certificates are treated as equity interests for purposes of the Plan Asset Regulations.

         Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the assets included in a trust constitute plan assets, the purchase of securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve prohibited transactions under Section 406 of ERISA and Section 4975 of the Code.

THE UNDERWRITER EXEMPTIONS

         The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (collectively, the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of securities underwritten by an underwriter, as defined below, that either (1) represent either a beneficial ownership interest in the assets of an issuer and entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of the issuer or (2) are denominated as a debt instrument and are issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

         For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities, or (d) any entity with an Exemption which acts as a placement or selling agent with respect to the securities.

         Among the several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are:

         o The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o securities eligible for exemptive relief may only be subordinated to the rights and interests evidenced by the other securities of the issuer if all the mortgage loans are fully-secured;

         o The securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

         o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

         o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

         o The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended; and

         o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

         A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied for that security.

         The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). However, in such circumstances Certificate (but not notes) may be eligible for purchase by a Plan investor which is an insurance company general account pursuant to Prohibited Transaction Class Exemption 95-60 Sections I and III.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of securities.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption.

Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the trust within pre-funding period (which must end no later than the later of three months or ninety days after the closing date) instead of being required to be either identified or transferred on or before the closing date.

         The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of securities to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it: (a) is an "eligible Swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap"; and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

         An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under an agreement: (a) obtain a replacement

Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan Securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty; and (f) it has an Allowable Notional Amount.

CONSIDERATIONS APPLICABLE TO NOTES

         The underwriter, or any holder of certificates or other equity interest, because of their activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to a Plan. In the event that Plan purchases a note issued by the trust in such circumstances, without regard to whether the notes are considered an "equity interest" in, or debt issued by, the trust, the acquisition or holding of such note by or on behalf of that Plan could be considered to give rise to a direct or an indirect prohibited transaction within the meaning of ERISA and the Code unless one or more statutory, regulatory or administrative exemptions are applicable. These exemptions include the Exemption or Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

         The depositor, the master servicer, the servicer, the trustee, or the underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or the underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

         Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered thereby (or with respect to certificates only, PTCE 83-1).

         Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the Plan Asset Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

         The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                            LEGAL INVESTMENT MATTERS

         If so specified in the prospectus supplement for a series, the securities of such series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the securities of a series.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of securities, except under limited circumstances. The OTS has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any securities.

         If specified in the prospectus supplement for a series, one or more classes of securities of the series will not constitute "mortgage related securities" for purposes of SMMEA. In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of securities.

         All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any securities. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the securities of a series.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing securities, since some securities may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any book-entry securities, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Prospective investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to each trust estate, the seller will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

         Each prospectus supplement will either

         (x) set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities, or

         (y) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

         After the initial public offering of any securities, the public offering price and concessions may be changed.

         Each underwriting agreement will provide that the seller will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

         Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

         If a series of securities is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

         Legal matters in connection with the securities will be passed upon for the seller by Greenberg Traurig, LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              Item 14. Other Expenses of IssuAnce and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee                                             *
Printing Expenses                                            *
Trustee's Fees and Expenses                                  *
Legal Fees and Expenses                                      *
Accountant's Fees and Expenses                               *
Rating Agency Fees                                           *
Miscellaneous                                                *

Total                                                        *

* To be filed by amendment

               ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Aames Capital Corporation's Articles of Incorporation eliminate the liability of the directors of the corporation to the fullest extent permitted by California law and provide for indemnification of the officers and directors in excess of that expressly provided by and to the full extent permitted under California law. Aames Capital Acceptance Corporation's Certificate of Incorporation eliminates the liability of the directors of the corporation to the fullest extent permitted by Delaware law and provides for indemnification of the officers and directors in excess of that expressly provided by and to the full extent permitted under Delaware law.

The general effect of the provisions for indemnification of directors and officers of a Registrant is to permit such Registrant to obtain the services of qualified individuals who otherwise would be unwilling to serve because it might expose their personal assets to potential liability arising from legal actions in the right of, or against, such Registrant. These provisions do not insulate the officers or directors from their own unlawful acts but do permit a Registrant to provide funds to defend them from allegations unless and until they are finally judged to have acted unlawfully.

The general effect of any statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of a Registrant is insured or indemnified against liability when acting on behalf of the Registrant is to reduce the deterrent effect for such indemnified individuals for violating the Securities Act of 1933.

Each Registrant is aware that the Securities and Exchange Commission takes the position that indemnification of directors and officers is against public policy and is therefore unenforceable.

                                ITEM 16. EXHIBITS

1.1          Form of Underwriting Agreement*
3.1          Articles of Incorporation and By-Laws of Aames Capital Corporation*
3.2 Certificate of Incorporation and By-Laws of Aames Capital Acceptance Corporation*
4.1          Form of Trust Agreement*
4.2          Form of Indenture*
4.3          Form of Transfer and Servicing Agreement*
4.4          Form of Pooling and Servicing Agreement*
4.5          Form of Mortgage Loan Purchase and Assignment Agreement*
5.1          Opinion of Greenberg Traurig, LLP as to legality*
8.1 Opinion of Greenberg Traurig, LLP with respect to federal income tax matters (contained in Exhibit 5.1)
23.1         Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1         Powers of Attorney (included as part of signature page)
25.1         Statement of Eligibility and Qualification of Indenture Trustee
             (Form T-1)*

* To be filed by amendment.

                             ITEM 17. UNDERTAKINGS

(a)      UNDERTAKINGS PURSUANT TO RULE 415.

         The applicable undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements;

         provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking as to Incorporating Subsequent Exchange Act Documents by Reference.

         The applicable undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Undertaking as to Registration Statement Permitted by Rule 430A Under the Securities Act of 1933.

         The applicable undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Undertaking as to Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings.

         The applicable undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) UNDERTAKING AS TO FILINGS REGARDING ASSET-BACKED SECURITIES INCORPORATING BY REFERENCE SUBSEQUENT EXCHANGE ACT DOCUMENTS BY THIRD PARTIES.

         The applicable undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) UNDERTAKING AS TO FILINGS REGARDING ASSET-BACKED SECURITIES THAT PROVIDE CERTAIN INFORMATION THROUGH AN INTERNET WEB SITE.

         The applicable undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the applicable undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 30th day of September 2005.

                                        AAMES CAPITAL CORPORATION


                                        By: /s/ A. Jay Meyerson
                                            ------------------------------------
                                            Name:  A. Jay Meyerson
                                            Title: Chief Executive Officer


                                        AAMES CAPITAL ACCEPTANCE CORPORATION


                                        By: /s/ A. Jay Meyerson
                                            ------------------------------------
                                            Name:  A. Jay Meyerson
                                            Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                                Date
---------                   -----                                                ----

 /s/ A. Jay Meyerson        Chief Executive Officer (principal executive         September 30, 2005
--------------------        officer) and Director of Aames Capital Corporation
A. Jay Meyerson             and Aames Capital Acceptance Corporation


/s/ Jon D. Van Deuren       Chief Financial Officer (principal financial         September 30, 2005
---------------------       officer) and Director of Aames Capital Corporation
Jon D. Van Deuren           and Aames Capital Acceptance Corporation



/s/ Donald J. Puglisi       Director of Aames Capital Acceptance Corporation     September 30, 2005
---------------------
Donald J. Puglisi

                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John
F. Madden, Jr. and Patrick D. Grosso and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature                   Title                                                Date
---------                   -----                                                ----

 /s/ A. Jay Meyerson        Chief Executive Officer (principal executive         September 30, 2005
--------------------        officer) and Director of Aames Capital Corporation
A. Jay Meyerson             and Aames Capital Acceptance Corporation


/s/ Jon D. Van Deuren       Chief Financial Officer (principal financial         September 30, 2005
---------------------       officer) and Director of Aames Capital Corporation
Jon D. Van Deuren           and Aames Capital Acceptance Corporation



/s/ Donald J. Puglisi       Director of Aames Capital Acceptance Corporation     September 30, 2005
---------------------
Donald J. Puglisi

                                  EXHIBIT INDEX

1.1          Form of Underwriting Agreement*
3.1          Articles of Incorporation and By-Laws of Aames Capital Corporation*
3.2 Certificate of Incorporation and By-Laws of Aames Capital Acceptance Corporation*
4.1          Form of Trust Agreement*
4.2          Form of Indenture*
4.3          Form of Transfer and Servicing Agreement*
4.4          Form of Pooling and Servicing Agreement*
4.5          Form of Mortgage Loan Purchase and Assignment Agreement*
5.1          Opinion of Greenberg Traurig, LLP as to legality*
8.1 Opinion of Greenberg Traurig, LLP with respect to federal income tax matters. (contained in Exhibit 5.1)
23.1         Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1         Powers of Attorney (included as part of signature page)
25.1         Statement of Eligibility and Qualification of Indenture Trustee
             (Form T-1)*

*To be filed by amendment.